File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	92-1080856
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Ross Avenue, Suite 3400 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 715-7400

Copies to:

Hubert J. Crouch Chief Executive Officer 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 (972) 715-7400	Anna T. Pinedo Wendy Dodson Gallegos Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 (212) 506-2176

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Class S common stock, $0.01 per share; Class D common stock, $0.01 per share; Class I common stock, $0.01 per share and Class E common stock, $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

i

Glossary of Terms

Unless the context otherwise requires, when used in this Registration Statement, the following terms shall have the meanings set forth below.

“Adviser” means Invesco Advisers, Inc.

“Adviser Commitment Fee” means that certain fee that the Company pays the Adviser for 50% of any commitment fee charged to borrowers in connection with the origination of each new loan.

“Advisory Agreement” means that certain Amended and Restated Advisory Agreement, by and among, the Company, Invesco Commercial Real Estate Finance Investments, LP and the Adviser, dated as of May 5, 2023.

“Affiliated Fund” means the commingled investment funds managed by the Adviser or its affiliates, including any related successor funds, alternative vehicles, supplemental capital vehicles, seed funds, and co-investment vehicles.

“Asset Specific Financing” means a credit facility utilized the Company for the purpose of financing a pre-identified Credit Asset.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the Investments of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Benefit Plan Investors” means investors which are subject to the fiduciary provisions of ERISA or the prohibited transaction rules of Section 4975 of the Code.

“Board” means the board of directors of the Company.

“Borrower” means a property-owning entity.

“Borrowing Costs” means the fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs).

“Bylaws” means the bylaws of the Company.

“Canyon” means Canyon Partners Real Estate.

“Capright” means Capright Property Advisors, LLC.

“Cause” means material breach of the Advisory Agreement (which is not cured within 30 days), fraud, criminal conduct, conviction of a felony, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.

“CDO” means collateralized debt obligations.

“CFTC” means the U.S. Commodity Futures Trading Commission.

“Charter” means the Company’s Articles of Amendment and Restatement as amended or restated.

“Chatham” means Chatham Financial Corp.

“Class” means a class of the Company’s Shares.

“Client Investment Vehicle” means investment vehicles formed to permit certain investors to invest in the Company or in multiple Invesco-sponsored products.

“CLO” means collateralized loan obligations.

“CMBS” means commercial mortgage-backed securities.

“Code” means the Internal Revenue Code of 1986.

“Common Shares” means the following four shares of common stock of the Company: Class S Shares, Class D Shares, Class I Shares, and Class E Shares.

“Company” means Invesco Commercial Real Estate Finance Trust, Inc., a Maryland corporation.

“Company-Level Facilities” means credit facilities of the Company that are used to pay fees and expenses, finance investment activity and bridge Portfolio-Level Financing Arrangements. They are not included in the Company’s leverage ratio calculations because they are intended to be used as short-term cash management tools; provided, however, that any amounts outstanding under a Company-Level Facility for more than twelve (12) months will be included in the leverage ratio calculation until such amounts are repaid.

“Continuous Offering” means the continuous, unlimited private placement offering of Common Shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act), made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws.

“CRE Debt Securities” means investment grade, public and/or private commercial real estate debt securities.

“CRE OpCos” means operating companies in the business of or related to commercial real estate credit.

“Credit Assets” means loans and debt-like preferred equity interests secured by, or unsecured but related to, commercial real estate.

“Credit-Focused Accounts” means accounts advised by Invesco Real Estate which are primarily pursuing real-estate related lending opportunities in the United States.

“Dealer Manager” means Invesco Distributors, Inc.

“Dealer Manager Agreement” means that certain Dealer Management Agreement, by and among, the Company, Invesco Distributors, Inc. and Invesco Advisers, Inc., dated as of May 5, 2023.

“Debt Securities” means CRE Debt Securities and Non-CRE Debt Securities, which may also include government sponsored debt.

“Direct Leverage” means debt-on-debt/warehouse facilities and securitizations including but not limited to Warehouse Facilities, Asset Specific Financing and Term Loan Financing.

“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ESG” means environmental, social, and governance.

“EU” means the European Union.

“Excess Amount” means the amount of Operating Expenses during the previous four consecutive fiscal quarters in excess of the greater of 2.0% of Average Invested Assets or 25.0% of Net Income during such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FIRPTA” means the Foreign Investment in Real Property Tax Act of 1980, as amended.

“FTI” means FTI Consulting, Inc.

“IHCL” means Invesco Holding Company Limited.

“Independent Valuation Adviser” means independent valuation advisors. As of the date of this Registration Statement, these Advisers are Chatham and Capright.

“Interested Party” means a client of the Adviser or an entity that has a financial or other interest in Invesco Ltd., the parent company of the Adviser, or in any of its affiliates.

“Invesco” means Invesco Ltd.

“Invesco Real Estate” means the real estate investment center of the Adviser.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“Investments” means any Credit Assets or other investments by the Company, directly or indirectly, in property, real property, real estate-related assets or other assets.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Junior Tranche” means the B-note or mezzanine loan of the Credit Assets.

“Leverage Limitation” means a leverage ratio of 65%, where “leverage ratio” is measured by dividing (x) the sum of the Company’s outstanding liabilities under its Direct Leverage strategies, by (y) the aggregate value of the underlying collateral securing the loans in the Company’s portfolio that are not subordinated loans at the time that such leverage is incurred.

“LIBOR” means the London interbank offered rate.

“LTV” means loan-to-value.

“Management Fee” means the fee that Adviser receives from the Company, which is equal to 1.0% per annum of the NAV with respect to Class S Shares, Class D Shares and Class I Shares, calculated monthly in arrears based on the month-end NAV of the month immediately preceding the date on which the Management Fee is calculated, and payable quarterly in arrears.

“MBS” means mortgage-backed securities.

“MGCL” means the Maryland General Corporation Law.

“NAV” means the net asset value.

“Net Income” means for any period, our total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Investments.

“Non-CRE Debt Securities” means debt securities that are not real estate-related securities.

“Operating Expense Commencement Date” means March 31, 2024.

“Organization and Offering Expense Commencement Date” means March 31, 2024.

“Other Invesco Accounts” means the collective investment funds, REITs, vehicles, separately managed accounts, products or other similar arrangements sponsored, advised, or managed by the Adviser or one of its affiliates, including the Affiliated Funds, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, seed funds, co-investment vehicles, vehicles formed to co-originate loans, and other entities formed in connection with the Adviser or its affiliates side-by-side or additional general partner investments with respect thereto).

“Performance Fee” means the fee that the Adviser is paid based on the value of our portfolio of investments as determined in connection with our determination of NAV, which is calculated by the Adviser in accordance with our valuation guidelines.

“Performance Fee Income” means the calculation of net income (determined in accordance with U.S. GAAP) allocable to such class of Shares adjusted as follows: (i) prior to the Organization and Offering Expense Commencement Date, net income will exclude organization and offering expenses advanced by the Adviser during the relevant period and (B) prior to the Operating Expense Commencement Date, net income will exclude operating expenses (including Borrowing Costs) advanced by the Adviser during the relevant period or (ii) after the Organization and Offering Expense Commencement Date and the Operating Expense Commencement Date, as applicable, the calculation of net income will include: (A) organization and offering expenses previously advanced by the Adviser that were repaid by us during the calendar year period (or partial period); (B) operating expenses (including Borrowing Costs) previously advanced by the Adviser that were repaid by us during the calendar year period (or partial period); (C) organization and offering expenses incurred on or after the Organization and Offering Expense Commencement Date, with the exception of upfront selling commissions, dealer manager fees and stockholder servicing fees incurred during the calendar year period (or partial period); and(D) operating expenses (including Borrowing Costs) incurred on or after the Operating Expense Commencement Date during the calendar year period (or partial period).

“Portfolio Level-Financing Arrangements” includes Direct Leverage and Structural Leverage.

“Ramp-Up Period” means the period prior to the time that we have raised substantial offering proceeds and acquired a broad portfolio of Credit Assets.

“Registration Statement” means this General Form for Registration of Securities on Form 10 pursuant to the Securities Exchange Act of 1934.

“REIT” means real estate investment trust.

“REO” means real-estate owned.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement dated as of October 27, 2022, by and between Invesco Realty, Inc. and the Company, that issued a loan for the maximum aggregate amount of $30,000.

“RIG” means REIT Investment Group, LLC.

“SEC” means the Securities and Exchange Commission.

“SEC Proposed Rule” means the new rules and amendments to the Investment Advisers Act of 1940 that the SEC voted on in February 2022 that specifically relate to registration advisers and their activities with respect to certain private funds.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Tranche” means the A-note portion of the of the Credit Assets.

“Series A Preferred Stock” means the 12.5% Series A Redeemable Cumulative Preferred Stock, $0.01 par value per share.

“Share Repurchase Plan” means the plan whereby stockholders will be able to request that the Company repurchase all or any portion of their Common Shares on a monthly basis, subject to the terms and conditions of the plan.

“Shares” means Common Shares and Series A Preferred Stock.

“SOFT” means the secured overnight financing rate.

“SPE” means special purpose entities.

“Sponsor” means the fund or manager that owns or manages the Borrower.

“Stapled Unit” means a unit consisting of one share of each of the Series A Preferred Stock, Class D Share, Class I Share and Class S Share.

“Structural Leverage” means co-originations and A-note sales.

“Term Loan Financing” means a credit facility utilized by the Company for the purpose of financing a pre-identified pool of Credit Assets.

“Termination Fee” means three times the sum of the average annual Management Fee earned by the Adviser during the 24-month period immediately preceding the date of such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

“Total Return Per Share” means, with respect to any calendar year and with respect to any class of Common Shares, an amount equal to: (i) the cumulative distributions per share accrued with respect to such class of Shares since the beginning of the calendar year plus (ii) the change in NAV per Share of such class of Shares since the beginning of the calendar year, prior to giving effect to (y) any accrual for Performance Fees with respect to such class of Shares or (z) any applicable Stockholder Servicing Fees.

“U.S. GAAP” means the U.S. generally accepted accounting principles.

“USRPI” means a United States real property interest.

“Valuation Guidelines” means valuation guidelines whose overarching principle is to produce a valuation as of the measurement date that represents a fair and accurate estimate of the price that would be received for the Company’s assets, less liabilities, in an arm’s length transaction between a willing buyer and seller in possession of all material information about the Company’s assets and liabilities.

“Warehouse Facility” means a credit facility utilized by the Company for the purpose of financing Credit Assets.

Explanatory Note

Invesco Commercial Real Estate Finance Trust, Inc. is filing this General Form for Registration of Securities on Form 10 (this “Registration Statement”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless the context indicates otherwise, all references in this registration statement to “we,” “us,” “our,” or “the Company” refers to Invesco Commercial Real Estate Finance Trust, Inc.

We have filed this Registration Statement with the Securities and Exchange Commission (the “SEC”) under the Exchange Act on a voluntary basis to provide current information to holders of our common stock.

Once this registration statement is deemed effective, we will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(b) of the Exchange Act.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Cautionary Note Regarding Forward-Looking Statements

This Registration Statement contains forward-looking statements about our business and prospects, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate, and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our plans, strategies and objectives, which we consider to be reasonable, will be achieved.

You should carefully review the section entitled “Risk Factors” for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, including (but not limited to), as a result of new information and future events.

Item 1. Business

General

Invesco Commercial Real Estate Finance Trust, Inc. is a Maryland corporation formed on October 27, 2022, sponsored by Invesco Ltd. (“Invesco”) and managed by Invesco Advisers, Inc. (the “Adviser”), a subsidiary of Invesco. We are structured as a non-exchange traded, perpetual-life real estate investment trust (“REIT”), and therefore our securities are not listed on a national exchange, and as of the date of this Registration Statement there is no plan to list the securities on a national exchange.

Our primary investment strategy is to originate, acquire, and manage a diversified portfolio of loans and debt-like preferred equity interests secured by, or unsecured but related to, commercial real estate (the “Credit Assets”). To a lesser extent, we may purchase non-distressed public or private debt securities and invest in operating companies in the business of or related to commercial real estate credit.

We intend to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) commencing with the tax year ended December 31, 2023. We expect to invest substantially all of our assets through Invesco Commercial Real Estate Finance Investments, LP, a Delaware limited partnership and a wholly-owned subsidiary of the Company (the “Operating Partnership”), and through one or more special purpose entities (“SPEs”), formed to hold investments and carry out our investment strategies. We have four classes of shares of common stock: Class S Shares, Class D Shares, Class I Shares, and Class E Shares (together, the “Common Shares”). Our board of directors has also classified and designated 125 shares of 12.5% Series A Redeemable Cumulative Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock” and together with the Common Shares, the “Shares” and each class of such Shares, a “Class”).

We are not registered, do not intend to register or be required to register, as an investment company under the Investment Company Act. We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries or other controlled entities, so that we and each of our subsidiaries are not required, as such requirements have been interpreted by the SEC staff, to be registered as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities.

As a result of the restrictions of the Investment Company Act, we will be limited in the types of assets we acquire and hold and the manner in which we hold them. For example, Investment Company Act restrictions will limit our ability to acquire mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of certain securitizations, certain asset-backed securities and real estate companies, and non-real estate-related assets. In addition, we may be unable to dispose of assets that we would otherwise want to sell and may need to sell assets that we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests that we would otherwise want to acquire. Further, although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain an exception from, or otherwise avoid falling within, the definitions of investment company under the Investment Company Act.

We adopted a Share Repurchase Plan (the “Share Repurchase Plan”) whereby stockholders will be able to request that we repurchase all or any portion of their Common Shares on a monthly basis, subject to the terms and conditions of the Share Repurchase Plan, although we are not obligated to repurchase any Shares and may choose to repurchase only some, or even none, of the Common Shares that have been requested to be repurchased in any month in our discretion. Our ability to fulfill such repurchase requests will be subject to a number of limitations. As a result, Share repurchases may not be available each month. Under our Share Repurchase Plan, to the extent we choose to repurchase Shares in any month, we will only repurchase Shares as of the opening of the last calendar day of that month. Repurchases will be made at the Share transaction price in effect as of the opening of the last calendar day of that month, except that Shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. The total amount of aggregate repurchases of Common Shares is limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter.

Invesco Real Estate

Invesco Real Estate is the real estate investment center of the Adviser. Established in 1983, Invesco Real Estate currently has 21 offices across 16 countries and over 500 employees worldwide. As of December 31,

2022, Invesco Real Estate manages approximately $91.4 billion in real estate investments on behalf of investors globally. Invesco Real Estate has originated approximately $15.4 billion of real estate credit transactions since 2011 in North America, and has established in-house expertise in credit originations, structuring, and financing.

Investment Objectives

Our investment objectives are the following:

•	To provide stockholders with stable, current income in the form of monthly distributions;

•	To protect invested capital by maintaining credit standards, a disciplined credit mandate, a risk-based approach to balance sheet management and through proactive management of the portfolio; and

•

To create portfolio diversification by investing across different markets and property types, avoiding excess sponsor/borrower concentration, and by originating, acquiring, and managing different types of mortgages and other loans.

We cannot assure you that we will achieve our investment objectives. See the section entitled “Risk Factors” for more detailed descriptions of the risks related to investment in the Company.

As of the date of this Registration Statement, we have invested $157.4 million in two commercial real estate loans. We financed our investments with borrowings under our revolving credit facility and repurchase agreements.

To deploy our investment strategy, we may invest on a selective basis in co-investments with other clients advised by Invesco, joint ventures, and in Affiliated Funds with a commercial real estate strategy. “Affiliated Funds” are commingled investment funds managed by the Adviser or its affiliates, including any related successor funds, alternative vehicles, supplemental capital vehicles, seed funds, and co-investment vehicles. If we invest in Affiliated Funds, we expect to bear or pay management fees, performance fees and/or transaction fees to the Adviser or affiliates of the Adviser as well as operating expenses as a result of any investment in an Affiliated Fund. Any such investment will be subject to prior approval by the Company’s board of directors (the “Board”).

Invesco’s Investment

An affiliate of Invesco has committed to purchase $150,000,000 in Common Shares, which may be funded over time. Invesco’s affiliate may not submit the Shares it purchases for repurchase pursuant to the Share Repurchase Plan until the earlier of the fifth anniversary of the date that the affiliate made such commitment and the date that our aggregate NAV is at least $1.5 billion, and any such repurchase request may be accepted only after all requests from unaffiliated stockholders have been fulfilled. We may elect to repurchase all or any portion of the $150,000,000 in Common Shares acquired by Invesco’s affiliate at any time at a per Share price equal to the most recently determined NAV per Share for the applicable Class (or another transaction price we believe reflects the NAV per Share more appropriately than the prior month’s NAV per Share). Notwithstanding anything herein to the contrary, Invesco’s affiliate has agreed that it will hold the Shares issued to such affiliate representing its initial $200,000 of investment for so long as the Adviser or its affiliate acts in an advisory capacity to us.

Real Estate Investment Trust

We intend to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2023.

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•

satisfies the various requirements of the Code, including a requirement to distribute to stockholders at least 90% of its REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) each year; and

•

is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in an entity that is taxed as a corporation for U.S. federal income tax purposes.

Exchange Listing and Term of the Company

We are structured as a non-exchange traded, perpetual-life REIT. A “non-exchange traded REIT” is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share, plus any applicable upfront selling commissions and dealer manager fees.

The Common Shares generally differ from shares of REITs that are listed for trading on a stock exchange in a number of ways, including:

•

Shares of exchange-traded REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s assets and liabilities. Whereas, the estimated value of our assets and liabilities will be used to determine our NAV rather than the trading market.

•

An investment in the Common Shares has limited or no liquidity. We expect to provide limited liquidity through our Share Repurchase Plan. Our Share Repurchase Plan may be modified or suspended at any time. In contrast, an investment in an exchange-traded REIT is a liquid investment, as shares of an exchange-traded REIT can be sold on an exchange.

•	Exchange-traded REITs may be self-managed, whereas our operations are managed by the Adviser.

Borrowings

We expect to finance the Credit Assets through one or more Portfolio Level-Financing Arrangements. We will seek to maintain a target level ratio of 50% to 65% of the aggregate value of the underlying collateral for senior Credit Assets. We do not intend to incur Direct Leverage with respect to subordinated Credit Assets. Notwithstanding the foregoing, the Adviser may exceed the maximum leverage ratio of 65% during the period prior to the time that we have raised substantial offering proceeds and acquired a broad portfolio of Credit Assets (the “Ramp-Up Period”).

Subject to the limited exceptions described below, the Adviser will not, without the approval of the Board, cause the Company to incur new Direct Leverage if such incurrence would result in the leverage ratio exceeding 65% (the “Leverage Limitation”). There is no limit on the amount of leverage we may borrow with respect to any individual Credit Asset or portfolio of loans.

As used herein, “leverage ratio” is measured by dividing (x) the sum of our outstanding liabilities under our Direct Leverage strategies, by (y) the aggregate of the underlying collateral securing the loans in our portfolio that are not subordinated loans at the time such leverage is incurred. The value of the collateral underlying a Credit Asset is calculated as of the date on which the loan (or another instrument) is extended to the borrower.

Any refinancing of existing indebtedness will not be deemed to constitute incurrence of new Direct Leverage for purposes of the Leverage Limitation so long as the principal amount of Direct Leverage outstanding immediately after giving effect to the refinancing does not exceed the principal amount outstanding immediately prior to the refinancing.

We also may use Company-level credit facilities (“Company-Level Facilities”) to pay fees and expenses, finance investment activity and bridge Portfolio-Level Financing Arrangements. Company-Level Facilities are not included in our leverage ratio calculations because they are intended to be used as short-term cash management tools; provided, however, that any amounts outstanding under a Company-Level Facility for more than twelve (12) months will be included in the leverage ratio calculation.

For a discussion of the risks associated with our use of leverage, see the section entitled “Risk Factors.”

Related Invesco Accounts

U.S. Investment Opportunities

Invesco expects there to be sufficient investment opportunities for us within the investment guidelines because of the scale of the U.S. real estate market. We expect there will be overlap of opportunities, however, with certain Other Invesco Accounts (as defined below) that are actively investing, and possible overlap with future Other Invesco Accounts in the U.S. market. This overlap will from time to time create conflicts of interest, which the Adviser will seek to manage in a fair and equitable manner for the Adviser’s clients over time, while balancing the needs of such clients to complete transactions on a cost-effective and timely basis, and in accordance with the Adviser’s then-prevailing policies and procedures for U.S. opportunities. These procedures currently provide that we and Other Invesco Accounts advised by Invesco Real Estate which are primarily pursuing real-estate related lending opportunities in the United States (“Credit-Focused Accounts”) will receive priority for eligible investment opportunities on Invesco Real Estate’s debt log and that, subject to limited exceptions set forth in the applicable allocation policy, such opportunities will be rotated between us and other Credit-Focused Accounts unless we or the other Credit-Focused Account waives such opportunities (the Adviser’s client securing an opportunity is rotated below the client not securing such opportunity, including among the relevant Credit-Focused Accounts, except in limited circumstances). This process is completed in advance of the final Investment Committee meeting. To the extent that all Credit-Focused Accounts pass on an opportunity, Other Invesco Accounts not qualifying as a Credit-Focused Account will have access to the opportunity in accordance with the debt log and relevant allocation policies and procedures of the Adviser. Follow-on transactions with the same borrower on the same collateral or future transactions with the same sponsor that are cross-collateralized with one or more existing loans made by a client on the debt log will be first offered to the client which captured the initial transaction and, if secured by such client, will not necessitate rotation to the bottom of the client’s relative position on the log. Invesco Real Estate clients seeking a co-investment on an opportunity may use their position on a particular rotation log for a transaction as long as they can meet the timing and other relevant conditions for such transaction. In determining a co-investment partner among other Invesco Real Estate clients, if applicable, the rotation log policies and procedures will apply. There are exceptions to the use of the specific rotating basis for allocation, including that investment opportunities that are part of a client strategy to assemble like properties with a clearly defined and agreed-upon strategic and/or geographic focus may be allocated to the applicable client, discretionary capital sources may be given priority for investment sources for which a discretionary capital source is preferred, and investments that are part of a programmatic strategy between client and an operating partner will be allocated to the applicable client, in each case, regardless of the position of such clients in the rotation log. We will be included in the rotation log of Invesco Real Estate for debt/origination opportunities.

Waiver of such investment opportunities by us and other Credit-Focused Accounts will be subject to the following general considerations: (1) our investment objectives and those of such Credit-Focused Accounts; (2) the sourcing and timing of the transaction; (3) the size and nature of the investment; (4) the relative amounts of capital available for investment by us and such Credit-Focused Account; (5) the expected return profile, maturity profile, leverage profile, risk profile, and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification; (6) any structural and operational differences between us and such other Credit-Focused Account and any applicable investment limitations (including, without limitation, exposure limits, hedging limits and diversification considerations) of ours and such other Credit-Focused

Account, investment limitations, parameters or contractual provisions of ours and such other Credit-Focused Account; (7) the eligibility of us and such other Credit-Focused Account to make such investment under applicable laws; (8) any other applicable tax, accounting, legal, regulatory, compliance or operational considerations deemed relevant by the Adviser and its affiliates including, without limitation, maintaining our qualification as a REIT and our status as a non-investment company under the U.S. Investment Company Act of 1940 (the “Investment Company Act”); and (9) any other requirements contained in our corporate governance documents and those of such other Credit-Focused Accounts and any other considerations deemed relevant by the Adviser, Invesco and their affiliates in good faith. The Board is responsible for ensuring that the allocation methodology described above is applied fairly to us.

Non-U.S. Investment Opportunities

For non-U.S. opportunities, the Adviser’s affiliates, who are SEC-registered investment advisers (where registration does not imply any certain level of skill or training) or exempt reporting advisers, will allocate opportunities to us and Other Invesco Accounts investing in non-U.S. opportunities in what the Adviser’s affiliates believe are a fair and equitable manner over time, such decisions made at the relevant affiliates’ discretion while balancing the needs of such clients to complete transactions on a cost-effective and timely basis, and in accordance with the Adviser’s affiliates’ then-prevailing policies and procedures for non-U.S. opportunities. Such processes use a conflicts log that is designed to allocate opportunities to clients based on the order of their priority on the log when a conflict between two eligible clients arises.

Structure:

The following chart shows our current ownership structure including the Operating Partnership:

Board of Directors

We will operate under the direction of the Board. We currently have seven directors, four of whom have been determined to be independent of us, the Adviser, Invesco and their affiliates. The independent directors are responsible for reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates. The directors are elected annually by our stockholders. The names and biographical information of the directors are provided under “Directors and Executive Officers.”

Business Strategy Overview

To accomplish our investment objectives, we will primarily seek to originate, acquire, and manage Credit Assets. We expect that we will generally structure these Credit Assets as whole loans, B-notes, mezzanine loans, and/or debt-like preferred equity. Proceeds may be used by the Borrower or Sponsor for property acquisitions, refinancings, recapitalizations, repositioning or other purposes.

Central to our investment strategy is a focus on “credit over yield,” meaning that we will seek to make loans: (1) to experienced Sponsors seeking loans for commercial real estate properties, which are located in areas or regions that we believe to be liquid, (2) at leverage levels that we believe can be supported by the collateral, (3) generally at floating rates, and (4) primarily for business plans that seek to prioritize capital preservation over what we believe to be potentially excessive risk.

We expect to primarily originate, acquire, and manage Credit Assets that are secured or backed by real estate located in North America, however up to 30% of our assets (calculated at the time the transaction closes) may be invested in Europe and the Asia-Pacific region.

We expect to originate, acquire, and manage loans on properties within a broad range of commercial property types primarily in properties within sectors where Invesco Real Estate has sector convictions and bolstered by the team’s experience through various economic cycles. Specific sector convictions may change over time as market conditions change and different Credit Asset and other real estate related credit investment opportunities become available.

We may also engage in other activities as part of our overall strategy, as described below:

•

Debt Securities: To a lesser extent, we may purchase non-distressed public or private debt securities. We may make investments in investment grade, public and/or private commercial real estate debt securities (“CRE Debt Securities”) and debt securities that are not real estate (“Non-CRE Debt Securities” and collectively with CRE Debt Securities, “Debt Securities”), which may include government sponsored debt.

•	CRE OpCos: On a selective basis, we may invest in operating companies in the business of or related to commercial real estate credit through debt or equity investment.

•	Derivatives: In the ordinary course of business, we may hedge interest rate and foreign currency exposure with derivative financial instruments.

There can be no assurance that we will be able to implement our investment strategy or achieve our investment objectives.

Credit Assets

Credit Assets are the loans made by us secured by or related to commercial real estate and primarily structured as whole loans, B-notes, mezzanine loans, and/or debt-like preferred equity as described below.

Whole Loans

We originate, purchase and manage whole loans (or interests in whole loans) secured by first mortgage liens on commercial real estate, which provide financing to Sponsors or Borrowers. Whole loans are single issuance loans usually in an amount up to 80% of the underlying value of the collateral (“loan-to-value” or “LTV”). We may bifurcate this loan into a senior tranche, known as the A-note (“Senior Tranche”), and a junior tranche, known as the B-note or mezzanine loan (“Junior Tranche”) with the intention of selling the Senior Tranche and retaining the Junior Tranche. The Senior Tranche will usually comprise the first 50% to 65% of the LTV of such Credit Asset, and the Junior Tranche will represent the remaining, subordinated amount of the whole loan. In the event of a Borrower default, a whole loan generally will be paid off before other forms of debt or equity of the Borrower that are outstanding. When the whole loan is divided into a Senior Tranche and Junior Tranche structure, the Senior Tranche will receive priority of payment before the Junior Tranche is paid.

B-Notes

We may originate, purchase and manage B-notes, which are typically privately negotiated loans that are secured by first lien mortgages on a single commercial property or groups of related commercial properties and subordinated to A-notes secured by prior positions in the same first lien mortgages on the same property or groups of properties. The subordination of a B-note typically is evidenced by a co-lender agreement with the holder of the related A-note. A B-note is subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A-note.

Mezzanine Loans

We may originate, purchase and manage mezzanine loans, which are loans made to Sponsors that are secured by pledges of their equity ownership interests in the entity holding the underlying real property. Mezzanine loans are junior to whole loans (both A-notes and B-notes) and first mortgage loans, which are secured by first or second mortgage liens (collectively referred to as senior loans), but are senior to the equity ownership interest. Upon default, we can foreclose on the equity ownership interests pledged and hold equity ownership of the commercial real estate subject to performance on the senior mortgage loans.

Preferred Equity

We may choose to structure an investment as preferred equity that contains debt-like features. Preferred equity generally ranks junior to all existing and future indebtedness, including senior and mezzanine loans, but ranks senior to the Borrower’s common equity. Preferred return payments are similar to interest payments in that they are paid from cash flows. If cash flows are unavailable for these payments, the interest may accrue over time adding to the principal amount to be repaid. Upon default, we can exercise control and may take ownership of the commercial real estate subject to performance on the senior mortgage loans.

Loan Terms

In seeking to achieve our investment objectives, we will generally target the following qualifications and terms when originating, structuring, and evaluating Credit Assets. Actual loan terms will be subject to the prevailing market standards at the time the loan is extended, and the terms listed in this section may not ultimately be obtained:

•	Sponsor Qualifications – We will seek to identify Borrowers with strong sponsorships that we believe have solid credit histories, a demonstrated loan repayment history, and access to capital.

•

Loan Amounts – We will seek to lend 65% to 75% of the collateral value for individual Credit Assets, but will not exceed 80% of the LTV on any individual Credit Asset, and a maximum 75% portfolio LTV ratio on our portfolio as a whole.

•

Interest Rate – Credit Assets targeted by us generally will be subject to floating interest rates, which the Adviser believes will generally allow stockholders to benefit from a rising interest rate environment while simultaneously providing a hedge against inflation. Floating interest rate loans will generally be structured with interest rate floors, and Borrowers will typically be required to purchase interest rate caps. Fixed rate financing may also be utilized in certain circumstances.

•

Term – Credit Assets targeted by us generally will be short-term, typically ranging in length from 3-5 years with one-year extension options. Credit Asset maturities will generally align with other property-level financing, if any, and will consider business plan execution and exit timing for each transaction.

•

Downside Protection – We will seek terms that incorporate one or more structural elements designed to preserve and protect investor capital, which may include reserves, cash flow sweeps/lockboxes, holdbacks/earn-outs, non-recourse carve-outs, and Sponsor guarantees, among other elements.

•

Collateral – The Credit Assets targeted by us will be secured or backed by high-quality commercial real estate properties that are (1) predominantly “core-plus” risk profiles (although core and high yield credit profiles will also be considered), (2) typically located in areas or regions that we believe to be liquid, and (3) in property-type sectors in which we have high conviction, as described in more detail below.

•	Fees – Market conditions permitting, we will seek to structure fees related to commitment (or origination), extension, modification and exit that will be payable by the Borrowers.

Risk Profile

We expect to make loans on commercial real estate with profiles that the Adviser believes span the risk/return spectrum. We will primarily target commercial real estate with a core plus (moderate risk) profile, but we may also originate or acquire commercial real estate loans with core (lower risk) and high yield (higher risk) profiles.

Core - Lower risk investment style (otherwise known as investment grade) secured by properties with stable cash flows without significant near-term lease expirations or material renovations needed.

Core Plus - Moderate risk profile such as (1) loans secured by transitioning properties requiring leasing and/or moderate renovations, (2) modest leverage on senior loans (typically 50% to 65% LTV), (3) subordinate debt investments, or (4) construction loans limited to properties in strong markets with experienced Sponsors.

High Yield - Higher risk and return metrics for investments such as: (1) transitional loans secured by properties requiring significant development or repositioning, (2) higher leverage mezzanine debt and preferred equity (typically 75% to 80% LTV), (3) construction loans at varying leverage levels, (4) riskier borrower profiles, and (5) distressed debt.

Market & Sector Selection

We will seek to originate, acquire, and manage a diverse portfolio of Credit Assets secured by commercial real estate properties in property type and market combinations where the Adviser believes fundamentals support the basis of each loan, the property business plan execution, and an ability to be repaid all proceeds within the stated loan term and/or extensions.

We will seek to leverage the market knowledge embedded within Invesco Real Estate’s platform since its inception over 40 years ago. Invesco Real Estate will utilize its data science capabilities and review information derived from top-down economic data and bottom-up property-level data to seek to identify what it believes to be the best performing market and sector combinations.

Market Selection

We will primarily seek to originate, acquire, and manage Credit Assets that are secured or backed by real estate located in North America. We may selectively diversify our portfolio on a global basis through Credit Assets secured or backed by properties located within specific countries in Europe (European Union, Norway, United Kingdom, and Switzerland) and the Asia-Pacific region (Australia, New Zealand, Japan, South Korea, Hong Kong, and Singapore) up to 30% of our assets, calculated at the time the transaction closes.

Sector Selection

Generally, we will seek to originate, acquire, and manage loans within a broad range of commercial property types primarily in, but not limited to, multifamily, single-family rental, senior housing, industrial, industrial outdoor storage, self-storage, life science, and select lifestyle and grocery anchored retail, and to a lesser extent ground leases, net leases, medical office, cold storage, data centers, manufactured housing, and other specialty product types. Specific sector selections may change over time as market conditions change and different opportunities become available.

Financing Arrangements

We use leverage to provide additional funds to support our investment activities. In addition to our subscription facility or other Company-Level Facilities we may enter into, we expect to incur indebtedness through the financing arrangements described below:

1. Structural Leverage: We may elect to reduce our position in the whole loans through co-origination or A-note sales, which will eliminate our exposure or liability associated with the Senior Tranche of the loan, as described below:

•

Co-Origination: We may co-originate a whole loan in conjunction with a senior lender and simultaneously close on the Junior Tranche. This structure allows for matched-term and generally non-recourse financing of the portfolio, without cross-collateralization.

•

A-note Sales: We may split a whole loan into two pieces (Senior Tranche / Junior Tranche) and sell the Senior Tranche to a third-party. This structure allows for matched-term and generally non-recourse financing, without cross-collateralization.

2. Direct Leverage: We may elect to borrow against our credit assets through the kinds of arrangements described below:

•	Loan Facilities:

➣

Warehouse Facility – a credit facility, such as a repurchase agreement, used by us for the purpose of financing Credit Assets. Defining characteristics generally include: non-match term, credit based margin calls, partial recourse, and cross collateralization with other Credit Assets on the same Loan Facility.

➣

Asset Specific Financing (Debt-on-Debt) – a credit facility used by us for the purpose of financing a pre-identified Credit Asset. Defining characteristics generally include: match term, no margin call rights, partial to no recourse, and no cross collateralization with other Credit Assets.

➣

Term Loan Financing (Debt-on-Debt) – a credit facility used by us for the purpose of financing a pre-identified pool of Credit Assets. Defining characteristics generally include: match term, no margin call rights, partial to no recourse, and cross collateralization with other Credit Assets on the same Loan Facility.

•

Securitization: We may choose to contribute all or a subset of the Credit Assets in the portfolio to an asset-backed securitized offering, such as a commercial real estate collateralized loan obligation, commercial mortgage-backed securities (“CMBS”), or some other structured finance vehicle. Defining characteristics generally include: match term, no margin call rights, no recourse, and cross collateralization with other Credit Assets on the same securitization.

There is no limit on the amount we may borrow with respect to any individual Credit Asset or a sub-portfolio of Credit Assets. Our target leverage ratio after the Ramp-up Period is approximately 50-65%. After the Ramp-Up Period, our investment guidelines limit our maximum leverage ratio to 65%.

“Leverage ratio” is measured by dividing (x) the sum of our outstanding liabilities under our Direct Leverage strategies, by (y) the aggregate value of the underlying collateral securing the loans in our portfolio that are not subordinated loans at the time that such leverage in incurred. We will not place debt on subordinated loans or Junior Tranche positions in the portfolio.

Company-Level Facilities are not included in the leverage ratio calculation because they are intended to be used as short-term cash management tools; provided that any Company-level credit facility outstanding more than twelve months will be included in the leverage ratio calculation.

Debt Securities

We may invest up to 10% of our assets in Debt Securities as part of our investment strategy. Investments in Debt Securities are designed to supplement current income of our Credit Assets through the purchase of non-distressed public or private debt securities as described in more detail below.

We intend to invest in liquid CRE Debt Securities focused on non-distressed, investment grade, public and private real estate-related debt securities, including, but not limited to, CMBS, corporate bonds, mortgage loans, real estate mortgage investment conduits, and other forms of debt, mezzanine and preferred equity. Although our CRE Debt Securities portfolio will principally be comprised of securities in which the underlying properties are located in the United States, we may selectively diversify our portfolio on a global basis through Debt Securities in which the underlying properties are located outside the United States.

We may also purchase Non-CRE Debt Securities, including but not limited to, U.S. government securities including bills, notes and bonds issued or guaranteed by the U.S. Treasury, U.S. government agencies or instrumentalities, non-U.S. government securities, certificates of deposit issued against funds deposited in a bank or a savings and loan association, commercial paper, bankers’ acceptances, fixed time deposits, shares of money market funds, credit-linked notes, repurchase agreements with respect to any of the foregoing, or any other fixed income securities that the Adviser considers consistent with this strategy.

Operating Companies

On a selective basis, we may invest directly in operating companies in the business of or related to commercial real estate credit (referred to herein as CRE OpCos). We may invest in CRE OpCos through private debt or equity offerings.

Ramp-Up Period

The Adviser may deviate from the target ratios during the Ramp-Up Period. During the Ramp-Up Period, the Adviser will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. When the Adviser determines that the Ramp-Up Period has ended, the Adviser will notify the Board and provide its reasoning for the decision. If the Board does not object to the Adviser’s conclusion that the Ramp-Up Period has concluded, then within thirty days after the Adviser’s notice to the Board that the Ramp-Up Period has concluded, the Ramp-Up Period will be deemed to have concluded and the Adviser will be expected to maintain the foregoing portfolio allocations, maximum leverage ratio described below, and all other investment restrictions here. The Adviser may also deviate from the target ratios during other periods in which the Adviser determines that economic or market conditions are unfavorable for us. In the event the Adviser makes such determination, the Adviser will notify the Board and the Board may object to such deviations.

Valuation Policy

The overarching principle of our valuation guidelines is to produce a valuation as of the measurement date that represents a fair and accurate estimate of the price that would be received for our assets, less our liabilities, in an arm’s length transaction between a willing buyer and seller in possession of all material information about our assets and liabilities. Under the direction of the Board, these valuation guidelines (“Valuation Guidelines”) will be administered by the Adviser, with the assistance of one or more independent valuation advisors (each an “Independent Valuation Adviser” and collectively, the “Independent Valuation Advisers”) that will provide valuations of certain assets and liabilities as described herein. As of the date of this Registration Statement, we have engaged Chatham Financial Corp. (“Chatham”) and Capright Property Advisors, LLC (“Capright”) as Independent Valuation Advisers.

The calculation of NAV is intended to equal the value of all our assets, including Credit Assets, Debt Securities, cash, receivables and other assets obtained in the ordinary course of business; less our outstanding liabilities, including but not limited to Company-Level Facilities and portfolio-level facilities, securitized loans, payables, and other liabilities incurred in the ordinary course of business. NAV will likely differ from the book value of our equity reflected in our financial statements. See the section entitled “Valuation Guidelines” for additional information regarding the methodology for calculating NAV.

The Independent Valuation Advisers will be selected by the Adviser and approved by the Board, including a majority of independent directors. In special situations when, in the Adviser’s reasonable judgment, the administration of these Valuation Guidelines would otherwise result in a valuation that does not represent a fair and accurate estimate of the value of our assets and liabilities or the price that would be received for our Shares in an arm’s length transaction between market participants in an orderly transaction, the Adviser and, to the extent of the Independent Valuation Advisers’ responsibilities with respect to the valuation of our assets and liabilities, the applicable Independent Valuation Adviser, may apply alternative methodologies; provided, however that the Adviser and, if applicable, the applicable Independent Valuation Adviser, will notify the Board of any alternative methodologies utilized and their impact on the overall valuation of our assets and liabilities at the next scheduled meeting.

Each year, the Board, including a majority of the independent directors, will review the appropriateness of these Valuation Guidelines. From time to time, the Board, including a majority of the independent directors, may adopt changes to these Valuation Guidelines if the Board (1) determines that such changes are likely to result in (a) a more accurate reflection of the NAV or (b) a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of the NAV. In its discretion, the Board, including a majority of the independent directors, has the right to engage additional independent valuation firms to confirm the valuation of our assets and liabilities and to assist with the Board’s annual review of these Valuation Guidelines.

Fair market value of our portfolio will be determined as appropriate for each type of investment in our portfolio, in the manner set out in the Valuation Guidelines.

Each valuation report prepared by the Independent Valuation Advisers is addressed solely to us. The Board has delegated to the Adviser the responsibility for monitoring significant events that may materially affect the values of our assets and liabilities for determining whether the existing valuations should be re-evaluated prior to the next scheduled monthly valuation in light of such significant events.

The Board will not be involved in the periodic valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. The Independent Valuation Advisers will report directly to the Board and will not be affiliated with us or the Adviser. The Board, including a majority of the independent directors, may replace the Independent Valuation Advisers at any time. The Adviser, with the approval of the Board, including a majority of the independent directors, may engage additional Independent Valuation Advisers.

Human Capital Management

We have no employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the Advisory Agreement, and we pay fees associated with such services.

General Corporate Information

Our principal executive offices are located at 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 and our telephone number at that address is (972) 715-7400.

Public Information

After this Registration Statement becomes effective, we will file annual, quarterly and current reports, proxy statements and other documents with the SEC. We do not yet have a website. Our SEC filings will be available to the public on the SEC’s website at http://www.sec.gov.

Item 1A. Risk Factors

The following factors and other factors discussed in this Form 10 could cause our actual results to differ materially from those contained in forward-looking statements made in this Registration Statement or presented elsewhere in future SEC reports. Carefully consider each of the risks, assumptions, uncertainties and other factors described below and elsewhere in this Registration Statement, as well as any reports, amendments, or updates reflected in subsequent filings with the SEC. We believe these risks, assumptions, uncertainties and other factors, individually, or in the aggregate, could cause our results to differ materially from expectations and could materially and adversely affect our business, results of operations, prospects, financial condition and liquidity.

Risk Factors Summary

This section summarizes some of the risks potentially affecting our business, results of operations, prospects, financial condition and liquidity. This summary does not address all of the risks that we face and should be read in conjunction with the full risk factors contained below.

Risks Related to Our Organizational Structure

•	We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives

•

The Adviser acts as an investment adviser for other companies and commingled investment vehicles and therefore will face conflicts of interest with respect to, among other things, the allocation of investment opportunities among us and such other clients and the allocation of time of its investment professionals and the substantial fees we will pay to the Adviser

•	The Adviser manages our portfolio pursuant to broad investment guidelines and generally is not required to seek the approval of the Board for each Credit Asset or other investment

•	We may change our investment and operational policies without stockholder consent

Risks Related to Investments in Real Estate Credit Assets

•	We face risks related to the origination or acquisition of whole loans, including the risk of default or insolvency of the Borrower

•

We face creditor risks with respect to our portfolio including (1) the possible invalidation of an investment transaction as a “fraudulent conveyance” under the relevant creditors’ rights laws, (2) so called lender liability claims by the issuer of the obligations and (3) environmental liabilities

•

We face risks associated with the nature of mezzanine investments, which has significant leverage ranking ahead of our investments, as we will be restricted in the exercise of our rights in respect of our mezzanine investments by the terms of subordination agreements

•	Our investments in Credit Assets may be risky and illiquid due to the absence of an established market for the portfolio of Credit Assets

•	B-Notes and A/B structures may pose additional risks that may adversely affect our results of operations

Risks Related to Investments in Real Estate-Related Debt Securities

•	Some of our investments in Debt Securities may become distressed, which would potentially cause a high risk of default and may become illiquid

•	We will face “spread widening” risk related to our investment in securities causing the securities prices to fall

Risks Related to Debt Financing

•	We may not be able to obtain leverage

•	If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target

•	We may use repurchase agreements to finance our Credit Assets, CRE Debt Securities and Non-CRE Debt Securities, which may expose us to risks that could result in losses and harm our liquidity

•

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders or cause untimely asset sales to raise cash for balloon payments

Risks Related to our Relationship with the Adviser and its Affiliates

•	We will depend on the Adviser and its key personnel

•

We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives

•	The agreements entered into with the Adviser and other affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party

Risk Related to Conflicts of Interest

•	There is a risk in the conflict of interest in the calculation of the Management Fee and Performance Fee by the Adviser in connection with its determination of NAV

•	Certain principals and employees may be involved in and have a greater financial interest in the performance of Other Invesco Accounts, and such activities may create conflicts of interest

•	Invesco, the Adviser and their affiliates engage in a broad range of activities and such activities may conflict with our interests

•	Invesco’s policies and procedures may prevent it from pursuing certain investment opportunities that would be attractive to us

•	Investments in Affiliated Funds could result in additional fees to the Adviser

•	Conflicts may arise for the Adviser with respect to transactions with Adviser affiliates and other Invesco-related parties

•	Access to material, non-public information may restrict the Adviser from conducting certain beneficial transactions on our behalf

•	Possible future activities of the Adviser and its affiliates beyond the current range of services provided may give rise to further conflicts of interest

•	Our management team may face conflicts in allocating time and resources between various projects

Risks Related to Our Organizational Structure

We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives

We are a newly formed entity with no operating history and may not be able to achieve our investment objectives. As of the date of this Registration Statement, we have not originated or acquired any loans or other real estate debt investments and do not have any operations or financing. We cannot assure stockholders that the past experiences of the Adviser and its affiliates will be sufficient to allow us to successfully achieve our investment objectives.

The Adviser acts as investment adviser for other companies and commingled investment vehicles

The Adviser and its principals are not required to devote all of their time to our affairs and may advise and manage other investments and other commingled investment vehicles which are not yet formed. Our performance could be adversely affected by the other professional commitments of such persons.

Stockholders have no right to participate in management of the Company

Stockholders are precluded from active participation in making investment decisions with respect to the Company, and will have no right or power to take part in our management or control of, and therefore must rely solely on the Board and the Adviser to conduct our affairs. Accordingly, no person should purchase our Shares unless such person is willing to entrust all aspects of the management of the Company to the Board and the Adviser.

Past performance of Invesco Real Estate is not indicative of our future results

This Registration Statement includes certain information regarding the backgrounds of Invesco Real Estate’s investment professionals and others associated with the Invesco Real Estate, including information regarding activities of other firms and organizations with which they have been involved. Identifying and originating or participating in attractive Credit Asset investment opportunities is difficult. There is no assurance that our portfolio of Credit Assets will be profitable and there is a substantial risk that our losses and expenses will exceed our income and gains. Any return on investment to the stockholders depends upon the Adviser creating a successful portfolio of Credit Assets on our behalf. Many investment decisions by the Adviser will be dependent upon the ability of its employees and agents to obtain relevant information from non-public sources and the Adviser often will be required to make decisions without complete information or in reliance upon information provided by third parties that is impossible or impracticable to verify. The marketability and value of each Credit Asset will depend upon many factors beyond our control.

The Adviser manages our portfolio pursuant to broad investment guidelines and generally is not required to seek the approval of the Board for each Credit Asset or other investment, financing or asset allocation decision it makes, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition

The Board approved broad investment guidelines that delegate to the Adviser the authority to execute activities consistent with a credit strategy including but not limited to originations, acquisitions, financing, sales and securitizations and dispositions of commercial real estate-related loans on our behalf, in each case so long as such investments are consistent with the investment guidelines and our Articles of Amendment and Restatement (as amended or restated from time to time, the “Charter”). There can be no assurance that the Adviser will be successful in applying any strategies or discretionary approach to our investment activities. The Board reviews our investment guidelines on an annual basis (or more often as it deems appropriate) and reviews our portfolio of investments periodically. The prior approval of the Board or a committee of independent directors will be required for transactions with affiliates of the Adviser or for investing activities that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews of the portfolio during the Board’s periodic meetings (as described herein), the Board will rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by the Board.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, loan repayments, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources

We may not generate sufficient cash flow from operations to fully fund distributions to our stockholders, particularly during the early stages of our operations. Therefore, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or proceeds from our continuous private placement offering (including the sale of Shares). The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee paid by us (the “Management Fee”) in Common Shares, how quickly we invest the proceeds from the Continuous Offering or any future offering and the performance of our loan portfolio, other credit assets and CRE Debt Securities, including our real estate-related securities portfolio. Funding distributions from the sales of Credit Assets, securitizations, borrowings, loan repayments or offering proceeds will result in us having less funds available to originate or acquire loans, or invest in commercial real estate-related investments. As a result, the return a stockholder realizes on its investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of Shares (or other securities) will dilute stockholders’ interest in us on a percentage basis and may impact the value of the stockholders’ investment especially if we sell these securities at prices less than the price the stockholder paid for its Shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

We face risks associated with the deployment of our capital

In light of our Continuous Offering, our investment strategies and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and originating or purchasing suitable Credit Assets on attractive terms, there could be a delay between the time we receive net proceeds from our Continuous Offering and the time we invest such net proceeds. We may also from time to time hold cash pending deployment into Credit Assets or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments.

In the event we are unable to find suitable Credit Assets or other real estate related investments such cash may be maintained for longer periods which would be dilutive to investment returns of stockholders. This could cause a substantial delay in the time it takes for a stockholder’s investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into Credit Assets will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of our Continuous Offering or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

If we are unable to raise substantial additional funds, we will be limited in the number and type of investments we make which will result in lower levels of diversification of our portfolio

If we are unable to raise substantial additional funds, we will originate or purchase fewer investments resulting in less diversification in terms of the type, number and size of our portfolio of Credit Assets. Moreover, the potential impact of any single asset’s performance on the overall performance of our portfolio increases. Furthermore, we may make investments involving contemplated sales or refinancings that do not actually occur as expected, which could lead to increased risk as a result of us having an unintended long-term investment and reduced diversification. Further, we expect to have certain fixed operating expenses, regardless of whether we can raise substantial funds in our Continuous Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to stockholders in the future.

The Board may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her Shares

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a Board resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the Board into three classes;

•	requiring a two-thirds vote of stockholders to remove directors;

•	providing that only the Board can fix the size of the Board;

•

providing that all vacancies on the Board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	providing for a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ Shares. Pursuant to our Charter we have elected, once we are eligible to make such an election, that vacancies on the Board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our Charter and the Bylaw of the Company (the “Bylaws”), we vest in the Board the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions described above, but our Charter does not prohibit the Board from opting into any of these provisions in the future (to the extent we are eligible at such time to do so).

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if the Board approved in advance the transaction by which such person would otherwise have become an interested stockholder. In approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by the Board. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by the Board and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding Shares of our voting stock; and

•

two-thirds of all of the votes entitled to be cast by holders of outstanding Shares of our voting stock other than those Shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be affected or held by an affiliate or associate of the interested stockholder.

These supermajority voting provisions do not apply if, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its Shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board prior to the time the interested stockholder becomes an interested stockholder. The Board has adopted a resolution exempting any business combination involving us and any person, including Invesco and the Adviser, from the provisions of this law, provided that such business combination is first approved by the Board.

Our Charter permits the Board to cause us to issue additional preferred stock on terms that may be senior to the rights of the holders of our current common stock or discourage a third party from acquiring us

The Board is permitted, subject to certain restrictions set forth in our Charter, to authorize the issuance of Shares of preferred stock without stockholder approval. The Board previously issued Series A Preferred Stock pursuant to the Articles Supplementary. In the event of our dissolution, liquidation or winding up, the holders of Shares of Series A Preferred Stock are entitled to a liquidation preference equal to the sum of (i) $1,000.00 per Series A Preferred Share, (ii) an amount equal to all accrued and unpaid distributions thereon through and including the date of payment, and (iii) if the liquidation event occurs before the redemption premium, or December 31, 2024, expires, the premium in effect on the date of payment, before any distribution of assets is made to holders of any junior securities.

Further, the Board may classify or reclassify any unissued Shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any Class or series that we have authority to issue without stockholder approval. Thus, the Board could authorize us to issue additional Shares of preferred stock with terms and conditions that could be senior to the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or statutory share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Charter limits the personal liability of our directors and officers for monetary damages to the maximum extent permitted by Maryland law. Maryland law and our Charter provide that no director or officer will be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our Charter generally requires us to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, our stockholders and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce stockholders and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. See Item 12 “Indemnification of Directors and Officers” for additional information.

The issuance of additional Shares by us will dilute stockholder’s interest

Our current stockholders do not have preemptive rights to any Shares that we issue in the future. Under our Charter, we have authority to issue a total of 2,050,000,000 Shares. Of the total Shares authorized, 2,000,000,000 Common Shares with a par value of $0.01 per share, 500,000,000 of which are classified as Class S Shares, 500,000,000 of which are classified as Class D Shares, 500,000,000 of which are classified as Class I Shares and 500,000,000 of which are classified as Class E Shares, and 50,000,000 shares are classified as preferred stock with a par value of $0.01 per share In addition, the Board may amend our Charter from time to time to increase or decrease the aggregate number of authorized Shares or the number of authorized Shares of any Class or series without stockholder approval. The Board may elect, without stockholder approval, to: (1) sell additional Shares of our common stock in the Continuous Offering or future private or public offerings; (2) issue Shares of our common stock in private offerings; (3) issue Shares of our common stock upon the exercise of the options we may grant to our independent directors or future employees; (4) issue Shares of our common stock to the Adviser, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us; (5) issue Shares of our common stock to sellers of properties we acquire, or (6) issue equity incentive compensation to the senior executive officers of service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. The sale of additional securities will dilute stockholder’s interest in us on a percentage basis and may impact the value of a stockholder’s investment especially if we sell these securities at prices less than the price paid for Shares.

We depend on the Adviser to develop appropriate systems and procedures to control operational risk

Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We rely heavily on Invesco’s financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors. The personnel of Invesco are engaged in other business activities, which could distract them, divert their time and attention such that they could no longer dedicate a significant portion of their time to our businesses or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth

We rely heavily on Invesco’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled because of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks which may continue to increase in sophistication and frequency in the future. Attacks on Invesco and its affiliates’ and service providers’ systems could involve, and in some instances have in the past involved, attempts that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, including through the introduction of computer viruses and other malicious code.

Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Invesco and its affiliates’ and service providers’ information and technology systems may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. There has been an increase in the frequency and sophistication of the cyber and security threats Invesco faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target Invesco because Invesco holds a significant amount of confidential and sensitive information about its investors, its affiliates and current and potential investments. As a result, Invesco may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on Invesco’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures Invesco takes to evaluate the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.

Invesco’s risk management systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Invesco does not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Invesco, us or a portfolio entity, each of whom could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in our, Invesco’s, its affiliates’ or our portfolio entities’ operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to stockholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of Invesco or portfolio entities. Invesco Real Estate or a portfolio company/entity could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.

In addition, Invesco operates in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which Invesco operates have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including the General Data Protection Regulation in the European Union (the “EU”) that went into effect in May 2018. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize Invesco, its employees’ or our investors’ or counterparties’ confidential and other information processed and stored in, and transmitted through Invesco’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of Invesco’s business, liability to our investors and other counterparties, regulatory intervention or reputational damage. Furthermore, if Invesco fails to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our investors to lose confidence in the effectiveness of our or Invesco’s security measures.

Finally, we will depend on Invesco’s headquarters in Atlanta, Georgia, its offices in Dallas, Texas, where Invesco Real Estate is headquartered, and certain other offices located elsewhere, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting Invesco’s offices, could have a material adverse impact on our ability to continue to operate our business without interruption. Invesco’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

The ownership of our voting stock may be concentrated in a relatively small number of stockholders

The majority of the outstanding Shares of voting stock may be held by a relatively small number of stockholders. For example, as of the date of this Registration Statement, currently a significant percentage of our outstanding Common Shares are held by Invesco Realty, Inc. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” for more information. Such a concentration of the ownership of reduces the relative ability of any minority stockholders to influence matters submitted to a vote of our stockholders.

We may change our investment and operational policies without stockholder consent

We may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this Registration Statement. The Board also approved broad investment guidelines with which we must comply, but these guidelines provide the Adviser with broad discretion and can be changed by the Board. A change in any of our investment strategies may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition. Under the Maryland General Corporation Law (the “MGCL”) and our Charter, stockholders have a right to vote only on limited matters. The Board’s broad discretion in setting guidelines and stockholder’s inability to exert control over those guidelines increases the risks and uncertainty faced by stockholders.

We may face certain other regulatory risks

As a result of previous financial crises and highly-publicized financial scandals, the regulatory environment in which we, the Board and the Adviser operate or are managed or the way in which they are structured is subject to heightened regulation. The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) established new regulatory requirements intended to enhance the regulation of markets, market participants and financial instruments. It is also impossible to determine the scope and extent of the impact of any additional new laws, regulations or initiatives that may be proposed, or whether proposals will become law. Compliance with Dodd-Frank and other new laws or regulations could make compliance more difficult and expensive and affect the manner in which we, the Board and the Adviser operate, are managed and/or are structured. Moreover, as calls for additional regulation have increased, there may be a related increase in regulatory investigations of the type of investment activities carried out by us, the Board and the Adviser. Such investigations may impose additional expenses on us, may require the attention of senior management and may result in fines if we are deemed to have violated any regulations.

Risks Related to Investments in Real Estate Credit Assets

We will originate or purchase Credit Assets, such as loans, which involve risks

We will originate or purchase Credit Assets such as loans secured by real property or pledges of the borrowers’ interests in a limited liability company or partnership that holds improved or unimproved real estate. If interest rates or financial markets change, or there is an adverse development with respect to such a property, we may be unable to obtain repayment of the loan or to dispose of its interest at a price sufficient to recover our investment. If there is a default under a mortgage loan held by us, we will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. There can be no assurance that we will be able to liquidate a defaulted mortgage loan successfully or in a timely fashion. In addition to the risks of borrower default (including loss of principal and nonpayment of interest) and the risks associated with real property investments, we will be subject to a variety of risks in connection with such debt investments, including the risks of lack of control, mismanagement or decline in value of collateral, contested foreclosures, bankruptcy of the debtor, claims for lender liability, violations of usury laws and the imposition of common law or statutory restrictions on our exercise of contractual remedies for defaults of such Credit Assets.

Real estate related investments, such as Credit Assets, generally have a high degree of risk

Our portfolio of Credit Assets is subject to the risks generally incidental to ownership and operation of income-producing real estate. Real estate values are affected by a number of factors, including: (i) the illiquidity of real estate assets; (ii) the possibility that cash generated from operations will not be sufficient to meet fixed obligations; (iii) changes in economic conditions affecting real estate ownership directly or the demand for real estate; (iv) changes in the general economic climate or in national or international economic climate; (v) the need for unanticipated expenditures in connection with environmental matters; (vi) changes in tax rates and other operating expenses; (vii) adverse changes in laws, governmental rules (including those governing usage, improvements, zoning and taxes) and fiscal policies; (viii) acts of God, including earthquakes and fire (which may result in uninsured losses); (ix) environmental and waste hazards; (x) energy and supply shortages; (xi) uninsured losses or delays from casualties or condemnation; (xii) risks from operating problems arising out of the presence of certain construction materials; (xiii) structural or property level latent defects; (xiv) local conditions (such as an oversupply of space or a reduction in demand for space); (xv) the quality and philosophy of management; (xvi) competition based on rental rates; (xvii) attractiveness and location of the properties and changes in the relative popularity of commercial properties as an investment; (xviii) financial condition of tenants, buyers and sellers of properties; (xix) quality of maintenance, insurance and management services; (xx) changes in interest rate levels and the availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable; and (xxi) other factors that are beyond our control.

Real estate historically has experienced significant fluctuations and cycles in value that may result in reductions in the value of real estate-related investments. The marketability and value of our portfolio of Credit Assets will depend on many factors beyond our control. The ultimate performance of our portfolio of Credit Assets will be subject to the varying degrees of risk generally incident to the financing, ownership and operation of the underlying real property. The ultimate value of the real property underlying our Credit Assets depends upon the real property owner’s ability to operate the real property in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real property leased to a single lessee, the ability of the lessee to make rental payments. Revenues may be adversely affected by changes in national or international economic conditions such as those listed in the paragraph above. If any of the properties underlying our portfolio of Credit Assets experience any of the foregoing events or occurrences, the value of and return on such investments would be negatively impacted.

Our success will depend on the availability of, and the degree of competition for, attractive financing opportunities

Our operating results will be dependent upon the availability of, as well as the Adviser’s ability to identify, originate, acquire, and manage a broad portfolio of loans secured by, or unsecured but related to, commercial real estate. It may take considerable time for the Adviser to identify and consummate appropriate investments. In general, the availability of desirable commercial real estate debt investment opportunities and our investment returns will be affected by the level and volatility of interest rates, by conditions in the financial markets and general economic conditions. No assurance can be given that we will be successful in identifying, underwriting and then consummating investments which satisfy our rate of return objective or that such investments, once consummated, will perform as intended. We will be engaged in a competitive business and will be competing for attractive investments with traditional lending sources, as well as existing funds or investment vehicles, or funds or investment vehicles formed in the future, with similar investment objectives.

Our success is dependent on general market and economic conditions

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. Invesco’s financial condition may be adversely affected by a significant economic downturn, and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Invesco’s businesses and operations (including the Adviser).

A depression, recession or slowdown in the U.S. real estate or credit market or one or more regional real estate or credit markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, increase our funding costs, limit our access to the capital markets, limit our ability to raise capital in our Continuous Offering and impair our ability to effectively deploy our capital and make originations of new loans. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our capital structure or our investments’ capital structures.

Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets.

We will invest in CRE Debt Securities, and any deterioration of real estate fundamentals could negatively impact the performance of CRE Debt Securities by making it more difficult for issuers to satisfy their debt payment obligations, increasing the default risk applicable to issuers, or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will also affect the creditworthiness of issuers or real estate collateral relating to our investments in CRE Debt Securities.

We face risks related to the origination or acquisition of whole loans, and securitization of loans

We may originate or invest in whole loan mortgages. Whole loan mortgages generally are not government guaranteed or privately insured. A whole loan mortgage is directly exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying property, the creditworthiness and operating capability of the borrower and the priority of the lien are each of great importance. Whether or not we have participated in the negotiation of the terms of any such mortgages, there can be no assurance as to the adequacy of the protection of our interests, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may be less than our adjusted purchase price for the related whole loan mortgage, resulting in a loss to the Company. In such a circumstance, any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the liquidation proceeds and thus increase the loss to the Company. In addition, we may securitize such whole loan mortgages and sell the resulting A-notes while retaining the B-notes, which involve additional risk as set out immediately below.

We may have limited information about potential borrowers and potential investments

In certain circumstances with respect to loans or other investments purchased from other parties, we may not receive access to all available information to determine fully the origination, credit appraisal and underwriting practices utilized with respect to the loans or investments or the manner in which the loans or investments have been serviced and/or operated. In certain circumstances with respect to loans originated by us, we may not receive access to all available information or may choose to depart from our extended underwriting and credit approval policies, including where the constraints exist on the origination of the loan.

In our due diligence review of potential loans, investments and financing opportunities, we may rely on third-party consultants and advisors, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential loans, investments or financing opportunities

Before originating or acquiring loans (or acquiring or purchasing other Credit Assets), due diligence will typically be conducted in a manner that we deem reasonable and appropriate based on the facts and circumstances applicable to each loan or investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, appraisers, accountants, investment banks and other third parties, including affiliates of the Adviser or Invesco, may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. Where affiliates of Invesco are utilized, the Adviser’s Management Fee will not be offset for the fees paid or expenses reimbursed to such affiliates. In addition, if the Adviser is unable to timely engage third-party providers, the ability to evaluate and acquire more complex targets could be adversely affected. In the due diligence process and making an assessment regarding a potential investment, the Adviser will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this Registration Statement, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

We face legal risks when originating or refinancing loans or making investments

Credit instruments and other investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other types of credit assets and investments. In addition, it is not uncommon for credit instruments and other investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.

We face the risk of default or insolvency of Credit Assets

The leveraged capital structure of the real estate companies and properties underlying our portfolio of Credit Assets will increase their exposure to adverse economic factors (such as rising interest rates, competitive pressures, downturns in the economy or deterioration in the condition of the real estate company or property) and to the risk of unforeseen events. This leverage may result in more serious adverse consequences to such underlying real estate companies or properties (including to overall profitability or solvency) in the event these factors or events occur than the consequences for less leveraged entities or properties. For example, rising interest rates may significantly increase interest expense, or a significant market downturn may affect ability to generate positive cash flow, in either case causing an inability to service outstanding debt, which may include the portfolio of Credit Assets we hold. If an underlying real estate company or property cannot generate adequate cash flow to meet debt obligations, it may default on its loan agreements or be forced into bankruptcy. As a result, we may suffer a loss of invested capital, particularly in light of the leveraged position of our investments.

We face creditor risks with respect to our portfolio

With respect to our portfolio of Credit Assets and CRE Debt Securities, such investments generally are subject to various creditor risks, including (1) the possible invalidation of an investment transaction as a “fraudulent conveyance” under the relevant creditors’ rights laws, (2) so called lender liability claims by the issuer of the obligations and (3) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any underlying company or property, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership or distressed exchange, can significantly diminish the value of our investment in any such Credit Asset, company, or property. In this case, the risk of loss of principal in the investment will be exacerbated. Moreover, the CRE Debt Securities in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The Debt Securities in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Our investments in CRE Debt Securities may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

B-Notes and A/B structures may pose additional risks that may adversely affect our results of operations and financial condition

We may acquire B-Notes, which investments are subordinate to the A-note portion of the same loan (which we would not expect to hold). The B-Note portion of a loan is typically small relative to the overall loan and is in the first loss position. As a means to protect against the holder of the A-note from taking certain actions or receiving certain benefits to the detriment of the holder of the B-Note, the holder of the B-Note often (but not always) has the right to purchase the A-note from its holder. If available, this right may not be meaningful to us. For example, we may not have the capital available to protect our B-Note interest or purchasing the A-note may alter our overall portfolio and risk/return profile to the detriment of our stockholders.

There are risks related to mortgage investments, generally

We will originate, participate in and/or acquire real estate loans that are non-recourse to the borrower. Mortgage investments have special inherent risks relative to collateral value. To the extent we make or acquire subordinated or “mezzanine” debt investments, we do not anticipate having absolute control over the underlying collateral as we will be dependent upon third-party borrowers and agents and will have rights that are subordinate to those of senior lenders. In certain circumstances, our Credit Assets may not be secured by a mortgage, but instead by partnership interests or other collateral that may provide weaker rights than a mortgage. It is likely that we would be restricted in the exercise of our rights in respect of our mezzanine investments by the terms of subordination agreements in favor of the debt or other securities ranking ahead of the mezzanine capital. To protect our original investment and to gain greater control over the underlying assets in the event of a default, we may need to purchase the interest of a senior creditor or take an equity interest in the underlying assets, which may require additional investment by us. In the absence of such action, we may not be able to take steps necessary to protect our mezzanine investments in a timely manner or at all. In any case, in the event of default, our source of repayment will be limited to the value of the collateral and may be subordinate to other lienholders. The collateral value of the property may be less than the outstanding amount of our investment; in cases in which our collateral consists of partnership or similar interests, our rights and level of security may be less than if it held a mortgage loan. Returns on an investment of this type depend on the borrower’s ability to make required payments, and, in the event of default, the ability of the loan’s servicer to foreclose and liquidate the mortgage loan.

We face risks related to investment in distressed assets

We may make substantial investments in underperforming or other distressed assets utilizing leveraged capital structures. By their nature, these investments will involve a high degree of financial risk and are experiencing or are expected to experience severe financial difficulties, and there can be no assurance that our rate of return objectives will be realized or that there will be any return of capital. Furthermore, investments in properties operating under the close supervision of a mortgage lender or under bankruptcy or other similar laws are, in certain circumstances, subject to certain additional potential liabilities that may exceed the value of our original investment. For example, under certain circumstances, lenders who have inappropriately exercised control of the management and policies of a debtor may have their claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to us and distributions by us to the investors may be reclaimed if such payments or distributions are later determined to have been fraudulent conveyances or preferential payments. Numerous other risks also arise in the workout and bankruptcy contexts, for instance we may become the owner of a property that is the subject of a mortgage if we foreclose on its collateral or agree to accept equity collateral pursuant to a deed in lieu or other agreed upon transaction with a borrower or otherwise in connection with loan workouts.

We may invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition

We may invest in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by multifamily, commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are not fully amortizing, meaning that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix and tenant bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, tax credits and other operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.

In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

We face varying collateral risks

Our loans may not be secured by a mortgage but may instead be secured by shares or other collateral that may provide weaker rights than a mortgage. In any case, in the event of default, our source of repayment will be limited to the value of the collateral and may be subordinate to other lienholders. The collateral value of an underlying property may be less than the outstanding amount of our investment. In cases in which our collateral consists of shares, our rights and level of security may be less than if it held a mortgage loan. The underlying properties may be stabilized or non-stabilized and may involve elements of leasing or renovation. Our loans may also contain collateral that is not underwritten as part of the value securing such loan, including without limitation, residential properties. Even though certain collateral may not be considered as part of the value securing a loan, such collateral may present risks that could adversely affect the value of other collateral (e.g., tenants of residential properties may exercise rights that could adversely impact the ability to develop or re-develop land for another intended purpose).

We face risks associated with the ownership of real property

In rare circumstances we may take a preferred equity position in a property-owning entity, or we may also acquire an equity position if it forecloses on a loan as lender, or agrees to accept equity collateral pursuant to a deed in lieu or other agreed upon transaction with a borrower or otherwise in connection with loan workouts. In other circumstances, we may purchase securities or other instruments from other investment funds and financial institutions. In any of the foregoing cases, our shares will be subordinate to both general and secured creditors of the asset. This subordination could increase our risk of loss. There will be no fixed period for return of our capital. Moreover, holding equity interests involves certain risks not present in real property loans or direct property ownership. For example, there is the possibility that other equity owners may have economic or business interests or goals which are inconsistent with ours. Further, the value of securities or other instruments purchased may fluctuate in value in a manner dependent on many criteria not directly related to the risks associated with real property, including the terms and conditions of the equity, the relative seniority of the equity and the general prospects and conditions of the issuer.

Transactions denominated in foreign currencies may subject us to foreign currency risks

We may originate, invest in or acquire assets denominated in foreign currencies, which may expose us to foreign currency risk. As a result, a change in foreign currency exchange rates may have an adverse impact on the valuation of our assets, as well as our income and distributions. Any such changes in foreign currency exchange rates may impact the measurement of such assets or income for the purposes of the REIT tests and may affect the amounts available for payment of dividends on our common stock.

We face risks due to our dependence on loan servicers and other third parties

We engage a third-party loan servicer and such third-party loan servicer is responsible for payment processing, treasury management, tax, insurance, escrow and reserve administration, payoff and release processing, borrower requests, monthly accounting and review of operating statements, rent rolls and borrower financials, and other credit related services. We also engage a third-party loan asset manager. Our results of operations, including our ability to make payments on any indebtedness, will depend in part on the ability of these third-party asset manager and loan servicer performing their agreed upon functions and duties. There can be no assurance that the third-party asset management and loan servicing firms employed by us will be able to perform their agreed upon functions and duties successfully. Asset managers and loan servicers may at times face conflicts of interests in the management of investments owned by third parties and/or other affiliates of the Adviser. Additionally, asset managers and loan servicers may need to attract, retain and develop executives and members of their management teams. The market for executive talent can be, notwithstanding general unemployment levels or developments within a particular industry, extremely competitive. There can be no assurance that we or any asset managers or loan servicers we engage will be able to attract, develop, integrate and retain suitable members of its management team and, as a result, we may be adversely affected thereby. All fees, costs and expenses related to third-party asset managers and loan servicers are expenses borne by us.

Uncertainty with respect to the financial stability of the United States and several countries in the EU could have a significant adverse effect on our business, financial condition and results of operations

Our investment strategy depends on the commercial real estate industry generally, which in turn depends on broad economic conditions in the United States, Europe, China and elsewhere. Recently, concerns over global economic conditions, energy and commodity prices, geopolitical issues, deflation, Federal Reserve short term rate decisions, foreign exchange rates, the availability and cost of credit, the sovereign debt crisis, the Chinese economy, the U.S. mortgage market and a potentially weakening real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and the potential for declining business and consumer confidence, may precipitate an economic slowdown, as well as cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing debt that may have difficulties being refinanced, may continue to cause periodic volatility in the commercial real estate market for some time. Adverse conditions in the commercial real estate industry negatively impact our returns by, among other factors, the tightening of the credit markets, decline in the value of underlying real estate assets, and continuing credit and liquidity concerns, among other potential risks.

Our investments in Credit Assets may be risky and illiquid

The portfolio of Credit Assets which we originate or purchase is likely to be risky and illiquid. The portfolio of Credit Assets may be unsecured and subordinated to material amounts of senior indebtedness. The portfolio of Credit Assets may not be protected by financial covenants or limitations upon additional indebtedness. Illiquidity may result from the absence of an established market for the portfolio of Credit Assets, as well as legal or contractual restrictions on their sale by us. Dispositions of Credit Assets also may be subject to contractual and other limitations on transfer (including prepayment penalties with respect to property-level debt) or other restrictions that would interfere with the subsequent sale of such Credit Assets or adversely affect the terms that could be obtained upon any disposition thereof. The possibility of partial or total loss of capital will exist and prospective investors should not subscribe for our interests in unless they can readily bear the consequences of such loss. Even if the portfolio of our Credit Assets are successful, they may not produce a realized return for an unspecified duration of time.

There are inherent risks in investments outside the United States, generally

We expect to invest a portion of the aggregate amount of invested capital outside the United States. The legal systems of some countries lack transparency or could limit the protections available to foreign investors, and our portfolio of Credit Assets may be subject to nationalization and confiscation without fair compensation. Real estate related investing outside the United States involves additional risks: (i) currency exchange rate fluctuations and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, shareholder rights and other matters; (iii) differences between U.S. and foreign securities and real estate markets, including potentially higher price volatility and relative illiquidity of some markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation and other adverse economic and political developments; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such Investments; (vii) less developed corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and investor protections; (viii) differences in the legal and regulatory environment or enhanced legal and regulatory compliance, including potential currency control regulations, and potential restrictions on investment and repatriation of capital; (ix) political hostility to investments by foreign or private equity investors; and (x) less publicly available information.

There are risks related to currency and exchange rates, and hedging policies

Our functional currency is the U.S. dollar. Accordingly, non-U.S. stockholders will be subject to the risks associated with fluctuations in currency exchange rates between the U.S. dollar and their national currencies. Furthermore, as we may also make investments in certain foreign countries, our performance could be adversely affected by fluctuations in the currency exchange rate between the U.S. dollar, on the one hand, and the relevant foreign currencies, on the other hand, costs of conversion and exchange control regulations, in addition to the performance of the Credit Asset itself. To mitigate such risks, we may obtain financing in the relevant foreign currency and may enter into hedging transactions, such as treasury locks, forward contracts, fixtures contracts, cross-currency swaps and interest rate swaps. While such hedging transactions may reduce such risks, they may result in a poorer overall performance for us than if we had not entered into such hedging transactions and the Adviser may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks.

We may also be exposed to the risk that one or more of the counterparties with which we trade may (i) cease making markets and quoting prices for such instruments, which may render us unable to enter into an offsetting transaction with respect to an open position or (ii) not have the financial ability to honor their contracts for the hedging transactions. Each prospective stockholder should consult with his or her own counsel and advisors as to all legal, tax, financial and related matters concerning an investment in the interests.

We face risks related to the potential collapse of the Euro and Credit Assets with underlying property located in Europe

We may originate, acquire, and manage loans in countries within the EU, a significant number of which use the euro as their national currency. In the recent past the stability of certain European financial markets deteriorated and expectations centered on potential defaults by sovereign states in Europe. There is a risk that in the future certain member states of the EU default, or expectations of such a default increase, which may lead to the collapse of the Eurozone as it is constituted today or that certain member states of the EU may cease to use the euro as their national currency. This could have an adverse effect on the performance of investments both in countries that experience the default and in other countries within the EU. A potential primary effect would be an immediate reduction of liquidity for particular investments in the affected countries, thereby impairing the value of such investments. Further, a deteriorating economic environment caused directly or indirectly by such a default or related expectations could have a direct effect on the general economic environment and the real estate market in particular.

We face risk of any Credit Assets located in the Asia-Pacific

We may originate, acquire, and manage loans in a number of countries in Asia-Pacific region, some of which may prove to be unstable. One of the risks of investing in such countries is the risk of adverse political developments, including nationalization, confiscation without fair compensation or war. Real estate-related investing in Asia-Pacific involves certain factors not typically associated with investing in real estate-related investments in the United States, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which our portfolio of Credit Assets are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences between U.S. and Asian real estate markets, including potential price volatility in and relative illiquidity of some Asian securities markets; (iii) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (iv) certain economic and political risks, including potential exchange-control regulations, potential restrictions on investment and repatriation of capital, the risks associated with political, economic or social instability, and the possibility of expropriation or confiscatory taxation and adverse economic and political developments; (v) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such Credit Assets; (vi) less developed corporate laws regarding fiduciary duties and the protection of investors; (vii) differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (viii) political hostility to investments by foreign or private equity investors and (ix) less publicly available information. In addition, in certain jurisdictions foreign ownership of real estate assets may be restricted, requiring us to co-invest with local partners, and there may be significant local land use and permit restrictions, local taxes and other transaction costs that adversely affect our returns. While the Adviser intends, where deemed appropriate, to advise us in a manner that will minimize exposure to the foregoing risks, there can be no assurance that adverse developments with respect to such risks will not adversely affect our assets that are held in certain countries.

We face certain risks pertaining to Creditors’ Rights in relation to Credit Assets

Our portfolio of Credit Assets and any collateral underlying those investments will be subject to various laws for the protection of creditors in the relevant jurisdictions. Such differences in law may also adversely affect our rights as a lender or holder or preferred equity with respect to other equity holders or creditors. Additionally, we may experience less favorable treatment under different insolvency regimes than those that apply in the United States, including in cases where we seeks to enforce any security it may hold as a creditor.

Risks Related to Investments in Real Estate-Related Debt Securities

Investments in investment grade corporate bank debt and debt securities of commercial real estate operating or finance companies are subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses

We may invest in corporate bank debt and debt securities of commercial real estate operating or finance companies. These investments involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and may also be subordinated to its other obligations.

These investments also subject us to the risks inherent with real estate-related investments, including:

•	risks of delinquency and foreclosure, and risks of loss in the event thereof;

•	the dependence upon the successful operation of, and net income from, real property;

•	risks generally incident to interests in real property; and

•	risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.

We may invest in high yield securities which are subject to more risk than higher rated securities

CRE Debt Securities that are, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by the Adviser to be of comparable quality, are commonly referred to as “high yield” securities. Investments in high yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt Securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality securities.

High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high yield securities structured as zero-coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.

The secondary market on which high yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high yield security and could adversely affect the NAV of our Common Shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and we may have greater difficulty selling our portfolio securities. We will be dependent on the Adviser’s research and analysis when investing in high yield securities.

Some of our investments in CRE Debt Securities may become distressed, which securities would have a high risk of default and may be illiquid

Real estate investments are relatively illiquid. Such illiquidity may limit our ability to vary our portfolio of loans secured by, or unsecured but related to, commercial real estate in response to changes in economic and other conditions. Illiquidity may result in the absence of an established market for investments as well as the legal or contractual restrictions on their resale. In addition, illiquidity may result from changes in the capital markets or the decline in value of a property securing one or more of our investments. There can be no assurances that either the capital market conditions will change from their current state or that the fair market value of any of the real property serving as security will not decrease in the future, leaving our investment under-collateralized or not collateralized at all.

During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. There is no assurance that the Adviser will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.

These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, be exposed to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

Certain risks associated with CMBS may adversely affect our results of operations and financial condition

We may invest a portion of our assets in pools or tranches of CMBS. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally face the risks described below in “—We may invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.”

Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBS or CMBS secured by a small or less diverse collateral pool. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Adviser relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.

CMBS are also affected by the quality of the credit extended. As a result, the quality of the CMBS is dependent upon the selection of the commercial mortgages for each issuance and the cash flow generated by the commercial real estate assets, as well as the relative diversification of the collateral pool underlying such CMBS and other factors such as adverse selection within a particular tranche or issuance.

We may find it necessary or desirable to foreclose on certain of the loans or CMBS we may acquire, and the foreclosure process may be lengthy and expensive

We may find it necessary or desirable to foreclose on certain of the loans or CMBS we may acquire, and the foreclosure process may be lengthy and expensive. The protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests may not be adequate. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some U.S. states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy or its equivalent, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value, and in the event of any such foreclosure or other similar real estate owned-proceeding, we would also become the subject to the various risks associated with direct ownership of real estate, including environmental liabilities. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.

There are certain risks associated with the insolvency of obligations backing mortgage-backed securities and other investments

The real estate loans backing the mortgage-backed securities (“MBS”), which include the CMBS in which we will invest, and other investments we may make may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the CMBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.

There are certain risks associated with CMBS interest shortfalls

Our CMBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the CMBS. Interest shortfalls to the CMBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in a CMBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the CMBS trust may also occur because of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to CMBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a CMBS trust until the servicer’s claim is satisfied.

We may acquire CMBS affiliated with Invesco

We may acquire CMBS whereby mortgages underlying the CMBS were issued by, properties underlying the mortgages in the CMBS are owned by, or the CMBS is serviced by, Other Invesco Accounts or their affiliates. While we will be acquiring such CMBS from third parties on terms already negotiated by and agreed with third parties and will forgo all non-economic rights (including voting rights) in such CMBS as long as the affiliation persists, there is no assurance that such procedures will adequately address all of the conflicts of interest that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. While the mortgage loans underlying such CMBS are made in advance of any issuance of the CMBS, our investment, or the expectation of our investment, in such a CMBS may have the potential to affect the pricing terms of underlying mortgage loans for properties owned by Other Invesco Accounts. To the extent that any of our executives are also executives of Invesco, the same personnel may determine the price and terms for the investments for both us and these entities and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair value, will prevent the consideration we pay for these investments from exceeding their fair value or that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.

Our CMBS investments face risks associated with extensions that may adversely affect our results of operations and financial condition

Our CMBS and other CRE Debt Securities may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Adviser’s consent.

There are certain risks associated with the servicers of commercial real estate loans underlying CMBS and other investments in CRE Debt Securities

The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans underlying CMBS and other CRE Debt Securities may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to immediately address issues or concerns with the underlying loans. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds. While servicers are obligated to service the portfolio subject to a servicing standard and maximize the present value of the loans for all bond classes, servicers with an affiliate investment in the CMBS or other CRE Debt Securities may have a conflict of interest. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to effectively perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.

There are risks associated with investments in operating companies

We may invest in CRE OpCos, which in turn may develop or service the assets of (or provide technology or services to) (i) us, (ii) clients, affiliates or former affiliates of the Adviser, (iii) other interested parties and/or (iv) third parties. We may make such investments to access opportunities within our primary strategy or to enhance our returns. An investment in CRE OpCos may take the form of debt or equity. An operating company in which we invest may not be profitable at the time of our investment (or ever). We may not be able to recover our investment in an operating company, and such investment may expose us to greater regulatory and other risks.

We may invest in structured products or similar products that may include structural and legal risks

We may invest from time to time in structured products. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in credit assets originated by banks or other third parties, high-yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans, as well as MBS credit default swaps (e.g., CMBX). Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.

We will face risks related to our investments in collateralized debt obligations

We may invest in collateralized debt obligations (“CDOs”). CDOs include, among other things, collateralized loan obligations (“CLOs”) and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.

Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid assets and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (1) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) the possibility that we may invest in CDOs that are subordinate to other classes; and (4) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

We may invest in subordinated debt, which is subject to greater credit risk than senior debt

We may invest in debt instruments, including junior tranches of CMBS, that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure or subordinated CMBS bonds, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of any senior creditors and, to the extent applicable, contractual inter-creditor or participation agreement provisions.

Investments in subordinated debt involve greater credit risk of default than the senior classes of the issue or series. Subordinated tranches of CMBS or other investments absorb losses from default before other more senior tranches of CMBS to which it is subordinate are put at risk. As a result, to the extent we invest in subordinate debt instruments (including CMBS), we would potentially receive payments or interest distributions after, and must bear the effects of losses or defaults on the senior debt (including underlying mortgage loans, senior mezzanine debt or senior CMBS bonds) before, the holders of other more senior tranches of debt instruments with respect to such issuer.

We will face “spread widening” risk related to our investment in securities

For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the market spreads of the CRE Debt Securities in which we invest may increase substantially, causing the securities prices to fall. It may not be possible to predict, or to hedge against, such “spread widening” risk. In addition, mark-to-market accounting of our investments will have an interim effect on the reported value prior to realization of an investment.

In certain cases, financings for properties may be structured as non-recourse to the borrower, which limits our recourse as a lender

Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits our recourse, as a lender, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower.

We may invest in derivatives for hedging purposes, which involve numerous risks

Subject to REIT qualification requirements and compliance with any applicable exemption from being regulated as a commodity pool operator, we may enter into derivatives transactions including, but not limited to, currency hedging utilizing forward and/or futures contracts, interest rate swaps, and interest rate floors and caps for limited hedging purposes. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The ability to successfully use derivative investments depends on the ability of the Adviser. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, the Adviser must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.

Risks Related to Debt Financing

We may not be able to obtain leverage, but if obtained the use of leverage will expose us to certain risks

Under the investment guidelines adopted by the Board, we are not precluded from borrowing against the portfolio of Credit Assets or other real estate related investments and there is no limitation on the amount of indebtedness we may incur with respect to any loan or debt-related investment. Our target leverage ratio after we have raised substantial offering proceeds and acquired a broad portfolio of loans secured by, or unsecured but related to, commercial real estate is 50% to 65%. The Company will not place debt on subordinated loans or Junior Tranche positions in its portfolio. If the Company pursues borrowings in excess of this maximum leverage ratio, it will seek to obtain Board approval. The use of leverage involves a high degree of financial risk and will increase the exposure of the portfolio to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Company-Level Facilities are excluded from these target leverage ratio calculations, and therefore the use of Company-Level Facilities can increase the risks related to debt financing outlined herein more than an investment with comparable target leverage ratios. The Ramp-Up Period and other periods in which the Adviser may deviate from its target leverage ratios are in the discretion of the Adviser, and therefore at the Adviser’s discretion we could exceed target leverage ratios and increase related risks.

Many of these same issues also apply to Company-Level Facilities which are expected to be in place at various times as well. For example, the loan documents for such Company-Level Facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such Company-Level Facilities may declare any unfunded investments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Our return on a Credit Asset or other debt-related investment may be partially dependent upon our ability to use leverage, including repurchase agreements and CLOs. Our ability to obtain the leverage necessary on attractive terms will depend upon many factors including market conditions and our performance. The failure to obtain leverage at the contemplated advance rates, pricing and other terms could have a material adverse effect on us. Moreover, there can be no assurance that we will be able to meet our debt service obligations or our margin calls and, to the extent that we cannot, we risk the loss of some or all of our assets or a financial loss if we are required to dispose of or refinance loans at a commercially inopportune time. In addition, our portfolio or a subset of our portfolio may be cross-collateralized and cross-defaulted and the debt may be recourse to us so an impairment or potential impairment of a Credit Asset or other debt-related investment may create a risk of loss of some or all of our assets. Further, the term of the leverage may vary from the term of our portfolio which could result in the necessity to refinance or repay such leverage prior to the maturity of our portfolio.

We may incur significant leverage

Our investments will involve significant amounts of indebtedness. Debt service requirements may deplete cash flows and relatively small changes in the overall value of investments will have a magnified impact on us. If an investment were unable to generate sufficient cash flow to meet principal and interest payments on its indebtedness, the value of our investment in such investment would be significantly reduced or even eliminated. The amount of debt financing may restrict the amount of funds available for distribution to investors. In addition, the terms of any debt financing may contain covenants that, among other things, might restrict our operations or activities or our investments.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target

We may enter into a credit facility in an effort to provide for a ready source of liquidity for any business purpose. There can be no assurances that that we will be able to obtain any lines of credit or other financing on financially reasonable terms, or at all. If we borrow to fund repurchases of Shares, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from the offering of Shares or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to our stockholders. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to dispose of or refinance loans at times that may not permit realization of the maximum return on such assets.

For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.

We use borrowings, also known as leverage, to finance the acquisition of a portion of our investments with credit facilities and other borrowings, which may include repurchase agreements and CLOs. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, stockholders will experience increased risks when investing in us. If the value of our assets increases, leverage would cause the net asset value attributable to each Common Share to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads.

We may use repurchase agreements to finance our CRE Debt Securities and Non-CRE Debt Securities, which may expose us to risks that could result in losses

We may use repurchase agreements as a form of leverage to finance our CRE Debt Securities and Non-CRE Debt Securities, and the proceeds from repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired from the proceeds received in connection with a repurchase agreement may decline below the price of the securities underlying the repurchase agreement that we have sold but remain obligated to repurchase. Repurchase agreements also involve the risk that the counterparty liquidates the securities we delivered to it under the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. In addition, there is a risk that the market value of the securities interest we retain may decline. If the buyer of securities under a repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, our counterparty may require us to provide additional margin in the form of cash, securities or other forms of collateral under the terms of the derivative contract and the counterparty determines the value of the collateral held. Also, in entering into repurchase agreements, we bear the risk of loss to the extent that the proceeds of the repurchase agreement are less than the value of the underlying securities. In addition, the interest costs associated with repurchase agreements transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.

We may use repurchase agreements to finance our Credit Assets, which may expose us to risks that could result in losses

We may use repurchase agreements as a form of leverage to finance our purchase of Credit Assets. Although each transaction under any repurchase agreements will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, we remain exposed to the credit risk of each asset because we must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral (with the value of such collateral determined by the counterparty) under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.

The failure of SOFR to gain acceptance may adversely affect repurchase agreements we utilize

We may utilize repurchase agreements which utilize floating rates that are based on the secured overnight financing rate (“SOFR”). The Federal Reserve Bank of New York began to publish SOFR in April 2018. Although the Federal Reserve Bank of New York has also published historical indicative SOFR going back to

2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar London interbank offered rate (“LIBOR”) in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect repurchase agreements we utilize.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur

Volatility in the global credit markets could make it more difficult for us to obtain favorable financing for investments. A widening of credit spreads, coupled with the extreme volatility of the global debt markets and a rise in interest rates, dramatically reduce investor demand for high yield debt and senior bank debt, which in turn could lead some investment banks and other lenders to be unwilling to finance new investments or to only offer committed financing for these investments on unattractive terms. Such unattractive terms could include requirements by lenders that we pay down or pay off any existing financing prior to them financing our new investments, which we may not have sufficient capital to do. Additionally, agreements with lenders may provide that our interest rate to them will be based on a predetermined rate plus an applicable spread, allowing the lender to adjust the spread adversely to us during time of market volatility. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to dispose of or refinance loans. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or dispose a particular loan at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Restrictive covenants relating to our operations may have adverse effects on us

A credit facility lender may impose restrictions on us that would affect our ability to incur additional debt, originate loans, reduce liquidity below certain levels, make distributions to our stockholders and impact our flexibility to determine our operating policies and investment strategies. For example, our loan agreements may contain negative covenants that limit, among other things, our ability to distribute more than a certain amount of our net cash flow to the stockholders, dispose of or refinance loans and enter into transactions with affiliates. In addition, our loan agreements may contain negative covenants that limit leverage beyond certain amounts contrary to our leverage ratio goals. If we fail to meet or satisfy any of these covenants, we would be in default under such agreements, and a lender could elect to declare outstanding amounts due and payable, terminate its commitment, require the posting of additional collateral and/or enforce its interests against existing collateral.

In certain cases, we may execute a limited guarantee

It is expected that the financing arrangements with respect to our Credit Assets generally will require “bad boy” guarantees or may require limited principal recourse from us and in the event that any such guarantee is called, our assets could be adversely affected.

Risks Related to our Relationship with the Adviser and its Affiliates

We will depend on the Adviser and its key personnel

The Adviser’s ability to successfully manage our affairs currently depends on the experience, relationships and expertise of the senior management and other key employees of Invesco Real Estate who manage the Company. There can be no assurance that these individuals will remain employed by the Adviser or its affiliates, or otherwise continue to carry on their current duties throughout our term. The loss of the services of the Adviser, or employees of the Adviser, could have a material adverse effect on our operations.

We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives

Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our portfolio, and our corporate operations. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Invesco’s business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

The Adviser’s inability to retain the services of key real estate professionals could hurt our performance

Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Adviser, each of whom would be difficult to replace. There is ever-increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisers, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with these key real estate professionals and they may not remain associated with us or the Adviser. If any of these persons were to cease their association with us or the Adviser, our operating results could suffer. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

The agreements entered into with the Adviser and other affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party

The compensation paid to the Adviser and other affiliates of Invesco for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Invesco and its affiliates, including the Adviser and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, Dealer Manager Agreement and any other agreements we may enter into with affiliates of the Adviser from time to time.

There is a risk in the conflict of interest in the calculation of the Management Fee and Performance Fee by the Adviser in connection with our determination of NAV

The Adviser is paid a Management Fee and a performance fee (the “Performance Fee”) for its services that are based on the value of our portfolio of investments as determined in connection with our determination of NAV, which is calculated by the Adviser in accordance with our valuation guidelines. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Adviser may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the then-current transaction price of Common Shares on a given date may not accurately reflect the value of our portfolio, and Common Shares may be worth less than the then-current transaction price. The Performance Fee could motivate the Adviser, due to its affiliation with us, to make investments that are riskier or more speculative than would be the case if such arrangements were not in effect. In addition, because the Performance Fee will be calculated on the basis of our total return per share, which incorporates the movement of the NAV of our Common Shares, the Adviser may be awarded a Performance Fee in some instances due to market movements (rather than based on Adviser performance).

We do not own the Invesco name, but we may use it as part of our corporate name pursuant to a trademark sublicense agreement with an affiliate of Invesco

We have entered into a trademark sublicense agreement with the Adviser, as the sub-licensor, pursuant to which it has granted us a revocable, royalty-free, non-exclusive, non-transferable right and license to use the “Invesco” name as part of our corporate name in connection with activities associated with being a real estate investment trust. Under the sublicense agreement, we have a right to use this name for so long as the Adviser serves as our adviser and the trademark license agreement between Adviser and Invesco Holding Company Limited (“IHCL”) is not terminated. IHCL and its affiliates will retain the right to continue using the “Invesco” name. We will further be unable to preclude IHCL from licensing or transferring the ownership of the “Invesco” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of IHCL or others. Furthermore, in the event that the trademark sublicense agreement is terminated, we will be required to, among other things, change our name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business.

General Risks

The past performance of the Adviser’s senior management is not a predictor of our future results

Neither the track record of the senior management of the Adviser nor the performance of the Adviser will imply or predict (directly or indirectly) any level of our future performance. Our performance is dependent upon future events and is, therefore, inherently uncertain. Past performance cannot be relied upon to predict future events due to a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics, varying degrees of competition and varying circumstances pertaining to the real estate capital markets.

Possibility of future terrorist activity may have a negative effect on our business activities

The terrorist attacks of September 11, 2001, disrupted the U.S. financial and insurance markets and negatively impacted the U.S. economy in general, increasing many of the risks noted in this Registration Statement. The properties ultimately securing our loans and investments may be located in or near major metropolitan areas of the United States or near major metropolitan areas of international cities. Such properties or the areas in which they are located could be subject to future acts of terrorism. In addition to the potential direct impact of any such future act, future terrorist attacks and the anticipation of any such attacks could have an adverse impact on the U.S. and international financial and insurance markets and economy, thus harming leasing demand for and the value of the certain properties. It is not possible to predict the severity of the effect that such future events would have on the U.S. and international financial and insurance markets and economy or our investments. These events may have a negative effect on the business and performance results of the properties underlying our investments, including by raising insurance premiums and deductibles and limiting available insurance coverage.

It is possible that the economic impact of any future terrorist attacks will adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to the adverse effects than others, such as hotel loans, which may experience a significant reduction in occupancy rates following any future attacks. We may suffer losses because of the adverse impact of any future attacks and these losses may adversely impact investors’ returns.

Inflation risks may have an adverse impact on our returns

Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, negative effects on the economies and financial markets, which may in turn affect the markets in which we invest. For example, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Depending on the inflation assumptions relating to the cash flows anticipated from the assets underlying our investments, as well as the manner in which asset revenue is determined with respect to such asset, returns from assets may vary as a result of changes in the rate of inflation. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on our returns.

Litigation outcomes may have an adverse impact on us

In the ordinary course of our business, we may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect our value and may continue without resolution for long periods of time. Any litigation may consume substantial amount of time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. The expense of defending claims against us and paying any amounts pursuant to settlements or judgments would be borne by us and would reduce net assets. The Board will be indemnified by us in connection with such litigation, subject to certain conditions.

Insurance may not cover all the risks associated with us

There can be no assurance that insurance will be available or sufficient to cover all of our risks. The insurance industry is currently in an unpredictable state, and, as a result, the actual premiums and deductibles payable by the Company may be substantially different than the Adviser’s projections of premiums and deductibles. In the future, we may acquire the real estate assets securing or related to our loans and investments and then become responsible for the costs of insurance. Losses of a catastrophic nature, such as those caused by hurricanes, flooding, volcanic eruptions and earthquakes, among other things, or losses as a result of outbreaks of pandemics or acts of terrorism, may be covered by insurance policies with limitations such as large deductibles or co-payments that we may not be able to pay. Insurance proceeds may not be adequate to restore an affected property to its condition prior to a loss or to compensate us for our losses, including lost revenues or other costs.

The Adviser may have to make investment decisions on an expedited basis

Investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and they may not have access to detailed information regarding the investment. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment. In addition, the Adviser expects to rely upon independent consultants in connection with its evaluation of proposed investments, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants. The Board may have to undertake its duties on a similar expedited basis, which could lead to similar decision-making limitations.

If we acquire a controlling interest in a security it may be exposed to additional risk of loss

If we are required to foreclose on our security to protect our investment, we may have a controlling interest in such security. The exercise of control over an entity can impose additional risks of liability for environmental damage, failure to supervise management, violation of government regulations (including securities laws) or other types of liability in which the limited liability characteristic of business ownership may be ignored. For instance, the real properties underlying our loans and investments will be subject to U.S. federal and state environmental laws, regulations and administrative rulings which, among other things, establish standards for the treatment, storage and disposal of solid and hazardous waste. Real property owners are subject to U.S. federal and state environmental laws which impose joint and several liability on past and present owners and users of real property for hazardous substance remediation and removal costs. Therefore, we may be exposed to substantial risk of loss from environmental claims arising in respect of any foreclosed real properties underlying the loans and investments with undisclosed or unknown environmental problems or as to which inadequate reserves have been established.

There are additional risks associated with unspecified transactions

Stockholders will be relying on the ability of the Adviser to identify and evaluate the investments to be made by us. Because such investments may occur over a substantial period of time, we face the risks of changes in long-term interest rates and adverse changes in the real estate and financial markets.

Investments may be subject to usury limitations

Interest charged on loans we own may be subject to state and foreign usury laws imposing maximum interest rates and penalties for violation, including restitution of excess interest and unenforceability of debt.

Speculative nature of investments could result in a loss of capital

The investments to be made by the Company may be speculative in nature, and the possibility of partial or total loss of capital will exist. Stockholders should not subscribe to or invest in us unless they can readily bear the consequences of such loss.

We may not have control over our investments

In certain circumstances, we may co-invest with third parties through loan participations or partnerships, joint ventures or other entities, thereby acquiring non-controlling shares in certain investments. We may not have control over these investments and therefore may have a limited ability to protect our position therein. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that the participating lender or a third party partner or co-venturer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals which are inconsistent with or adverse to ours, or may be in a position to take action contrary to our investment objectives. In addition, we may in certain circumstances be liable for the actions of our third-party partners, loan participants or co-venturers.

We will not have operating control of underlying investments

The day-to-day operations of the real estate companies and properties underlying our debt investments will be the responsibility of the owners and developers of such companies and properties. There can be no assurance that the owners and developers will be able to operate the underlying companies or properties in accordance with their business plans or our expectations.

The ongoing effects of the COVID-19 pandemic on economic conditions is uncertain and may adversely affect our business

Our business has been and could in the future be adversely affected by health epidemics, such as the COVID-19 pandemic. The COVID-19 pandemic has caused and may continue to cause significant disruptions to the U.S. and global economies, may further contribute to volatility and instability in financial markets, and may have material and adverse effects on our business, results of operations and financial performance.

Our business may be adversely affected by unfavorable or changing economic, market, and political conditions

A return to a recessionary period, elevated inflation, adverse trends in employment levels, geopolitical instability or conflicts (including the hostilities between Russia and Ukraine), trade or supply chain disruptions, economic or other sanctions, uncertainty regarding the breach of the U.S. debt ceiling or a sustained capital market correction could have an adverse effect on our business, including on the value of our investments and collateral securing our financing, which can impact our liquidity. Any deterioration of the real estate market as a result of these conditions may cause us to experience losses related to our assets and to sell assets at a loss.

Our business may be adversely affected by the impact on the financial markets due to recent bank failures

Recent bank failures in the United States and elsewhere could have far-reaching effects on the U.S. and other financial markets, including widespread failures of financial institutions, limited availability of credit, counterparty credit risks and adverse effects on issuers of debt and equity and other assets in which we invest and other instruments to which we have exposure, as well as the broader economy. Any or all of these developments may have a material adverse effect on us; for example, fluctuations in the market prices of securities and/or interest rates may adversely affect the value of our portfolio of Credit Assets and/or increase the inherent risks associated with an investment in the Credit Assets and other investments. The ability of assets securing our Credit Assets to refinance may depend on their ability to obtain additional financing. Any deterioration of the global debt markets or the credit ratings of certain investors (including, without limitation, sovereign nations), any possible future failures of certain financial services companies or a significant rise in interest rates, taxes or market perception of counterparty default risk will likely significantly reduce investor demand for Company-level financing and similar types of liquidity for investment grade, high-yield, and senior and other types of bank debt. This, in turn, is likely to result in some potential lenders being unable or unwilling to finance new investments, to provide working capital or to provide financing for other purposes permitted under the Advisory Agreement or to be willing to provide such financing only on terms less favorable than those that had been available in the recent past. As of the date of this Registration Statement, certain U.S. banks have experienced liquidity issues related to, among other factors, rising interest rates. It is currently unknown the extent to which these events will affect the availability of financing for commercial real estate. While disruption in the capital markets could enhance our ability to originate or acquire debt investments on attractive terms, a component of our investment strategy rests on our ability to obtain financing for our investments and operations on terms accretive to our investment strategy. A lack of such financing would adversely affect our ability to achieve our investment objectives.

Sustainability risks may have a greater impact on us than that assessed by the Adviser

We may be affected by the impact of a number of sustainability factors, also referred to as environmental, social and governance (“ESG”) factors, on real estate assets securing or related to loans originated by us or other investments in which we invest (“sustainability risks”). The reach of sustainability themes may be broad and this subsection is therefore not an exhaustive list of all risks related to ESG factors which could have a negative impact (whether or not material) on the value of an underlying or related real estate asset and therefore adversely impact our returns.

The real estate assets securing or related to our loans and investments may be negatively affected by the exposure to environmental conditions such as droughts, famines, floods, storms and other climate change and environmental-related events; although a number of these risks may be insurable, it is not guaranteed that the insurance coverage may in all cases be adequate and losses connected to these events may be material. In addition, the actions taken on the real estate assets securing or related to our loans to improve such real estate asset’s sustainability profile, such as energy efficiency, clean energy production and consumption, waste reduction and water treatment typically impose significant short-term costs. Similarly, social initiatives and the adherence to high governance standards, for example in the areas of transparency, corporate governance, management of conflicts of interest and fair remuneration principles may require material investments and effort where economic returns may be uncertain. Any decrease in value or significant costs and investments affecting the assets securing or related to loans originated by us or in which we invest may result in a borrower’s default or inability to pay amounts due on a loan, which would, in turn, adversely impact our returns.

Prospective investors should consider the adverse impacts that our investments may have on sustainability themes: the failure to support assets which provide a positive contribution to the sustainability factors or to support the generation of a negative impact may result in a number of negative fallouts ranging from reputational damages and, in some circumstances, fines and direct economic consequences from ESG related regulatory requirements that range from energy performance standards to mandatory disclosure.

We may also be negatively impacted (e.g., from a reputational point of view) if we do business with parties who fail to meet key ESG targets or make misleading statements with respect to ESG related objectives. In the event a counter-party of ours, or the real estate securing an investment of ours, uses manipulation or misinformation to bolster its ESG claims, we could be negatively impacted through no fault of our own.

Stockholders may differ in their views of whether or how ESG matters should be addressed and, as a result, we may invest in investments or manage our investments in a manner that does not reflect the beliefs and values of any particular investor. In considering investment opportunities and making ongoing decisions with respect to our investments, including decisions relating to follow-on investments, the Adviser may consider certain ESG factors. We may forego particular investments that do not meet certain ESG criteria or present material ESG risk that we may otherwise have made if we were seeking to make investments solely on the basis of financial returns. Further, it is possible that our investments are unable to obtain or realize the intended ESG outcomes.

Climate change and regulations intended to control its impact may affect the value of the real estate assets securing or related to loans we originated or in which we invest. We and the Adviser cannot predict the long-term impacts on real estate assets from climate change or related regulations. Laws enacted to mitigate climate change could increase energy costs, could make some buildings of property owners obsolete or cause such owners to make material investments in their properties to meet carbon or energy performance standards, which could materially and adversely affect the value of older properties underlying or relating to our investments. Climate change may also have indirect effects on property owners by increasing the cost of (or making unavailable) property insurance. Moreover, compliance with new laws or regulations related to climate change, including compliance with “green” building codes or tenant preferences for “green” buildings, may cause property owners to incur additional costs when renovating older properties. Any decrease in value or significant costs and investments affecting the assets securing or related to loans originated by us or in which we invest may result in a borrower’s default or inability to pay amounts due on a loan, which would, in turn, adversely impact our returns. There can be no assurance that climate change will not have a material adverse effect on our assets, operations or business.

There can be no guarantee that the actual impact of the sustainability factors on our returns will not be materially greater than the impact assessed or expected by the Adviser.

There are risks relating to admission of ERISA investors to us

The Adviser intends to conduct our operations so that our assets will not be deemed to constitute “plan assets” of Benefit Plan Investors. If, however, we were deemed to hold “plan assets” of Benefit Plan Investors, (i) if any such Benefit Plan Investors are subject to ERISA, ERISA’s fiduciary standards would apply to us and might materially affect our operations, and (ii) any transaction with us could be deemed a transaction with each Benefit Plan Investor and may cause transactions into which we might enter in the ordinary course of business to constitute prohibited transactions under ERISA and/or Section 4975 of the Code. In order to avoid having our assets treated as “plan assets,” the Adviser may seek to manage our assets and activities so as to qualify as an “operating company,” and that may adversely affect our operations. For example, the Adviser may decide not to make an otherwise favorable investment because it would not count as a qualifying investment for purposes of the operating company requirements, or the Adviser may decide to liquidate a given investment at an otherwise disadvantageous time based on these requirements. As an alternative means of avoiding our assets being treated as “plan assets,” the Adviser may seek another exception to holding “plan assets”. For example, the Adviser may restrict the acquisition, redemption and transfer of Shares to ensure that the ownership interest of Benefit Plan Investors does not become “significant” with respect to any Class of our equity interests (and such restrictions could delay or preclude an investor’s ability to redeem or transfer its Shares), in addition to causing our early termination.

There is very little authority regarding the application of ERISA and the regulations issued thereunder to entities such as ourselves, and there can be no assurance that the U.S. Department of Labor or the courts would not take a position or promulgate additional rules or regulations that could significantly impact the “plan asset” status of the Company.

Failure to properly comply with securities law and Investment Company Act may have a material adverse effect on us

We offered Shares in a private offering exempt from registration under the Securities Act. Should Shares be offered outside of the private offering exemption under the Securities Act, we could experience adverse consequences. In addition, we are not registered and do not intend to register as an investment company under the Investment Company Act. Accordingly, we do not expect to be subject to the restrictive provisions of the Investment Company Act. If we were to become subject to the Investment Company Act because of a change of law or otherwise, the various restrictions imposed by the Investment Company Act (including a substantial reduction in our ability to use leverage) and the substantial costs and burdens of compliance therewith could adversely affect our operating results and financial performance, and we may be unable to conduct our business as described herein. Moreover, parties to a contract with an entity that has improperly failed to register as an investment company under the Investment Company Act may be entitled to cancel or otherwise void their contracts with the unregistered entity. Any such failure to qualify for such exemption could have a material adverse effect on us.

Failure to identify and exclude bad actors could disqualify us from relying on certain rules on which we rely

We are offering Common Shares in a private offering, not registered under the Securities Act, or any other securities laws, including state securities or blue sky laws. The Shares were offered in reliance upon the exemption from registration thereunder provided by Section 4(a)(2) of the Securities Act and Rule 506 of

Regulation D promulgated under the Securities Act. If certain persons and entities involved with the offering of the Shares, including any stockholder holding (20%) or more of a fund’s outstanding voting equity securities, are or have been subject to certain criminal convictions, SEC disciplinary orders, court injunctions or similar adverse events (collectively, “bad act determinations”), then in certain instances we may be disqualified from relying upon Rule 506. There is no assurance that efforts to exercise reasonable care to identify and exclude bad actors from participating in the offering will be deemed to be sufficient to comply with these requirements. If we were disqualified from relying upon the exemption from registration provided in Rule 506, there may not be another exemption from registration available under the Securities Act and, consequently, we may not have an exemption from registration under any state securities or blue sky laws. If these exemptions from registration were unavailable, then we may be subject to, and incur significant costs related to, enforcement actions and rescission rights may be available to the stockholders, which if exercised, may require us to liquidate assets earlier and on less advantageous terms than were anticipated at underwriting and/or may cause us to have a more limited amount of capital available for investment, impairing our ability to assemble, manage, retain and harvest a complete and balanced portfolio.

If we were required to register as an investment company, we would be subject to substantial regulation and a failure to comply would have a material adverse effect on us. Moreover, the SEC has proposed a new private funds rule, which if enacted, would impose additional obligations on us

As noted above, we intend to conduct our operations so that neither we nor any of our subsidiaries (including the Operating Partnership) is an investment company under the Investment Company Act. However, there can be no assurance that we or our subsidiaries will be able to avoid operating as an investment company.

A change in the value of any of our assets could negatively affect our ability to avoid operating as an investment company or to comply with any exception from the definition of investment company under the Investment Company Act. To avoid operating as an investment company, or to comply with the applicable exception from the definition of investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategies.

If we were required to register as an investment company, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to originate loans or make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could impose a receiver to take control of and liquidate our company.

Moreover, even if we were to avoid operating as an investment company, the similarity of our investment program to other investment funds sponsored, managed or advised by the Adviser could result in additional compliance requirements, costs or obligations to us, the Adviser or the Adviser’s affiliates.

In February 2022, the SEC voted to propose new rules and amendments (collectively, the “SEC Proposed Rule”) to existing rules under the Investment Advisers Act of 1940 specifically related to registered advisers and their activities with respect to certain private funds. If enacted, the SEC Proposed Rule could have a significant impact on Invesco and potentially us. In particular, the SEC has proposed to limit circumstances in which a fund manager can be indemnified by a private fund; increase reporting requirements by private funds to investors concerning performance, fees and expenses; require registered advisers to obtain an annual audit for private funds and also require such fund’s auditor to notify the SEC upon the occurrence of certain material events; enhanced requirements, including the need to obtain a fairness opinion and make certain disclosures, in connection with adviser-led secondary transactions (also known as GP-led secondaries); prohibit advisers from engaging in certain practices, such as, without limitation, charging accelerated fees for unperformed services or fees and expenses associated with an examination to private fund clients and seeking reimbursement, indemnification, exculpation or otherwise limiting an adviser’s liability for certain activities; and impose limitations and new disclosure requirements regarding preferential treatment of investors in private funds in side letters or other arrangements with an adviser.

Although we do not intend to be treated as a private fund, the Adviser generally expects to manage our portfolio of Credit Assets and CRE Debt Securities in a manner similar to private funds advised by the Adviser. Under the SEC Proposed Rule, our activities could become subject to additional reporting or restrictions, which in turn could result in additional obligations to monitor for, report or conduct other compliance-related activities relating to our investments. Any such additional compliance obligations could increase our operating expenses and could otherwise divert the attention of Invesco’s professionals from our investment objectives.

If adopted, including with modifications, the SEC Proposed Rule could have a significant impact on private fund advisers and their operations, including increasing compliance burdens and associated regulatory costs, reducing the ability to receive expense or indemnification reimbursements, and enhancing the risk of regulatory action, including public regulatory sanctions and may result in a change to Invesco’s and/or our business practices and create additional regulatory uncertainty. Further, the adoption of the SEC Proposed Rule could also significantly increase the cost of insurance, specifically D&O and E&O insurance, or may make such insurance coverage unavailable.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition

Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon an applicable exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests that may be treated as “commodity interests” to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

Political changes may affect the real estate-related securities markets

The current regulatory environment in the United States may be impacted by future legislative developments.

The outcome of elections creates uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy or government entitlement programs could have a material adverse impact on us and our investments.

Risks Related to Conflicts of Interest

Certain conflicts of interest are discussed below. Our stockholders should be aware that there will be occasions when the Adviser and its affiliates will encounter conflicts of interest in connection with their relationship to us. The below discussion enumerates certain conflicts of interest. There can be no assurance that Invesco, the Adviser and its affiliates will resolve all conflicts of interest in a manner that is favorable to us and our stockholders.

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us

Various potential and actual conflicts of interest will arise as a result of our overall investment activities and the overall investment activities of Invesco, Invesco Distributors, Inc. (the “Dealer Manager”), the Adviser and their affiliates. Invesco may in the future engage in further activities that may result in additional conflicts of interest not addressed below. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates (including the Adviser) may take such action as we determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and Invesco or its affiliates will require approval by the Board, including a majority of our independent directors. There can be no assurance that the Board or Invesco will identify or resolve all conflicts of interest in a manner that is favorable to us.

Certain principals and employees may be involved in and have a greater financial interest in the performance of Other Invesco Accounts, and such activities may create conflicts of interest in making investment decisions on our behalf

Certain of the principals and employees of the Adviser or the Dealer Manager may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our business and the distribution of Shares in any offering of Shares. Such individuals may serve in an advisory capacity to Other Invesco Accounts or other investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations, and may participate in the distribution of the securities of other issuers, including those that have investment objectives similar to ours. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The Other Invesco Accounts or other investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Adviser or the Dealer Manager may have a greater financial interest in the performance of such other funds or accounts than our performance.

We may co-invest with Invesco affiliates and such investments are at times in different parts of the capital structure of an issuer and involve conflicts of interest

We may co-invest, through loan participations, or otherwise, with Other Invesco Accounts in Credit Assets that are suitable for both us and such Other Invesco Accounts. We or the Other Invesco Accounts make and hold investments at different levels of an issuer’s capital structure, which includes us making investments directly or indirectly relating to portfolio entities of Other Invesco Accounts and vice versa. To the extent we hold interests or loans that are different (including with respect to their relative seniority) than those held by such Other Invesco Accounts, the Adviser and its affiliates will be presented with conflicts of interest. Other Invesco Accounts may also participate from time to time in a separate tranche of a financing with respect to an issuer/borrower in which we have an interest creating potentially conflicting loyalties between the Adviser’s duties to us and to other affiliates. In that regard, actions may be taken for the Other Invesco Accounts that are adverse to us. Furthermore, we may participate in investments related to the financing or refinancing of loan investments or portfolios held or proposed to be acquired by certain Other Invesco Accounts. While our participation in connection with any such investments and transactions are expected to be negotiated by third parties on market prices, such investments and transactions will give rise to potential or actual conflicts of interest.

There can be no assurance that any conflict will be resolved in our favor. Conflicts can also be expected to arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the other affiliates participating in the transaction. In addition, it is anticipated that in a bankruptcy proceeding our interest will likely be subordinated or otherwise adversely affected by virtue of such Other Invesco Accounts’ involvement and actions relating to such investment. For example, in circumstances where we hold a junior mezzanine interest in a Credit Asset, holders of more senior classes of debt issued by such entity (which may include Other Invesco Accounts) may take actions for their benefit (particularly in circumstances where such issuer faces financial difficulty or distress) that further subordinate or adversely impact the value of our investment in such issuer.

In connection with negotiating loans, bank or securitization financings in respect of our assets or originations, Invesco will generally obtain the right to participate on its own behalf (or on behalf of vehicles it manages) in a portion of the financings with respect to such Invesco-sponsored transactions (including transactions where the underlying collateral includes property owned by Other Invesco Accounts) upon a set of terms already negotiated and agreed of third parties. We do not believe that this arrangement has an effect on the overall terms and conditions negotiated with the arrangers of such senior loans other than as described in the preceding sentence. If we make or have an investment in a property in which an Other Invesco Account has a mezzanine or other debt investment, or vice versa, Invesco may have conflicting loyalties between its duties to us and to other affiliates. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Because of the affiliation with Invesco, the Adviser may have a greater incentive to invest in Invesco-sponsored financings (as compared to real estate-related financings sponsored by other real estate firms or financial sponsors).

The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Invesco on more favorable terms than those payable by us

Certain advisors and other service providers or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, property managers and investment or commercial banking firms) that provide goods or services to us, Invesco or certain entities in which we have an investment may also provide goods or services to or have business, personal, financial or other relationships with Invesco and its other businesses. Such advisors and service providers referred to above may be investors in us, affiliates of the Dealer Manager or the Adviser, sources of financing and investment opportunities or co-investors or commercial counterparties or entities in which Invesco or Other Invesco Accounts have an investment, and payments by us may indirectly benefit Invesco or such Other Invesco Accounts. In addition, certain employees of Invesco may have family members or relatives employed by such advisors and service providers. The Adviser or its affiliates may also provide administrative and other services to us. These relationships may influence us, Invesco or the Adviser in deciding whether to select or recommend such a service provider to perform services for us or a portfolio property (the cost of which will generally be borne directly or indirectly by us or such portfolio property, as applicable).

Notwithstanding the foregoing, transactions relating to us that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to us. Advisers and service providers, or their affiliates, often charge different rates or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by us are different from those used by Invesco, the Adviser or its affiliates may pay different amounts or rates than those paid by us.

Invesco, the Adviser and their affiliates engage in a broad range of activities and such activities may conflict with our interests

Invesco, the Adviser and their affiliates engage in a broad spectrum of activities, including a range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Invesco. In the ordinary course of their business activities, Invesco, the Adviser and their affiliates may engage in activities where the interests of certain divisions of Invesco and its affiliates, including the Adviser, or the interests of their clients, may conflict with our interests and those of our stockholders. Certain of these divisions and entities affiliated with the Adviser and its affiliates have or may have investment objectives or guidelines similar to our investment guidelines and therefore may compete with us. In particular, Invesco Real Estate invests in a broad range of real estate-related debt investments on behalf of numerous investment funds, managed accounts and other vehicles. If any matter arises that the Adviser and its affiliates determine in their good faith judgment constitutes an actual conflict of interest, the Adviser and its affiliates may take such action as they determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and Invesco or its affiliates will require approval by the Board, including a majority of independent directors. There can be no assurance that the Board or Invesco will identify or resolve all conflicts of interest in a manner that is favorable to us and our stockholders.

Conflicts of interest may arise for the Adviser and its affiliates with respect to its clients on the one hand, and us on the other hand

The Adviser and its affiliates have existing and potential relationships with a significant number of corporations, institutions and individuals. In providing services to its clients and us, the Adviser may face conflicts of interest with respect to activities recommended to or performed for such clients, on the one hand, and us, the stockholders or the entities in which we invest, on the other hand. The Adviser and its affiliates also will face conflicts of interest in connection with any purchase or sale transactions involving (1) us or our subsidiaries and (2) a client of the Adviser or an entity that has a financial or other interest in Invesco Ltd., the parent company of the Adviser, or in any of its affiliates (each, an “Interested Party”), including with respect to the consideration offered by or to, and the obligations of, such client or Interested Party. In addition, other clients of the Adviser may own equity interests in real estate and real estate related assets, interests in loans with real estate assets as the underlying collateral or other interests in real estate and real estate related assets. In determining whether to pursue a particular transaction on our behalf, these relationships could be considered by the Adviser, and there may be certain potential transactions that will not be pursued on behalf of us in view of such relationships. As a result, there can be no assurance that all potentially suitable investment opportunities that come to the attention of the Adviser will be made available to us. In addition, we may co-invest with Interested Parties and clients of the Adviser in particular investment opportunities, and the relationship of the Adviser and its affiliates with such clients or such Interested Party(ies) may influence the decisions made by the Adviser with respect to such investments.

We also may make a loan to a borrower in connection with the acquisition, refinancing or redemption by such borrower or other party of a property (including, without limitation, direct and/or indirect equity, preferred equity and/or other interests in a property) from or of a client, an Interested Party or an affiliate or former affiliate of the Adviser or to a borrower which is affiliated with current, former or prospective partners, clients or Interested Parties (including, without limitation, members of the Board, stockholders and/or their affiliates), vendors or other counterparties of affiliates of the Adviser, or to a borrower that is an Interested Party. In addition, we (or a subsidiary of ours) may incur indebtedness from lenders that are affiliated with current, former or prospective stockholders and/or their affiliates, vendors or other counterparties of affiliates of the Adviser, or from lenders that are Interested Parties. The Adviser and/or its affiliates, including any director affiliated with the Adviser, may have an incentive to seek, refer or recommend such loans or indebtedness to us, to cause us to make such loans, to cause us to incur such indebtedness or to agree on terms with respect to such loans or indebtedness that are not as favorable as might be obtained with respect to other loans or indebtedness as a result of such relationships. Further, the Adviser and any director affiliated with the Adviser will have conflicts of interest in deciding how to make decisions with respect to such loans and indebtedness (including with respect to decisions as to whether or not to refinance such loan or repay such indebtedness). We may also seek to refinance our loan portfolio by securitizing such loans and other credit instruments, for ultimate sale to others including Interested Parties. Use of such financing tactics could create potential conflicts of interest (see the Section entitled “Strategy Overview” and the risk entitled “We will invest in whole loans, and may securitize such whole loans and retain only a portion of the resulting interests” for additional detail).

Invesco’s policies and procedures may prevent it from pursuing certain investment opportunities that would be attractive to us

Specified policies and procedures implemented by Invesco and its affiliates, including the Adviser, which seek to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce Invesco’s, the Adviser’s and their affiliates’ ability to pursue attractive origination, financing and investment opportunities (including investment opportunities of ours). Because Invesco has many different businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. For example, Invesco may come into possession of material non-public information with respect to companies that are Invesco’s and its affiliates’ advisory clients in which the Adviser may be considering making an investment. As a consequence, that information, which could be of benefit to the Adviser, and therefore us, might become restricted to those other businesses and otherwise be unavailable to the Adviser, and could also restrict the Adviser’s activities. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of Invesco has or has considered making an investment or which is otherwise an advisory client of Invesco and its affiliates may restrict or otherwise limit the ability of Invesco or its affiliates, including the Adviser, to engage in businesses or activities competitive with such companies.

Minority investments of Other Invesco Accounts in transactions with which we also engage may result in conflicts which may not be resolved in our favor

Certain Other Invesco Accounts may also make minority investments in third-party investment managers or their investment vehicles with which we may engage in various transactions from time to time, including purchases or loan repayments or borrowing or lending transactions. Although these third-party investees may not be deemed to be affiliates of Invesco due to the limited voting rights or other terms of the investments made by such Other Invesco Accounts, such Other Invesco Accounts would have an indirect economic interest in any transactions between us and such third-party investees. Our stockholders will not share in any of the economic interest of such Other Invesco Accounts in such transactions. There can be no assurance that any conflict will be resolved in our and our stockholders’ favor and Invesco may be required to take action where it will have conflicting loyalties between its duties to us and to Other Invesco Accounts, which may adversely impact us and our stockholders.

Investment professionals employed by the Adviser or its affiliates may pursue different strategies for different investment vehicles

At times, the investment professionals employed by the Adviser or its affiliates and other investment vehicles affiliated with the Adviser or Invesco may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds or investment vehicles for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds or investment vehicles should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds or investment vehicles which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds or investment vehicles. For example, an investment professional may determine that it would be in the interest of another account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

There may be variations in the financial and other benefits among us and other vehicles managed by the Adviser or its affiliates

A conflict of interest arises where the financial or other benefits available to the Adviser or its affiliates differ among the accounts, clients, entities, funds or investment vehicles that it manages. If the amount or structure of the management fee or the Adviser’s or its affiliates’ compensation differs among accounts, clients, entities, funds or investment vehicles (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), the Adviser might be motivated to help certain accounts, clients, entities, funds or investment vehicles over others. Similarly, the desire to maintain assets under management or to enhance the Adviser’s performance record or to derive other rewards, financial or otherwise, could influence the Adviser or its affiliates in affording preferential treatment to those accounts, clients, entities, funds or investment vehicles that could most significantly benefit the Adviser or its affiliates. The Adviser may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds or investment vehicles. Additionally, the Adviser or its affiliates might be motivated to favor accounts, clients, entities, funds or investment vehicles in which it has an ownership interest or in which Invesco or its affiliates have ownership interests. Conversely, if an investment professional at the Adviser or its affiliates does not personally hold an investment in the fund but holds investments in other Invesco affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

Our investment activities may be affected by Invesco’s advisory and other relationships

Invesco will be under no obligation to decline any engagements or investments to make an investment opportunity available to us. In connection with its investment advisory and other businesses, Invesco may come into possession of information that limits its ability to engage in potential transactions. Our activities may be constrained because of the inability of Invesco personnel to use such information. For example, employees of Invesco not serving as employees of the Adviser or its affiliates may be prohibited by law or contract from sharing information with Invesco Real Estate. We may be forced to sell or hold existing investments as a result of investment advisory or other relationships that Invesco may have or transactions or investments Invesco and its affiliates may make or have made. Additionally, there may be circumstances in which one or more individuals associated with Invesco will be precluded from providing services to the Adviser because of certain confidential information available to those individuals or to other parts of Invesco.

The Adviser may make certain Company investments available for co-investment to its affiliates or other third parties

If the Adviser determines that a co-investment or co-origination partner makes sense for a particular Company loan or investment, the Adviser may, but will not be obligated to, make such investment opportunity available to affiliates of the Adviser, Interested Parties, or to third parties, including other clients of the Adviser and its affiliates, third-party sponsors and other investors. If a potential co-investment opportunity allocated to a particular rotation log (as described in more detail in the risk factor entitled “Investment opportunities will be allocated between us and Other Invesco Accounts” below) may be suitable for one or more clients advised or managed by the Adviser or one of its affiliates on such log, the allocation will be made following the same allocation and rotation process discussed in the risk factor entitled “Investment opportunities will be allocated between us and Other Invesco Accounts” below, and factors such as commitment size, timing of subscription, market terms, transaction fees and the ability of the Adviser’s or its affiliates’ clients to execute will be considered.

When structuring a co-investment with us, we may co-invest through partnerships, joint ventures or other entities with third parties that may have economic or business interests or objectives that are different than or conflict with those of ours. Such co-investments may involve risks in connection with such third-party involvement, including the possibility that a third party co-investor may have financial difficulties, resulting in a negative impact on the portfolio investment or the failure by such third party co-investor to pay amounts that may be owed to us, and any such third party co-investor may have economic or business interests or objectives that are different than or conflict with those of ours or may be in a position to take (or block) actions contrary to our investment objectives. The management of such investments in certain instances may not be fully or even partially controlled by the Adviser. In addition, we may in certain circumstances be liable for actions of our third-party co-venturers or partners.

A co-investor may or may not pay fees or performance compensation to the Adviser or its affiliates in respect of such investments. Costs associated with co-investments between us and one or more clients of the Adviser or its affiliates (including “dead deal” costs) generally will be allocated proportionately, unless an executed agreement between the parties’ states otherwise. Costs with respect to co-investments between us and one or more third parties may also be shared proportionately if so agreed upon by the parties in definitive and binding documentation with respect to the investment opportunity. Accordingly, we may be required to bear all of the fees, costs and expenses relating to co-investments (whether or not such co-investment is consummated). Co-investors also may be required to bear their pro rata share of any guarantees provided by us with respect to any investment; provided, however, that any such obligation may be structured so that we provide such guarantees with respect to the entire investment and the co-investors’ agree to reimburse us for their pro rata share of liabilities incurred under such guarantees.

If we enter into a co-investment with (1) a client of the Adviser or its affiliates, (2) an affiliate of the Adviser, including any director affiliated with the Adviser or (3) an Interested Party, such transaction would lead to additional conflicts of interest. The terms of such co-investment may not be negotiated on an arm’s length basis and could favor one investor over the other due to facts and circumstances not currently contemplated by the Adviser, including a change in circumstances arising due to events that are outside of the control of the Adviser or us. Such co-investment opportunities will require approval by the Board, including a majority of independent directors. There can be no assurance that the Adviser or the Board will identify or resolve all conflicts of interest in a manner that is favorable to us and our stockholders.

Investment opportunities will be allocated between us and Other Invesco Accounts

The Adviser and its affiliates advise and manage, and in the future will continue to advise and manage Other Invesco Accounts having investment guidelines substantially the same in whole or in part as those of ours. In the event Invesco Real Estate identifies potential investment opportunities that also might be suitable for one or more Other Invesco Accounts, Invesco Real Estate will allocate such investment opportunities in what the Adviser believes is a fair and equitable manner over time, such decisions made at the Adviser’s discretion, in accordance with its policies and procedures.

As discussed in the section entitled “Business—Related Invesco Accounts,” the Adviser has implemented a policy whereby U.S. opportunities are rotated on various logs depending on the nature of the opportunity. These specific rotational logs and their related policies were designed to create a methodology for allocating investment opportunities that is fair and equitable to Invesco Real Estate’s clients over time, while balancing the needs of such clients to complete transactions on a cost-effective and timely basis. Invesco Real Estate clients seeking a co-investment on an opportunity may use their position on a particular rotation log for a transaction as long as they can meet the timing and other relevant conditions for such transaction. In determining a co-investment partner among other Invesco Real Estate clients, if applicable, the rotation log policies and procedures will apply.

We and other Credit-Focused Accounts will retain priority on the Adviser’s debt log for U.S. opportunities. Such U.S. opportunities will be rotated among the Credit-Focused Accounts where the client receiving the opportunity is rotated below the other Credit-Focused Accounts when an opportunity is secured. We, or other Credit-Focused Accounts may waive an opportunity if warranted based on a variety of factors described earlier.

Follow-on transactions with the same borrower for the same collateral or new loans cross-collateralized with one or more existing loans made by one of the Adviser’s clients on the debt log will first be offered to such client and, if so awarded, not necessitate rotation to the bottom of the log for the client’s relative position thereon. Non-U.S. opportunities will be governed by policies and procedures of the Adviser’s affiliates. The fact that Invesco Real Estate has other clients could, among other adverse consequences, affect the availability of investments or obligations to us, including for non-U.S. opportunities. In addition, the fact that the Adviser operates other investment centers (in addition to Invesco Real Estate) could also affect the availability of, and opportunity to secure investments for, us. In particular, the different investment teams who operate the Adviser’s different investment centers pursue investment opportunities independently. As a result, Invesco Real Estate and one or more other investment centers may pursue the same or similar investment opportunities and, in some instances, compete against one another for opportunities that are also appropriate for Invesco Real Estate clients, including us. Accordingly, Invesco Real Estate may not always be successful in securing certain investments within our investment objectives and strategies. Over time, other investment centers of the Adviser may have access to, and source, investment opportunities that are more profitable to its clients than Invesco Real Estate has access to or can source for its clients, including us. The Board (including the independent directors) will monitor and review that the allocation methodology described above is applied fairly to us and our stockholders.

Invesco, the Adviser and their affiliates currently sponsor, manage and advise additional investment vehicles formed to permit certain investors to invest in us or in multiple Invesco-sponsored products (each, a “Client Investment Vehicle”) and may sponsor, manage or advise additional Client Investment Vehicles in the future. Each Client Investment Vehicle may invest in one or more commingled funds or other products managed or advised by the Adviser or its affiliates, including us. For Client Investment Vehicles that invest in multiple Invesco-sponsored products, the Adviser and its affiliates face conflicts of interest in allocating the capital of such Client Investment Vehicle among the various Invesco-sponsored products, including conflicts arising from differences in the net compensation to the Adviser and its affiliates from different products and conflicts arising from the investment or liquidity considerations of a Client Investment Vehicle and its participants. Investment decisions for such Client Investment Vehicles generally will be made within the parameters of the investment guidelines established for the particular Client Investment Vehicle, which will establish target investment allocations among the Invesco-sponsored products within its investment strategies. In addition, each Client Investment Vehicle is expected to have a single advisory fee (and, if applicable, a single performance fee) payable by the client or its participants regardless of the Invesco-sponsored products in which it invests. Nonetheless, conflicts relating to target allocations, and the timing of acquisitions and dispositions of shares in Invesco-sponsored products will exist.

Acquisitions or dispositions of investments could result in a conflict for the Adviser with respect to payments of certain fees

A conflict could also arise in connection with loan originations or the acquisition or disposition of credit instruments or the financing or refinancing of any particular credit instrument or loan, as it may be beneficial for the Adviser to delay or accelerate our acquisition, disposition, financing or refinancing to delay, accelerate or extend payment of the Management Fees or Performance Fees to the Adviser. To the extent that any of the transactions described above are effected, they will be subject to restrictions, including the Adviser’s policies and procedures relating to such transactions and requirements under applicable law.

Investments in Affiliated Funds could result in additional fees to the Adviser

Our investments in real estate-related securities may include investments in Affiliated Funds. The Adviser and its affiliates that manage, advise or are otherwise affiliated with the Affiliated Funds face potential conflicts of interest with respect to our investments in the Affiliated Funds, as such investments could earn the Adviser additional fees. Any investments we makes in the Affiliated Funds will be conducted in accordance with, and subject to, the terms and conditions of the Advisory Agreement and any investment guidelines or other governance policies adopted by the Board, which requires its approval, including a majority of independent directors. The value of any investments in Affiliated Funds will be excluded from our NAV for purposes of calculating the Management Fee we pay to the Adviser. We expect to bear or pay management fees, performance fees and/or transaction fees to affiliates of the Adviser as well as operating expenses as a result of any investment in an Affiliated Fund.

Conflicts may arise for the Adviser with respect to transactions with Adviser affiliates and other Invesco-related parties

An affiliate of the Adviser (the “seed investor”) has committed to purchase an aggregate of $150 million in Common Shares. We have obtained financing and have pledged this commitment in order to commence our operations including the origination and acquisition of loans and making real estate related investments. The financing was secured by the seed investor’s commitment to acquire Shares, and our right to call such commitment was further pledged to the lender providing the financing. Costs related to such financing will be an operating expense of ours which in turn may affect our operations including our ability to make distributions or satisfy repurchase requests from stockholders.

We may also engage in transactions with clients, affiliates, former affiliates of the Adviser and Interested Parties. The Adviser and its affiliates may also provide services to us as described in this Registration Statement; provided that the compensation and other terms and conditions under which services are provided are embodied in a written contract and the compensation does not exceed the amount that would be payable by us if such services were provided by third parties on an arm’s-length basis. Subject to applicable law, we also may invest in or divest entities or investments in which the Adviser, its clients or its affiliates or Interested Parties hold a material (or lesser) interest, in each case on terms and conditions that a majority of the Board (including a majority of independent directors) not otherwise interested in the transaction determines are fair and reasonable to us and no less favorable to us than those available from unaffiliated third parties. Such investments (including co-investments) may result in conflicts of interest including, without limitation, with respect to voting and exit rights, funding defaults or other breach by us or our affiliate under the terms of the agreement governing such joint investment.

For example, as of the date of this Registration Statement, an affiliate of the Adviser has issued a loan to us for a maximum aggregate amount of $30,000 pursuant to a revolving credit agreement (the “Revolving Credit Agreement”), for the purpose of financing our organization and related start-up expenses. Loans made to us pursuant to the Revolving Credit Agreement mature nine (9) months from the date of issuance of such loan.

If the Adviser or an affiliate of the Adviser provides services to us that would otherwise be performed for us by third parties or the Adviser seeks reimbursement for services provided by the Adviser or other Invesco employees, we will reimburse the Adviser’s internal costs and related overhead expenses allocable to such services; provided that reimbursements for such services will not exceed prevailing market rates (for the avoidance of doubt, the Adviser is not seeking, or agreeing to waive, reimbursement for one or more of such services rendered during any period, and we will not prevent Adviser from seeking reimbursement for such services rendered during any future period). We expect to reimburse the Adviser for accounting and legal services provided by the Adviser’s relevant personnel. This reimbursement amount is based on an estimate of time spent on services provided to us.

We also expect to reimburse the Adviser for other services in the future (including with respect to audit, accounting and legal services).

The Adviser faces certain conflicts of interest in connection with our existing and future reimbursement for services provided by Invesco, the Adviser or its affiliates, as described above.

Access to material, non-public information may restrict the Adviser from conducting certain beneficial transactions on our behalf

We, either directly or through our relationship with Invesco, the Adviser or certain of their respective affiliates, may come into possession of material non-public information with respect to an issuer in which we have invested or may invest. Should this occur, the Adviser may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel (including Adviser personnel) responsible for management of our business may be on a need-to-know basis only, and the Adviser may not be free to act upon any such information on our behalf. Therefore, we or the Adviser may not have access to material non-public information in the possession of Invesco or its affiliates which might be relevant to an investment decision to be made by the Adviser on our behalf, and the Adviser may initiate a transaction or purchase or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Adviser may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to acquire, purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.

Possible future activities of the Adviser and its affiliates beyond the current range of services provided may give rise to further conflicts of interest

The Adviser and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser, Invesco and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

Our management team may face conflicts in allocating time and resources between various projects

Our management team devotes such time as they deem necessary to conduct our business affairs in an appropriate manner. However, a core group devote such time as is reasonably necessary to our activities and also to the activities of numerous other investment vehicles of the Adviser and any successor funds thereto (and their respective investments) and their related entities (which may include separate accounts, dedicated managed accounts or investment funds formed for specific geographical areas or investments). Consequently, conflicts are expected to arise in the allocation of personnel, and we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Adviser and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

Conflicts may arise in connection with Service Providers

Conflicts may arise in connection with our engagement of service providers. Certain service providers and/or their respective affiliates (including accountants, administrators, custodians, transfer agents, lenders, bankers, brokers, attorneys, consultants and investment or commercial banking firms) to us may also provide goods or services to, or have business, personal, political, financial or other relationships with, Invesco, the Adviser, and their affiliates or other clients of Invesco, the Adviser or their affiliates. To the extent such service providers’ services are provided to us, the cost thereof will be borne by us. Such service providers may be an Interested Party, investors in us or other clients of Invesco, the Adviser or its affiliates, sources of investment opportunities for Invesco, the Adviser, its affiliates, us, or the other clients of Invesco, the Adviser or its affiliates or may otherwise be co-investors with or counterparties to transactions involving the foregoing. These relationships may influence the Adviser in deciding whether to select or recommend any such advisor or service provider to perform services for us (the cost of which will be borne by us).

Auditor. PricewaterhouseCoopers LLP serves as auditor and tax service provider to us and serves as the auditor and tax service provider to the Adviser and, therefore, may face certain conflicts of interest as a result of its representation of both us and the Adviser. As administrative duties increase with respect to accounting functions, we may second one or more accounting firm personnel.

Dealer Manager. Our Dealer Manager is an affiliate. See Item 7 “Certain Relationships and Related Transactions, and Director Independence” for more information.

Independent Valuation Advisors. Chatham is a third-party valuation firm that has been selected by the Adviser to serve as the independent valuation firm in connection with our Credit Assets and Facilities. Capright will be retained to act as an appraiser for the collateral underlying each Credit Asset in which we invest. Capright will provide an appraisal at the closing of each transaction, and subsequently provide yearly updates for appraisals of the underlying collateral.

Investment Management Firm. Bellwether Asset Management, an asset management platform based in Los Angeles, has been contracted by the Adviser to perform day-to-day asset management and Borrower communication, including but not limited to monthly reporting, calculating lender tests (such as debt service coverage ratios, debt yield, and LTV), and obtaining property-level updates on the business plan.

Loan Servicing Firm. Key Bank has been engaged by the Adviser to perform loan servicing (i.e., payment processing, records, balances, impound accounts, etc.) for us.

The Adviser may retain additional or other service providers on our behalf in the future.

There may be conflicts with respect to other affiliate transactions in connection with investments alongside Other Invesco Accounts

In connection with investments in which we participate alongside Other Invesco Accounts, we may from time to time share certain rights with such Other Invesco Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Invesco or its other affiliates. Further conflicts could arise once we and Invesco or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other Invesco Account, our interests and the interests of such Other Invesco Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Adviser to recommend actions in our best interests might be impaired.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not qualify to be taxed as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability

We expect to operate to qualify to be taxed as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•

we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct dividends paid to stockholders in computing taxable income and being subject to federal and applicable state and local income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•

unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and therefore, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four full taxable years.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common stock

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in Common Shares. In addition, further changes to the tax laws are possible.

Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in mortgage loans to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our Charter authorizes the Board to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT.

We cannot assure our stockholders that any future changes to U.S. federal income tax laws and regulations will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in the Shares or on the market value or the resale potential of our assets. Stockholders are urged to consult with personal tax advisors with respect to the impact of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Shares.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions

To qualify as a REIT, we generally must distribute annually to our stockholders dividends equal to a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income, including undistributed net capital gain, each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which dividends paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our Share Repurchase Plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs and reduce our equity.

Compliance with REIT requirements may cause us to forgo otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce our stockholders’ overall return

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. As examples, to maintain our qualification as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws, and we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments

To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets, government securities and securities of our taxable REIT subsidiaries) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer (other than securities that qualify for the straight-debt safe harbor) unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities, qualified real estate assets and securities of our taxable REIT subsidiaries) can consist of the securities of any one issuer, and no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Our Charter does not permit any person or group to own more than 9.9% of our outstanding common stock or of our outstanding capital stock of all Classes or series and attempts to acquire our common stock or our capital stock of all other Classes or series in excess of these 9.9% limits would not be effective without an exemption from these limits by the Board

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year other than the first taxable year in which we are taxed as a REIT. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, our Charter prohibits beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.9%, by value or by number of Shares, whichever is more restrictive, of the outstanding Shares of common stock or of the outstanding Shares of all Classes or series, which we refer to as the “Ownership Limit.” The constructive ownership rules under the Code and Charter are complex and may cause Shares owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding Shares of common stock or our outstanding Shares of all Classes or series by a person could cause another person to constructively own in excess of 9.9% of our outstanding Shares of common stock or our outstanding Shares of all Classes or series, respectively, and thus violate the Ownership Limit. There can be no assurance that the Board, as permitted in the Charter, will not decrease this Ownership Limit in the future. Any attempt to own or transfer Shares in excess of the Ownership Limit without an exemption (prospectively or retroactively) by the Board will result either in the Shares in excess of the limit being transferred by operation of our Charter to a charitable trust, and the person who attempted to acquire such excess Shares not having any rights in such excess Shares, or in the transfer being void.

The Ownership Limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). Any exemptions to the ownership limit granted in the future may limit the Board’s power to increase the Ownership Limit or grant further exemptions.

Non-U.S. stockholders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of Shares

In addition to any potential withholding tax on ordinary dividends, a non-U.S. stockholder, other than a “qualified shareholder” or a “qualified foreign pension fund,” as defined in Section 857 of the Code, that disposes of a “United States real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to gain on the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. Proposed Treasury Regulations would apply look-through rules with respect to REIT stock that is held by certain types of entities, including non-public domestic C corporations if 25% or more of the fair market value of such corporation’s stock is held by non-U.S. persons, for purposes of determining whether a REIT is domestically controlled. We cannot assure our stockholders that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. stockholder on certain dispositions of Shares would be subject to tax under FIRPTA, unless (1) our Shares of common stock were regularly traded on an established securities market and (2) the non-U.S. stockholder did not, at any time during a specified testing period, hold more than 10% of our common stock. We do not expect our Shares to be regularly traded on an established securities market. Furthermore, even if we are domestically controlled, distributions by us that are attributable to gains from dispositions of USRPIs will be subject to tax under FIRPTA and special withholding rules unless the conditions in clauses (1) and (2) of the second preceding sentence are satisfied, subject to certain exceptions.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements

Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States may be subject to income taxation by jurisdictions in which such assets are located or in which our subsidiaries that hold interests in such assets are located. Any such taxes could adversely affect our business, results of operations, cash flows or financial condition, and our cash available for distribution to our stockholders will be reduced by any such foreign income taxes.

We may incur tax liabilities that would reduce our cash available for distribution to stockholders

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. If we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect), we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gains we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax we paid. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our domestic taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to our stockholders.

Restrictions on deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding incurring income or excise taxes

Under Section 163(j) of the Code, the deduction for business interest expense is limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, and any deductions for “qualified business income.” A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.

The Board is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders

Our Charter authorizes the Board to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our directors have duties to us and the Board could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

Our stockholders may have current tax liability on distributions our stockholders elect to reinvest in our common stock

If our stockholders participate in our distribution reinvestment plan, our stockholders will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in Common Shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless our stockholders are a tax-exempt entity, our stockholders may be forced to use funds from other sources to pay our tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders is 20%. Dividends payable by REITs, however, are not eligible for the reduced rate except to the extent designated as capital gain dividends or qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. Our stockholders are urged to consult with their tax advisor regarding the effect of this change on their effective tax rate with respect to REIT dividends.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. If we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

If the Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT

If the IRS were to successfully challenge the status of the Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from hedging transactions will be excluded from gross income for purposes of the 75% and 95% REIT gross income tests if: (1) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges a position entered into pursuant to clause (A) or (B) after the extinguishment of such liability or disposition of the asset producing such income; and (2) such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiary would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our taxable REIT subsidiary will generally not provide any tax benefit, except for being carried forward against future taxable income in the taxable REIT subsidiary.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations

Securitizations could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. Because we hold substantially all of our assets through the Operating Partnership, the foregoing rules would not apply if the Operating Partnership was treated as a partnership for U.S. federal income tax purposes and was, or owned an equity interest in, a taxable mortgage pool, and any such taxable mortgage pool would be treated as a corporation for U.S. federal income tax purposes and could prevent us from qualifying as a REIT. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to remain qualified as a REIT

We enter into certain financing arrangements that are structured as sale and repurchase agreements pursuant to which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto, and we treat them as such for U.S. federal income tax purposes. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to remain qualified as a REIT.

Risks Related to being a Public Company

We are an “emerging growth company,” and as such, we have reduced reporting requirements as compared to other public companies, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosures regarding the executive compensation of our executive officers.

We are an “emerging growth company” as defined in the JOBS Act. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. Under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.”

We will incur increased costs as a result of being a public company in the US and our management must devote substantial time to public company compliance programs.

As a public company in the United States, we expect to incur significant legal, insurance, accounting and other expenses that we did not incur as a private company. Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and the Consumer Protection Act and other applicable securities rules and regulations impose various requirements on US public companies. We need to ensure our financial and management control systems are able to meet the requirements of a public company. Areas such as financial planning and analysis, tax, corporate governance, accounting policies and procedures, internal controls, internal audit, disclosure controls and procedures and financial reporting and accounting systems need to be compliant with reporting obligations. Our management and administrative staff may devote a substantial amount of time to compliance with these requirements. We may need to enlist additional qualified personnel to address these issues. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention away from product development and other commercial activities. If for any reason our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Item 2. Financial Information

Financial Highlights

Discussion of Expected Operating Plan

The information in this section contains statements that involve risks and uncertainties. See Item 1A “Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

We are a Maryland corporation that was formed on October 27, 2022. We intend to qualify as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2023.

We are focused on originating, acquiring and managing a diversified portfolio of loans related to commercial real estate and preferred equity interests in commercial real estate in the United States, Europe and Asia. To a lesser extent, we also intend to purchase non-distressed public or private debt securities and on a selective basis may invest in operating companies in the business of or related to commercial real estate credit.

Revenues and Expenses

During the inception-to-date period ended March 31, 2023, we reported a net loss of approximately $1,127,000. Our net loss primarily consists of debt issuance costs of approximately $652,000 and organizational costs of approximately $450,000. Debt issuance costs are related to debt facilities that closed subsequent to March 31, 2023.

Financial Condition, Liquidity and Capital Resources

As of March 31, 2023, our total assets were approximately $347,000 and consisted primarily of advanced offering expenses associated with our Continuous Offering. Total liabilities were approximately $1,474,000 and consisted of approximately $1,444,000 due to an affiliate and a $30,000 loan payable to an affiliate. The “Due to Affiliate” balance consisted of advanced debt issuance costs of approximately $652,000, advanced organizational expenses of approximately $450,000, advanced deferred offering expenses of approximately $243,000, and advanced operating expenses of approximately $99,000.

The Adviser has agreed to advance all of our organizational and offering expenses (other than upfront selling commissions, dealer manager fees, and ongoing stockholder servicing fees) incurred through the earlier of (1) the date that our NAV reaches $1.0 billion and (2) March 31, 2024. In addition, the Adviser has agreed to advance our operating expenses, including debt issuance costs incurred through the earlier of (1) the date that our NAV reaches $500 million and (2) March 31, 2024. We will reimburse the Adviser for all of our advanced expenses ratably over the 60 months following such date. Under the terms of our advisory agreement, organizational and offering expenses became a liability of ours on March 23, 2023. Organizational and offering expenses include those costs incurred by the Adviser prior to entering into the advisory agreement with us.

Invesco Realty, Inc., an affiliate of Invesco, has committed to purchase in the aggregate $150,000,000 of Class S Shares, Class D Shares, Class I Shares and Class E Shares in one or more closings (the “Invesco Subscription Agreement”). We may call capital under the Invesco Subscription Agreement in one or more closings through March 23, 2028. Invesco Realty, Inc. may not submit its Shares for repurchase under our Share Repurchase Plan until the earlier of March 23, 2028, and the date that our aggregate NAV is at least $1.5 billion. See Item 10 “Recent Sales of Unregistered Securities” for more information.

We did not issue any stock as of March 31, 2023. As of this Registration Statement, we issued (i) 1,600 Common Shares to Invesco Realty, Inc. for $40,000; (ii) awarded the independent members of our board of directors 2,442 Class E Shares; and (iii) issued 111 Stapled Units (as defined below) in a private placement for net proceeds of approximately $107,000. See Note 8, “Subsequent Events” to our consolidated financial statements included in Item 13 “Financial Statements and Supplementary Data” and Item 10 “Recent Sales of Unregistered Securities” for more information.

As of the date of this Registration Statement, we have invested $157.4 million in two commercial real estate loans. Our loan investments earn interest at term SOFR plus a spread. We financed our loan originations with repurchase agreements and borrowings on a revolving line of credit facility. We pay interest on our borrowings at one-month term SOFR plus a spread. For additional information on our financing arrangements see Note 8, “Subsequent Events” to our consolidated financial statements included in Item 13 “Financial Statements and Supplementary Data” for more information.

Accounting Polices

We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and consolidate the financial statements of the Company and its controlled subsidiaries. Under U.S. GAAP, we may elect the fair value option for financial instruments on an instrument-by-instrument basis. We elected the fair value option for the two commercial real estate loans discussed above and the repurchase agreements and revolving line of credit that finance these loans. Because fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets and liabilities may differ from their actual realizable value or future fair value.

Contractual Obligations

Commitments and contingencies may arise in the ordinary course of business. As of March 31, 2023, we have committed to pay counterparties’ legal, diligence and other fees in connection with new financing facilities in the ordinary course of business.

Quantitative and Qualitive Disclosures about Market Risk

The primary components of our market risk are related to interest rates, credit and market values. While we do not seek to avoid risk completely, we believe that risk can be quantified from historical experience, and we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. We are exposed to interest rate volatility primarily as a result of the floating rate nature of the Credit Assets we hold and the financing we place on them. Additionally, we may use Company-Level Facilities featuring floating interest rates for liquidity and working capital purposes. Furthermore, we may make investments in fixed and floating rate Debt Securities; the value of our positions may increase or decrease depending on interest rate movements. Finally, interest rate changes may impact the availability of financing needed to expand our investment portfolio.

A rise in the general level of interest rates can be expected to lead to higher debt service payment requirements relative to any variable rate Credit Assets we hold and to declines in the value of any fixed rate Credit Assets we may hold. Rising interest rates carry default risk to our borrowers, because cash flows from underlying properties may fall below the debt service payments due to us on the Credit Assets, triggering borrower liquidity covenants. Therefore, we expect to protect property cash flows by requiring borrowers to purchase interest rate caps, which provides a hedge against rising interest rates, whereby the borrower will receive excess cash if interest rates exceed predetermined strike prices. Furthermore, rising interest rates also cause our overall cost of borrowing to increase, partially or fully, offsetting any increase in elevated debt service payments received on our variable rate Credit Assets. We may use derivative financial instruments to hedge interest rate exposure on our borrowings to mitigate the impact on our debt service payments. Given our Leverage Limitation, an increase in interest rates may result in an increase in our net investment income and the amount of performance fees payable to the Adviser.

A decline in interest rates can be expected to lead to lower debt service payments received from any variable rate Credit Assets we may hold, decreases in the value of any floating rate Credit Assets we hold, and increases in the value of any fixed rate Credit Assets we hold. To mitigate the impact of reduced earnings as a result of declining interest rates, we expect to structure interest rate floors into each loan where the borrower will be required to pay minimum interest payments should interest rates fall below a predetermined rate. Additionally, reduced interest rates also cause our overall cost of borrowings to decrease. Because our borrowings do not feature interest rate floors, but our variable rate Credit Assets feature minimum interest payments due to us, declining interest rates may result in an increase to the net interest income received on our variable rate Credit Assets and an increase in the amount of performance fees payable to the Adviser.

As of March 31, 2023, we held no market sensitive instruments.

Credit Risk

We are exposed to credit risk in our Credit Assets with respect to a borrower’s ability to make required debt service payments to us and repay the unpaid principal balance in accordance to the terms of the loan agreement. We manage this risk by conducting a credit analysis prior to making an investment and by actively monitoring our portfolio and the underlying credit quality, including subordination and diversification, of our Credit Assets. In addition, we re-evaluate the credit risk inherent in our Credit Assets on a regular basis under fundamental considerations such as gross domestic product, unemployment, interest rates, retail sales, store closing/openings, corporate earnings, housing inventory, affordability and regional home price trends.

We are exposed to credit risk with respect to the tenants that occupy properties that serve as collateral to our Credit Assets. To mitigate this risk, we seek to avoid large single tenant exposure and we undertake a credit evaluation of major tenants prior to making a loan. This analysis includes extensive due diligence of a potential tenant’s creditworthiness and business, as well as an assessment of the strategic importance of the property to the tenant’s core business operations.

Finally, we may be exposed to counterparty credit risk under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We may seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

Market Value Risks

We may also be exposed to market value risk with respect to the fair value of our Credit Assets, Debt Securities and borrowings due to changes in market conditions, including spreads, interest rates, property cash flows, and commercial property values that serve as collateral. We seek to manage our exposure to market risk by originating or acquiring Credit Assets secured by different property types located in diverse, but liquid markets with stable credit ratings. The fair value of our Credit Assets and Debt Securities may fluctuate, therefore the amount we will realize upon any repayment, sale, or an alternative liquidation event is unknown.

Commercial property values are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes and/or tax and legal considerations. Changes in commercial property values are difficult to predict with accuracy. We model a range of valuation scenarios and the resulting impacts to our business.

Item 3. Properties

Our principal executive and administrative offices are located in leased space at 2001 Ross Avenue, Suite 3400, Dallas Texas 75201. As part of our Advisory Agreement, our Adviser is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

Item 4. Security Ownership of Certain Beneficial Owners and Management

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days.

The following table sets out the information regarding the number and percentages of Shares owned by each director, all directors as a group, and all beneficial owners as of the date of this Registration Statement. No officers of the Company owned any of ours Shares as of the date of this Registration Statement. The address for each of the persons named below is in care of our principal executive offices at 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of Common Shares Beneficially Owned
Beneficial Owner of More than 5%
Invesco Realty, Inc.	1,600	(1)	36.6%

Directors
R. Scott Dennis	0		0%
Beth A. Zayicek	0		0%
Hubert J. Crouch	0		0%
R. David Kelly	582	(2)	13.3%
James H. Forson	698	(2)	15.9%
Paul E. Rowsey	582	(2)	13.3%
Ray Nixon	582	(2)	13.3%
All current directors as a group (7 person)	2444	(2)	55.8%

(1)	Represents 400 Shares of each Class of common stock (Class E, Class I, Class S and Class D)
(2)	Represents Shares of Class E common stock.

Item 5. Directors and Executive Officers

We operate under the direction of the Board. The Board has retained the Adviser to manage our activities, subject to the Board’s supervision.

The Board has seven members, four of whom are independent directors, as defined by our Bylaws. Our Bylaws provide that a director is independent if the director meets the designations for independence as set forth in Rule 303A.02 of the New York Stock Exchange Listed Company Manual.

Directors and Executive Officers

Our directors and executive officers are set forth below (the information is as of June 29, 2023).

Name:	Age	Position
Hubert (“Bert”) J. Crouch	44	Director and Chief Executive Officer
R. Scott Dennis	64	Director and Chairperson of the Board
R. Lee Phegley, Jr.	54	Chief Financial Officer and Treasurer
Beth A. Zayicek	42	Director and Chief Operating Officer
Charlie Rose	42	President and Lead Portfolio Manager
R. David Kelly	59	Lead Independent Director
James H. Forson	56	Independent Director
Paul E. Rowsey	68	Independent Director
Ray Nixon	71	Independent Director

Hubert (“Bert”) J. Crouch. Mr. Crouch serves as our Chief Executive Officer and as one of our directors. Mr. Crouch joined Invesco Real Estate in 2009. Mr. Crouch has served as Head of North America for Invesco Real Estate since January 2020. From 2010 through January 2020, Mr. Crouch served as a Portfolio Manager for Invesco Real Estate, focusing on the strategic, transactional, financing and fundraising sides of both opportunistic investments and credit originations related to commercial and multifamily real estate across the United States and Europe. Mr. Crouch has also served as a member of Invesco Real Estate’s Investment Committee and Investment Strategy Group. Prior to joining Invesco Real Estate, Mr. Crouch served as the Director of Acquisitions for Presidio Investments, a wholly-owned subsidiary of Hunt Realty Investments. Mr. Crouch has also served in Wells Fargo’s Real Estate Merchant Banking Group. Mr. Crouch earned a B.B.A. in Finance from the McCombs School of Business at the University of Texas at Austin. Mr. Crouch is a valuable member of the Board because of his significant real estate credit investment experience and leadership experience with Invesco Real Estate.

R. Scott Dennis. Mr. Dennis serves as a Director and Chairperson of the Board. Mr. Dennis has been with Invesco Real Estate for more than 30 years. He has served as Chief Executive Officer of Invesco Real Estate since March 2011, as Chief Executive Officer of Invesco Private Markets since July 2019 and as President, Chief Executive Officer and Chair of Invesco Real Estate Income Trust Inc., a public, non-listed equity REIT, since January 2019. He is responsible for the day-to-day strategy execution and management of Invesco Real Estate’s global real estate business. Prior to becoming Chief Executive Officer of Invesco Real Estate, Mr. Dennis served as co-head of Invesco Real Estate’s North America group and head of its U.S. acquisitions team from 1992 to 2008. Prior to joining Invesco Real Estate, Mr. Dennis served in the investment banking group at Bankers Trust Company from 1984 to 1989. Additionally, Mr. Dennis was with Trammell Crow Company from 1989 to 1992. He has been directly involved in over $100 billion of real estate investments. Mr. Dennis earned a B.B.A. in Finance and Real Estate from The University of Texas at Austin. Mr. Dennis is a valuable member of the Board because of his experience overseeing the operations and growth of Invesco Real Estate and his significant investment experience.

R. Lee Phegley, Jr. Mr. Phegley serves as our Chief Financial Officer and Treasurer. Mr. Phegley has been with Invesco Ltd. since 2006 and has CFO responsibilities for the Investments business unit which includes Invesco’s Private Markets platforms. In addition, since May 2014 Mr. Phegley has served as the Chief Financial Officer for Invesco Mortgage Capital Inc., an NYSE-traded mortgage REIT managed by the Adviser. Mr. Phegley also has served as the CFO of Invesco Real Estate Income Trust Inc., a public, non-listed equity REIT since January 2019. Prior to joining Invesco, Mr. Phegley was a Director and responsible for Private Equity Accounting at Archon Group LP from 2004 to 2006. Prior to 2004, Mr. Phegley served as a Senior Manager at KPMG LLP for two years and Arthur Andersen LLP for seven years managing audit engagements for public and private clients. Mr. Phegley is a Certified Public Accountant. Mr. Phegley earned a B.A. in Business from Baylor University and an M.S. in Accountancy from the University of Houston.

Beth A. Zayicek. Ms. Zayicek serves as Chief Operating Officer and one of our directors. Ms. Zayicek joined Invesco Real Estate in 2008 and currently is a Managing Director and the Chief Operating Officer of Invesco Real Estate and Private Markets. She is a member of Invesco Real Estate’s Global Executive Committee and Asia Investment Committee. Ms. Zayicek previously served as Invesco Real Estate’s Chief Administrative Officer from 2016 to 2018 and senior director of investment analytics from 2013 to 2016. She has also served on Invesco Real Estate’s portfolio management and acquisition teams and as a member of its North American Investment Committee. Ms. Zayicek has served as a director of Invesco Mortgage Capital Inc. since February 2021 and director and Chief Operating Officer of Invesco Real Estate Income Trust since January 2019. Prior to joining Invesco Real Estate, Ms. Zayicek served as a member of the corporate and investment banking analyst program and real estate private equity group at KeyBank. Ms. Zayicek also previously served as the director of capital markets at DDR Corp. Ms. Zayicek earned a B.S. in Management with a concentration in Finance from Case Western Reserve University. Ms. Zayicek is a valuable member of the Board because of her management experience, investment expertise and history with Invesco Real Estate.

Charlie Rose. Charlie Rose is our President and Lead Portfolio Manager. Charlie is the Head of Real Estate Credit and has served as Managing Director since he joined Invesco Real Estate in 2017 and in his role, he is primarily focused on the strategic and transactional side of structured credit investments related to commercial and multifamily real estate with an immediate focus on the United States. Prior to joining Invesco, Charlie served as managing director for Canyon Partners Real Estate (“Canyon”) since 2009. Prior to Canyon, Charlie worked for Pacific Urban Residential in capital markets and multifamily acquisitions from 2007 to 2009. He started his career with Rosen Consulting Group in 2003, where he was Vice President. Charlie holds a Bachelor of Arts from Stanford University and a Master of Business Administration with Honors from the Wharton School of the University of Pennsylvania.

R. David Kelly. Mr. Kelly serves as one of our independent directors and our lead independent director. Mr. Kelly has 36 years of investment experience, including serving both public companies and private companies in the financial advisory and real estate development sectors. Mr. Kelly is the founder and managing partner of StraightLine Realty Partners, LLC, an alternative investment platform with investments in real estate, financial services and venture capital. Mr. Kelly also serves as Chairman and CEO of Croesus and Company, an international real estate advisory firm, as lead independent director of Invesco Real Estate Income Trust, a public, non-listed equity REIT, as lead director of TCW Direct Lending, focused on lending senior-secured loans primarily to US-based mid-market companies, as an independent director of Acadia Healthcare and as an at-large director of Ashton Woods Homes. From 2007 to 2017, Mr. Kelly served as a trustee and Chairman of the Teacher’s Retirement System of Texas. From 2001 to 2006, Mr. Kelly was a gubernatorial appointee to the Texas Public Finance Authority (TPFA) and served as Chairman from 2002 to 2006. Mr. Kelly’s previous corporate directorships include Croesus Merchants International Singapore, Hong Kong-based Everglory Financial Holdings, and Dubai-based Al Masah Capital Limited. His civic and professional leadership experience includes service as director of the Children’s Medical Center Plano Governing Board, as member of Children’s Health Investment and Finance Committees, and on the Advisory Board of Sponsors for Educational Opportunity. Mr. Kelly earned a B.A. in Economics from Harvard University and an M.B.A. from Stanford University. Mr. Kelly is a valuable member of the Board because of his prior service as a director and his experience as an executive officer, including in the financial advisory and real estate investment fields.

James H. Forson. Mr. Forson serves as one of our independent directors. Mr. Forson currently serves as Chief Financial Officer for Zips Car Wash LLC. Prior to joining Zips Car Wash in 2021, Mr. Forson served as Senior Vice President, Finance for 7-Eleven, Inc., as well as Executive Vice President and Chief Financial Officer of La Quinta Holdings Inc., a publicly-traded owner, operator, and franchisor of mid scale select-service hotels, from 2016 to 2018. Prior to that role, Mr. Forson served La Quinta Holdings Inc. as Senior Vice President, Chief Accounting Officer and Treasurer from 2013 to 2016, and Vice President and Controller from 2010 to 2012. Prior to joining La Quinta in 2010, Mr. Forson held various client-serving audit and internal finance and operations roles with global accounting and consulting firms Arthur Andersen LLP from 1989 to 1998, Ernst & Young LLP from 2002 to 2003, and Grant Thornton LLP from 2003 to 2010. Mr. Forson has served as an independent director and audit committee chair for Invesco Real Estate Income Trust Inc. since January 2019 and as an independent director for the American Council on Exercise since January 2019. Mr. Forson earned a B.S. in Commerce from the University of Virginia’s McIntire School of Commerce and is a Certified Public Accountant in Texas. Mr. Forson is a valuable member of the Board because of his senior executive experience and extensive experience with accounting and financial reporting matters.

Paul E. Rowsey. Mr. Rowsey serves as one of our independent directors. Since 2000, Mr. Rowsey has served as Chairman, managing partner, and co-founder of E2M Partners, LLC, a privately-held real estate investment management company. Previously, Mr. Rowsey served as the Executive Chairman of JLB Partners LLC, a privately-held real estate operating and development company, from 2018 to 2021. Before that, Mr. Rowsey held executive leadership roles at real estate companies Compatriot Capital, Rosewood Property Company, and Property Company of America. Mr. Rowsey was an attorney at Hewitt, Johnson, Swanson & Barbee from 1980 to 1984. Mr. Rowsey currently serves on the boards of Invesco Real Estate Income Trust Inc., a public, non-listed equity REIT, Forum Energy Technologies, Inc., a publicly-held, Houston-based energy service company, Powdr Corporation, a privately-held alpine skiing and outdoor adventure company, Snowbird Holdings LLC, a privately-held alpine skiing and hospitality company, and Cumming Trust Management (fka Teton Holdings Corporation), a Wyoming-based public trust company. Mr. Rowsey served on the board of KDC Holdings LLC, a commercial real estate and development company, from 2008 until 2021, and the board of Valaris plc, a publicly-held, London-based, offshore drilling company, as its Chairman, from 2000 until 2021. Mr. Rowsey served as Lead Director of JLB Partners LLC, a multi-family development and investment company, from 2012 to 2018. Mr. Rowsey has also served on the boards of Crescent Real Estate Equities Company, Village Green Holdings LLC, and AMC, Inc. Mr. Rowsey’s board tenure includes audit committee, compensation committee, and nominating and governance committee service. Mr. Rowsey earned a B.A. from Duke University and a J.D. from Southern Methodist School of Law, and is a citizen of the Cherokee Nation. Mr. Rowsey is a valuable member of the Board because of his experience as a director and executive officer for public and private companies and real estate investment and development companies, and his expertise in legal matters.

Ray Nixon. Mr. Nixon serves as one of our independent directors. Mr. Nixon has over 40 years of industry experience. Mr. Nixon served as the Executive Director and Portfolio Manager at the $80 billion investment firm Barrow, Hanley, Mewhinney & Strauss, LLC from 1994 until his retirement in June 2019. Mr. Nixon served as a member of Smith Barney, Inc.’s Investment Policy Committee and as the firm’s lead institutional stockbroker for the Southwest from 1979 to 1994. Mr. Nixon chairs the Texas Health Resources Investment Committee, which oversees a $6.7 billion fund. Mr. Nixon is a Trustee of the UT Southwestern Foundation and is a member of the investment committee. Mr. Nixon is a member of the board of directors of the $59 billion endowment for the University of Texas and Texas A&M University. Mr. Nixon previously served as a research analyst for the Teacher Retirement System of Texas. Mr. Nixon earned a B.A. and an M.B.A. from the University of Texas at Austin. Mr. Nixon is a valuable member of the Board because of his extensive investment industry experience, prior service as a director and successful leadership through multiple economic cycles.

Audit Committee

Our entire Board is responsible for supervising our business. However, pursuant to our Bylaws, the Board may delegate some of its powers to one or more committees as deemed appropriate by the Board. Members of each committee are appointed by the Board.

The Board has established an audit committee, which consists of all of our independent directors, namely Messrs. Forson, Kelly, Rowsey, and Nixon. Mr. Forson serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The audit committee assists the Board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal and independent registered public accounting firm.

In addition, the audit committee selects the independent registered public accounting firm to audit our annual financial statements and reviews with the independent registered public accounting firm the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent registered public accounting firm and the fees we pay for these services.

The Audit Committee adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee will oversee the review and handling of any complaints submitted pursuant to such procedures and of any whistleblower complaints.

Corporate Governance

The individuals who serve as our executive officers have certain responsibilities arising from Maryland law and our Bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other responsibilities as may be prescribed by the Board from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their responsibilities, but they are not required to devote all of their time to us.

The Board may change the number of the Company’s directors, provided that the total number may not be more than 15 (unless the Charter and Bylaws are amended) or less than the minimum number required by the MGCL. The Bylaws provide that a majority of the directors must be independent directors except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor.

Each director will serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Section 3-804(c) of the MGCL provides that, once we are registered under the Exchange Act (and satisfy certain other requirements), we may elect in our Charter that any vacancy created by an increase in the number of directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Pursuant to our Charter we have, at such time as we become eligible to do so, made the election permitted under Section 3-804(c) of the MGCL. Until such time as we become subject to Section 3-804(c) of the MGCL, any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum, any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board, and any individual so elected as director will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

The Board will generally meet quarterly or more frequently if necessary, in addition to meetings of any committees of the Board described below. The directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their responsibilities, the directors will rely heavily on the Adviser and on information provided by the Adviser. The Board is empowered to fix the compensation from the Company (if any) to all officers and approve the payment of compensation to directors for services rendered to the Company. We do not intend to compensate our officers.

The Board has adopted written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. The Board may revise these policies or establish further written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to evaluate whether the policies are fulfilled and are in the best interests of the stockholders. The independent directors will review the investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of the stockholders.

Code of Conduct. We have adopted a Code of Conduct that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions while they are performing services for us. Our Code of Conduct, as it relates to those also covered by Invesco’s code of conduct, operates in conjunction with, and in addition to, Invesco’s code of conduct. Our Code of Conduct is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We have also adopted corporate governance guidelines to advance the functioning of the Board and the audit committee and to set forth the Board’s expectations as to how it and any committees should perform its and their respective functions.

Item 6. Executive Compensation

We are externally managed and do not have any employees. The executive officers are employees of the Adviser or one of its affiliates. The Advisory Agreement provides that the Adviser is responsible for managing our investment activities. As a result, the executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers; instead, they receive compensation from the Adviser or its affiliate. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require the executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser cannot identify the portion of the compensation it awards to the executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with the executive officers; we do not provide pension or retirement benefits, perquisites or other personal benefits to the executive officers; the executive officers have not received any nonqualified deferred compensation; and we do not have arrangements to make payments to the executive officers upon their termination or in the event of a change in control.

A description of the Advisory Agreement and fees that we pay to the Adviser is found in Item 7 “Certain relationships and Related Transactions, and Director Independence” below.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee of our board of directors because we do not directly compensate our executive officers or reimburse the Adviser for their compensation. Our independent directors participate in the consideration of independent director compensation.

Ms. Beth Zayicek, one of our directors and our Chief Operating Officer, has served as the Chief Operating Officer of Invesco Real Estate Income Trust Inc. since 2019 and is their Chief Operating Officer. Ms. Beth Zayicek owns less than 1% of the outstanding equity of Invesco Real Estate Income Trust Inc.

Director Compensation

We will compensate each of our independent directors with an annual retainer of $75,000, plus an additional retainer of $15,000 to the chairperson of the audit committee. We pay 75% of this compensation in cash and the remaining 25% in Shares of our Class E common stock. The cash compensation is paid in quarterly installments with the equity paid annually in advance. The stock grants vest one year from the date of grant.

We also will reimburse each of our independent directors for actual and reasonable out-of-pocket expenses incurred in attending board and committee meetings. The Shares of stock granted to our independent directors are granted pursuant to the terms and conditions of our equity incentive plan.

Our directors who are affiliated with the Adviser do not receive additional compensation for serving on the board of directors thereof. The Shares of stock granted to our independent directors are granted pursuant to the terms and conditions of our equity incentive plan.

Item 7. Certain Relationships and Related Transactions, and Director Independence

Director Independence

The information concerning independence of our directors is set forth in Item 5 “Directors and Executive Officers.”

Certain Transactions with Related Persons

We have had and currently have relationships with related parties. We have described the relationships and transactions with related parties below.

The Subscription Agreement

We entered into the Invesco Subscription Agreement with Invesco Realty, Inc., an affiliate of the Adviser on March 23, 2023. Under the Invesco Subscription Agreement, Invesco Realty, Inc. agreed to purchase an aggregate of $150 million of Class D Shares, Class I Shares, Class S Shares and Class E Shares in one or more closings on or prior to March 23, 2028. On May 2, 2023, an initial closing occurred whereby Invesco Realty, Inc. purchased $40,000 in aggregate of Class S Shares, Class D Shares, Class I Shares, and Class E Shares ($10,000 of each Class of Common Shares).

The Advisory Agreement

The Board at all times has oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and the Operating Partnership. Pursuant to the Advisory Agreement, the Board has delegated to the Adviser the authority to source, evaluate and monitor our investments and make decisions related to the origination, acquisition, and management of our portfolio of Credit Assets and other financial instruments, in accordance with our investment objectives, strategies, guidelines, policies and limitations, subject to oversight by the Board. The Adviser utilizes the personnel and global resources of Invesco Real Estate to provide investment management services to us pursuant to the Advisory Agreement. Set forth below is a summary of certain terms of the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•

serving as an adviser to us and the Operating Partnership with respect to the establishment and periodic review of the investment guidelines and our portfolio of Credit Assets and other financial instruments, other investing activities, and operations;

•

sourcing, evaluating and monitoring our investment opportunities and executing the origination, acquisition, and management of our portfolio of Credit Assets and other financial instruments, according to our investment objectives, strategies, guidelines, policies and limitations;

•

with respect to origination, acquisition, management, and Portfolio-Level Financing Arrangements for the Credit Assets, Debt Securities and CRE OpCos, conducting negotiations on our behalf with borrowers, sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	serving as our adviser with respect to decisions regarding any of our Portfolio-Level Financing Arrangements, other borrowings, hedging activities or derivatives; and

•

conducting negotiations on our behalf with borrowers, sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of origination, acquisition, management and financing transactions; and

•	engaging and supervising, on our behalf and at our expense, various service providers, including asset managers and loan servicers with respect to our assets.

Pursuant to the Advisory Agreement, the Adviser may delegate any of the services for which it is responsible for to a third-party service provider. In the event the Adviser chooses to engage a third-party service provider, the Adviser will remain responsible for the performance of such services and will pay fees to the third-party service providers for such services (however, such fees will be paid from our assets).

Term and Termination Rights

The current term of the Advisory Agreement expires on March 31, 2025. The Advisory Agreement is subject to automatic renewals for an unlimited number of successive one-year periods unless otherwise terminated by the Board or by the Adviser for convenience. The independent directors will evaluate the performance of the Adviser before renewing the Advisory Agreement (pursuant to the terms set forth in the Advisory Agreement for such performance review).

The Advisory Agreement may be terminated by any of the following:

•	upon 30 days’ written notice by us (1) for “cause,” or (2) upon the bankruptcy or dissolution of the Adviser; or

•

upon 180 days’ written notice by us upon the vote of a two-thirds of our independent directors for unsatisfactory performance or unfair compensation terms (unless renegotiated and resolved as set forth in the Advisory Agreement); provided that in the event we terminate for such reason that we will pay the Adviser the Termination Fee.

“Cause” is defined in the Advisory Agreement to mean material breach of the Advisory Agreement (which is not cured within 30 days), fraud, criminal conduct, conviction of a felony, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.

In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated Management Fee and Performance Fee owed through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist the Board in making an orderly transition of the advisory function.

Management Fee, Performance Fee, and Expense Reimbursement

We will pay the Adviser a management fee equal to 1.0% per annum of NAV with respect to Class S Shares, Class D Shares and Class I Shares, calculated monthly in arrears based on the month-end NAV of the month immediately preceding the date on which the Management Fee is calculated, and payable quarterly in arrears. We will also pay the Adviser an annual Performance Fee equal to 10% of the Company’s Performance Fee Income with respect to Class S Shares, Class D Shares and Class I Shares; provided that no Performance Fee will be payable with respect to any Class of Common Shares in any calendar year in which we post a negative total return per share with respect to such Class. The calculation of such fees is detailed in the table below labeled “Type of Compensation and Recipient.” In addition, we will pay the Adviser 50% of any commitment fee charged to borrowers in connection with the origination of each new loan (any such fee payable to the Adviser, an “Adviser Commitment Fee,” as detailed in the table below). The Adviser Commitment Fee will not exceed 0.50% of the whole loan on a fully funded basis.

We will pay the Adviser and its affiliates the fees and expense reimbursements described below in connection with performing services, including the Management Fee and Performance Fee. We have agreed with the Adviser that the Management Fee and the Performance Fee payable by our stockholders will commence on the later of March 1, 2024, and the date on which we file as a reporting company under the Exchange Act.

Other than in the case of the Adviser Commitment Fee, we do not intend to pay out of our assets to the Adviser any financing or other similar fees in connection with originating, financing, or otherwise acquiring investments. We will, however, reimburse the Adviser and its affiliates for out-of-pocket and other expenses related to the foregoing activities.

Dealer Manager Agreement

We entered into a Dealer Manager Agreement, pursuant to which the Dealer Manager agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of Common Shares, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of our offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our Common Shares.

Upfront Selling Commissions and Dealer Manager Fees

Class S and Class D Shares. Subject to any discounts, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S Share sold. Subject to any discounts, the Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D Share sold. No upfront dealer manager fees will be paid with respect to the sale of Class S or Class D Shares. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

Class I Shares and Class E Shares. No upfront selling commissions or dealer manager fees will be paid with respect Class I Shares or Class E Shares sold in the Continuous Offering.

No upfront selling commissions or dealer manager fees will be paid with respect to Shares of any class sold pursuant to our distribution reinvestment plan.

Stockholder Servicing Fees—Class S and Class D Shares

The following table shows the stockholder servicing fees we pay the Dealer Manager with respect to the Class S, Class D, Class I and Class E Shares on an annualized basis as a percentage of our NAV for such class. The stockholder servicing fees will be paid monthly in arrears:

Stockholder Servicing Fee as a % of NAV
Class S Shares	0.85%
Class D Shares	0.25%
Class I Shares	None
Class E Shares	None

Subject to any FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as a stockholder servicing fee (1) with respect to our outstanding Class S Shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S Shares and (2) with respect to our outstanding Class D Shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D Shares. We will not pay a stockholder servicing fee with respect to our outstanding Class I Shares or Class E Shares.

The stockholder servicing fees are ongoing fees that are not paid at the time of purchase. The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees with respect to Class S Shares and Class D Shares are calculated based on the aggregate NAV for all of the outstanding Shares of each such Class, it reduces the NAV with respect to all Shares of each such Class, including Shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class S Share or Class D Share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the Shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any Shares issued under our distribution reinvestment plan directly or indirectly attributable to such Shares). At the end of such month, such Class S Share or Class D Share (including any fractional Shares) will convert into a number of Class I Shares, each with an equivalent aggregate NAV as such Share.

Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class S or Class D Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with Share repurchase requests. If the applicable broker-dealer is not eligible to receive the stockholder servicing fee due to failure to provide these services, the Dealer Manager will waive the stockholder servicing fee that broker-dealer would have otherwise been eligible to receive.

Other Compensation

We or the Adviser may also pay directly, or reimburse the Dealer Manager for, any organization and offering expenses.

Limitations on Underwriting Compensation

The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and the Adviser pay to ensure that we and Adviser comply with the underwriting compensation limits of applicable FINRA rules.

Term of the Dealer Manager Agreement

Either party may terminate the Dealer Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the Class S and Class D Shares will survive termination of the agreement until such Shares are no longer outstanding.

Indemnification

To the extent permitted by law and our Charter, we will indemnify the participating broker-dealers and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act.

Compensation

The chart below describes in greater detail all fees that will be paid to the Advisor, the Dealer Manager and affiliates.

Type of Compensation and Recipient	Determination of Amount

Company Expense Reimbursement

Organization and Offering Expense Reimbursement – The Adviser

The Adviser has agreed to advance all organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees, but including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent and reimbursements for customary travel, lodging, and meals) through the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) March 31, 2024 (the “Organization and Offering Expense Commencement Date”). We will reimburse the Adviser for all such advanced costs and expenses ratably over the 60 months following the Organization and Offering Expense Commencement Date. For purposes of calculating our NAV, the organization and offering expenses paid by the Adviser through the Organization and Offering Expense Commencement Date will not be deducted as an expense until reimbursed by us. As of March 31, 2023, we incurred $693,000 of organization and offerings expenses advanced by the Adviser.

After the Organization and Offering Expense Commencement Date, we will reimburse the Adviser for any organization and offering expenses that the Adviser incurs on our behalf as and when incurred (or promptly thereafter).

There is no cap on organization and offering expenses.

Operating Expense Reimbursement—The Adviser	The Adviser has agreed to advance all operating costs and expenses, including Borrowing Costs (as defined below) and other expenses incurred on our behalf through the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) March 31, 2024 (the “Operating Expense Commencement Date”). As of March 31, 2023, we incurred $751,000 of operating expenses advanced by the Adviser, comprised of $99,000 of advanced general and administrative operating expenses and $652,000 of advanced Borrowing Costs.

Type of Compensation and Recipient	Determination of Amount

“Borrowing Costs” are the fees and expenses arising out of borrowings made by us, including, but not limited to, costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs).

For purposes of calculating our NAV, the operating costs and expenses paid by the Adviser on our behalf through the Operating Expense Commencement Date will not be deducted as an expense until reimbursed by us.

After the Operating Expense Commencement Date, we will reimburse the Adviser for any operating expenses and Borrowing Costs that it incurs on our behalf as and when incurred (or promptly thereafter, measured on a quarterly basis); provided that, commencing with the first four full fiscal quarters following the Operating Expense Commencement Date, we shall not reimburse the Adviser at the end of any fiscal quarter if operating expenses in the immediately prior four consecutive fiscal calendar quarters then ended exceed (the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters, unless the independent directors determine that such Excess Amount was justified, based on unusual and nonrecurring factors that the independent directors deem sufficient. For the purposes of such calculations, “Average Invested Assets” means, for a specified period, the average of the aggregate book value of our direct investments in and equity interests in loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period; “Investments” means any Credit Assets or other investments by us, directly or indirectly, in property, real property, real estate-related assets or other assets; and “Net Income” means for any period, our total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Investments.

In addition to the operating expense and investment expense reimbursements described above, we will reimburse the Adviser for out-of-pocket costs and

Type of Compensation and Recipient	Determination of Amount
expenses it incurs in connection with the ongoing services it provides to us, including, but not limited to, the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, whether payable to an affiliate or a non-affiliated person.

Investment Activities

Loan and Investment Expense Reimbursement – The Adviser	Other than the Adviser Commitment Fee described below, we do not intend to pay out of our assets to the Adviser any financing or other similar fees in connection with originating, financing, or otherwise acquiring loans or other investments. We will, however, reimburse the Adviser for out-of-pocket expenses incurred in connection with originating, financing, or otherwise acquiring loans or other investments, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “Operating Expense Reimbursement—The Adviser” below.

Operational Activities

Management Fee – The Adviser

Subject to Section 10(d) of the Advisory Agreement, we will pay the Adviser a Management Fee equal to 1.0% per annum of the NAV with respect to Class S Shares, Class D Shares and Class I Shares, calculated monthly in arrears based on the month-end NAV of the month immediately preceding the date on which the Management Fee is calculated, and payable quarterly in arrears. The Management Fee may be paid, at the Adviser’s election, in cash or Class E Shares. We will not pay the Adviser a management fee with respect to Class E Shares.

Management Fees will commence on the later of March 1, 2024, and the date on which we file as a reporting company under the Exchange Act. We will not charge a Management Fee on investments in Affiliated Funds. We expect to bear or pay management fees, performance fees and/or transaction fees to affiliates of the Adviser as well as operating expenses (including Borrowing Costs) as a result of any investment in an Affiliated Fund.

Performance Fee – The Adviser	We will pay the Adviser the Performance Fee with respect to the Class S Shares, Class D Shares and Class I Shares. The Performance Fee will be an amount equal to 10% of the Company’s Performance

Type of Compensation and Recipient	Determination of Amount

Fee Income (as defined below) for each calendar year that is allocable to such Class of Shares, based on the calculation of each Class’s relative percentage of aggregate NAV during the applicable period. No Performance Fee will be payable with respect to any Class of Shares in any calendar year in which we post a negative Total Return Per Share (as defined below) with respect to such Class of Shares.

We will not pay the Adviser a performance fee with respect to Class E Shares.

Performance Fee payments will be made annually and accrue monthly commencing on the later of March 1, 2024, and the date on which we file as a reporting company under the Exchange Act. The Performance Fee may be paid, at the Adviser’s election, in cash or in Class E Shares.

“Performance Fee Income” with respect to each Class of Shares subject to a Performance Fee means the calculation of net income (determined in accordance with U.S. GAAP) allocable to such Class of Shares adjusted as follows:

(i) (A) prior to the Organization and Offering Expense Commencement Date, net income will exclude organization and offering expenses advanced by the Adviser during the relevant period and (B) prior to the Operating Expense Commencement Date, net income will exclude Operating Expenses (including Borrowing Costs) advanced by the Adviser during the relevant period.

(ii) after the Organization and Offering Expense Commencement Date and the Operating Expense Commencement Date, as applicable, the calculation of net income will include: (A) organization and offering expenses previously advanced by the Adviser that were repaid by us during the calendar year period (or partial period); (B) operating expenses (including Borrowing Costs) previously advanced by the Adviser that were repaid by us during the calendar year period (or partial period); (C) organization and offering expenses incurred on or after the Organization and Offering Expense Commencement Date, with the exception of upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees incurred during the calendar year period (or partial period); and (D) operating expenses (including Borrowing Costs) incurred on or after the Operating Expense Commencement Date during the calendar year period (or partial period).

Type of Compensation and Recipient	Determination of Amount

“Total Return Per Share” means, with respect to any calendar year and with respect to any Class of Shares,

an amount equal to: (i) the cumulative distributions per share accrued with respect to such Class of Shares since the beginning of the calendar year plus (ii) the change in NAV per Share of such Class of Shares since the beginning of the calendar year, prior to giving effect to (y) any accrual for Performance Fees with respect to such Class of Shares or (z) any applicable Stockholder Servicing Fees.

Commitment Fees – The Adviser

We will seek that each Borrower or Sponsor pay us (or a subsidiary of ours) a commitment fee calculated as a percent of the whole loan on a fully funded basis as determined by the Adviser at the time of the closing of the loan origination. We will pay to the benefit of the Adviser (or affiliate thereof), 50% of the commitment fee received for such loan origination up to 0.50% of the whole loan on a fully funded basis. For the avoidance of doubt, if a loan is repaid or deemed repaid, and another loan is made to replace such prior loan in whole or in part, then an additional commitment fee will be paid with respect to such new loan whether or not the loan amount and/or collateral of such loan is the same as the loan amount and/or collateral of the replaced loan. As of March 31, we had not incurred any Adviser Commitment Fees. As of the date of this Registration Statement, the Company has incurred $867,650 in Adviser Commitment Fees.

Fees from Other Services – Affiliates of the Adviser	The Adviser’s affiliates may from time to time provide services to us or the Operating Partnership relating to our investments or our operations that would otherwise be performed for us by third parties. Such services will include internal accounting, legal and audit services (including valuation support services). Such services may also include account management services, corporate secretarial services, data management services, directorship services, investor relations services, information technology services, finance/budget services, human resources, judicial processes, operational services, risk management services, tax services, treasury services, transaction consulting services and other similar operational matters. In such event, we will reimburse the Adviser or the Adviser’s affiliate, as applicable, the cost of performing such services (including employment costs and related expenses allocable thereto, as reasonably determined by the Adviser), provided that such reimbursements will not exceed the amount that would be payable by us if such

Type of Compensation and Recipient	Determination of Amount
services were provided by a third party on an arms-length basis.

Upfront Selling Commissions and Dealer Manager Fees – The Dealer Manager (Affiliate)	The Dealer Manager is entitled to receive upfront selling commissions and dealer manager fees of up to 3.5% of the transaction price of each Class S Share and up to 1.5% of the transaction price of each Class D Share. Upfront selling commissions will not be paid with respect to Class E and Class I Shares. Such upfront selling commissions and dealer manager fees will be paid upon a stockholder purchasing Shares, and may be waived at the Dealer Manager’s discretion.

Item 8. Legal Proceedings

From time to time, we and our subsidiaries may become parties to various claims and lawsuits arising out of our operations in the normal course of business. We are not aware of any current or pending material legal proceedings to which we are party.

Item 9. Market Price of and Dividends on The Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our stock is currently not traded on any public market and we currently do not intend to list the Shares on an exchange. As of the date of this Registration Statement, management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket for our securities.

We have and will continue to offer Shares in transactions exempt from registration under the Securities Act. See Item 10 “Recent Sales of Unregistered Securities” for more information. As of the date of this Registration Statement, we had 4,375 Common Shares outstanding and 116 holders.

Distributions

We intend to declare distributions to all Classes of common stock based on record dates established by the Board and to pay such distributions on a monthly basis. We plan to commence declaring distributions the first full month immediately following the first purchase of Shares in the Continuous Offering by an investor unaffiliated with us or the Adviser. Any distributions we make are at the discretion of the Board, considering factors such as earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, distribution rates and payment frequency may vary from time to time. Stockholders will not be entitled to receive a distribution if Shares are repurchased prior to the applicable time of the record date.

The Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to distribute sufficient income so that we satisfy the requirements for qualification as a REIT for tax purposes. To qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. Generally, income distributed to stockholders will not be taxable to us under the Code if we qualify to be taxed as a REIT. See Item 11 “Description of Registrant’s Securities to be Registered” for more information.

Valuation Guidelines

The Board has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser and Independent Valuation Advisors in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to seek to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments.

The calculation of NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of equity reflected in our financial statements. We prepare our financial statements based on historical cost in accordance with U.S. GAAP and intend to elect the fair value option for our Credit Assets and our Loan Facilities. To calculate NAV for the purpose of establishing a purchase and repurchase price for Common Shares, we adopted a model that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the U.S. GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of assets may differ from their actual realizable value or future fair value. While we believe these NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under U.S. GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from U.S. GAAP. Stockholders should not consider NAV to be equivalent to stockholders’ equity or any other U.S. GAAP measure.

Independent Valuation Advisors

One fundamental element of the valuation process, the valuation of Credit Assets and Loan Facilities, is performed by our Independent Valuation Firm, Chatham, which is a valuation firm selected by the Adviser and approved by the Board, including a majority of our independent directors. Chatham is engaged in the business of rendering opinions regarding the value of real estate-related debt and is not affiliated with us or the Adviser.

The compensation we pay to Chatham is based on the number of Credit Assets and loan facilities valued and is not based on estimated values. The Adviser, with the approval of the Board, including a majority of independent directors, may engage additional Independent Valuation Firms in the future as our portfolio grows and diversifies. While the Independent Valuation Firms are responsible for providing the valuations described above, they are not responsible for, and do not calculate, our NAV. The Adviser is ultimately responsible for the determination of NAV.

Our Independent Valuation Firms may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of the Board, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the Independent Valuation Firms to stockholders. The Independent Valuation Firms will discharge their respective responsibilities in accordance with our valuation guidelines.

The Board will not be involved in the periodic valuation of our assets and liabilities but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. NAV per Share for each Class of Common Shares will be calculated monthly by FTI Consulting, Inc. (“FTI”), and such calculation will be reviewed and confirmed by the Adviser. Pursuant to our valuation services agreement with the Independent Valuation Firm, the Adviser receives monthly valuation reports from the Independent Valuation Firm. Using these reports, the Adviser renders a final combined valuation of our assets and liabilities in order for FTI to calculate the NAV per Share for each Class of Common Shares.

We have agreed to pay fees to the Independent Valuation Firm upon their delivery of valuation reports. We also agreed to indemnify the Independent Valuation Firm against certain liabilities arising out of these engagements. The compensation paid to the Independent Valuation Firm will not be based on the estimated values of our assets.

Our Independent Valuation Firm is expected to continue to provide valuation advisory services to Invesco and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. The Independent Valuation Firm and its affiliates will from time to time perform other commercial real estate and financial advisory services for Invesco and its affiliates, or in transactions related to collateral that is a component of the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the Independent Valuation Firm as certified in the applicable appraisal or valuation report.

Assets

Valuation of Credit Assets

The fair market value of the Credit Assets will be determined by Chatham. Newly originated or acquired Credit Assets will initially be valued at par in the month that they are closed, which is expected to represent fair value at that time. Chatham will prepare monthly valuations of our Credit Assets. For each month after the initial month in which a Credit Asset is closed, Chatham will value each Credit Asset at fair market value. Valuations of Credit Assets reflect changes in interest rates, spreads, loan tests and metrics, risk ratings, and anticipated liquidation timing and proceeds, among others. The fair value is determined by discounting the future contractual cash flows to the present value using a current market interest rate or spread. The market rate is determined through consideration of the interest rates for debt of comparable quality and maturity, and the value of the underlying real estate investment.

Each valuation report prepared by Chatham is addressed solely to us. Chatham’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of Shares and do not constitute a recommendation to any person to purchase or sell Shares. In preparing its reports, Chatham will not solicit third-party indications of interest for Shares in connection with possible purchases thereof or the acquisition of all or any part of our company.

Valuation of Collateral

An appraisal will be completed by an outside third-party appraisal firm prior to the closing of each transaction and will be utilized for the first year’s reporting period thereafter. Subsequently, for each transaction Capright will appraise the collateral each year thereafter. Valuations of collateral reflect changes in property value based on comparable trades, occupancy, expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among others. The Adviser may choose to obtain an interim period appraisal if a material event occurs and impacts the collateral.

Each valuation report prepared by Capright will be addressed solely to us, but provided to Chatham for consideration in the valuation of Credit Assets. Capright’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our collateral.

Valuation of Real Estate Owned Properties

In the event we pursue ownership interest in the underlying collateral on a defaulted loan, then the asset will become real estate owned (“REO”). REO properties will initially be valued at fair value less closing costs, at the time of acquisition. Thereafter, the REO properties will be valued by our appraiser periodically, as needed. Property-level valuations reflect changes in property value based on comparable trades, occupancy, expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among others.

Each valuation report prepared by the appraiser is addressed solely to us. Any appraiser’s valuation report is not addressed to the public and may not be relied upon by any other person to establish the value of the property.

Valuation of Other Real Estate-Related Assets

Our investments in real estate-related assets will focus on non-distressed public and private real estate-related debt securities, including, but not limited to, CMBS, corporate bonds, mortgage loans, mezzanine and other forms of debt, mezzanine and preferred equity. In general, real estate-related assets are valued by the Adviser according to the procedures specified below upon acquisition or issuance and then monthly. Interim valuations of real estate-related assets that are valued monthly may be performed if the Adviser believes the value of the applicable asset may have changed materially since the most recent valuation. In addition, the Board may retain additional independent valuation firms to assist with the valuation of real estate-related assets.

Publicly Traded Real Estate-Related Assets

Publicly traded real-estate related assets that are not restricted as to salability or transferability will generally be valued by the Adviser monthly on the basis of publicly available market quotations or at fair value determined in accordance with U.S. GAAP. Market quotations may be obtained from third-party pricing service providers or broker-dealers. When reliable market quotations are available from multiple sources, the Adviser will use commercially reasonable efforts to use two or more quotations and will value the assets based on the average of the quotations obtained. U.S. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. The Adviser may adjust the value of public debt and equity real estate-related assets and derivatives that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued by the Adviser at the acquisition price and thereafter will be revalued at least monthly at fair value. The fair value of real-estate related operating businesses is generally determined by using valuation methodologies such as discounted cash flow and market comparable analysis. The valuation analysis is supplemented with a qualitative assessment of the operating businesses’ operating metrics such as sales growth, revenue traction, margin, key account wins and stability of executives. In evaluating the fair value of our interests in certain commingled investment vehicles, values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Valuation of Derivative Instruments

In the ordinary course of business, we may hedge interest rate and foreign currency exposure with derivative financial instruments. We report our derivative assets and liabilities at fair value as determined by an independent pricing service. We generally obtain one price per instrument from our primary pricing service. If the primary pricing service cannot provide a price, we will seek a value from other pricing services. The pricing service values bilateral interest rate swaps and interest rate caps under the income approach using valuation models. The significant inputs in these models are readily available in public markets or can be derived from observable market transactions for substantially the full terms of the contracts. The pricing service values currency forward contracts under the market approach through the use of quoted market prices available in an active market.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include credit rated government debt securities, corporate debt securities, cash and cash equivalents. Liquid non-real estate-related assets will be valued monthly by the Adviser based on market quotations or at fair value determined in accordance with U.S. GAAP.

Liabilities

Valuation of Facilities

The fair market value of facilities, or the sum of our portfolio-level financing arrangements and Company-Level Facilities, will be determined by Chatham, the facilities valuation advisor, selected by the Adviser and approved by the Board, including a majority of independent directors. Chatham will prepare monthly valuations of each Facility, which will be used in calculating NAV. New facilities will initially be valued at par, which is expected to represent fair value at that time. Thereafter, Chatham will prepare monthly valuations of the facilities that will be used in calculating NAV. Any changes to the fair value of facilities are expected to reflect changes including interest rates, spreads, and key loan metrics and tests utilizing the collateral value and cash flows, including the estimated liquidation timing and proceeds.

Each valuation report prepared by Chatham is addressed solely to us. Chatham’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish value of the facilities that will be used in calculating NAV.

The Board has delegated to the Adviser the responsibility for monitoring significant events that may materially affect the values of our facilities for determining whether the existing valuations should be re-evaluated prior to the next scheduled monthly valuation in light of such significant events.

Valuation of Securitized Credit Assets

The fair value of any collateralized financing assets and securitized liabilities will generally be measured using the more observable of the fair value of the securitized assets and liabilities using the Valuation Guidelines discussed above.

Review of and Changes to Our Valuation Guidelines

Our Independent Valuation Adviser will review the valuation guidelines and methodologies with the Adviser and the Board at least annually. From time to time, the Board, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. Any changes to our valuation guidelines require the approval of the Board, including a majority of independent directors.

NAV and NAV per Share Calculation

NAV for the Common Shares, and any other Class of common stock that we may elect to issue in the future, will be calculated by FTI. The Board, including a majority of independent directors, may replace FTI with another party, including the Adviser, if it is deemed appropriate to do so. The Adviser is responsible for reviewing and confirming the NAV and overseeing the process around the calculation of the NAV, in each case, as performed by FTI.

Each Class will have an undivided interest in our assets and liabilities, other than Class-specific stockholder servicing fees and management fees. In accordance with the valuation guidelines, FTI will calculate our NAV per

Share for each Class as of the last calendar day of each month, including the estimated fair value of (1) Credit Assets and Debt Securities owned by us and (2) any other assets and liabilities. Because stockholder servicing fees allocable to a specific Class of Shares will only be included in the NAV calculation for that Class, the NAV per Share for our Share Classes may differ.

The monthly NAV for each Class of Common Shares will be based on the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of Facilities and any other liabilities (including accrued performance fees and the deduction of any stockholder servicing fees specifically applicable to such Class of Shares). At the end of each month, before taking into consideration repurchases or Class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each Class of Common Shares based on each Class’s relative percentage of the previous aggregate NAV plus issuances of Shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in monthly NAV includes, without limitation, accruals of our net portfolio income, interest expense, the Management Fees, Performance Fees, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering expenses and any expense reimbursements. Changes in monthly NAV also includes material non-recurring events, such as capital expenditures occurring during the month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available. The operating expenses and organizational and offering expenses which are advanced by the Adviser to be reimbursed by us will not be included in such calculations until reimbursed to the Adviser.

The Adviser has agreed to advance all organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through the Organization and Offering Expense Commencement Date. We will reimburse the Adviser for all such advanced costs and expenses ratably over the 60 months following the Organization and Offering Expense Commencement Date. For purposes of calculating our NAV, the organization and offering expenses paid by the Adviser through the Organization and Offering Expense Commencement Date will not be deducted as an expense until reimbursed by the Company (however such expenses may be amortized in order to mitigate these effects). After the Offering Expense Commence Date, we will reimburse the Adviser for any offering expenses that it incurs on behalf of us as and when incurred (or promptly thereafter).

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, FTI incorporates any Class-specific adjustments to NAV, including additional issuances and repurchases of common stock and accruals of Class-specific stockholder servicing fees. The declaration of distributions will reduce the NAV for each Class of our common stock in an amount equal to the accrual of our liability to pay any such distribution to our stockholders of record of each Class. NAV per Share for each Class of common stock is calculated by dividing such Class’s NAV at the end of each month by the number of Shares outstanding for that Class at the end of such month.

Relationship between NAV and a Share’s Transaction Price

Generally, our transaction price for any elected repurchases by us will equal the prior month’s NAV per Share. The transaction price will be the price at which we repurchase the Common Shares and the price at which we offer the Common Shares during the Continuous Offering and distribution reinvestment plan, if applicable. Although the transaction price will generally be based on the prior month’s NAV per Share, such prior month’s NAV may be significantly different from the current NAV per Share as of the date on which a stockholder’s purchase or repurchase occurs.

In addition, we may offer Common Shares based on a transaction price that we believe reflects the NAV per Share more appropriately than the prior month’s NAV per Share (including by updating a previously disclosed offering price) or suspend the offering and distribution reinvestment plan or the Share Repurchase Plan in cases where we believe there has been a material change (positive or negative) to our NAV per Share since the end of the prior month. In cases where the transaction price is not based on the prior month’s NAV per Share, the offering price and repurchase price will not equal the NAV per Share as of any time.

Limits on the Calculation of NAV per Share

The overarching principle of our valuation guidelines is to seek to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. Any resulting potential disparity in our NAV per Share may be in favor or to the detriment of existing stockholders whose Common Shares are repurchased, or new purchasers of the Common Shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV).

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), the ability to calculate NAV may be impaired or delayed, including, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of the NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser shall notify the Board at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investments. Notwithstanding the foregoing, the Board may suspend the Continuous Offering and distribution reinvestment plan or our Share Repurchase Plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We include no discounts to our NAV for the illiquid nature of the Common Shares, including the limitations on stockholders’ ability to sell Common Shares under our Share Repurchase Plan and our ability to suspend or terminate our Share Repurchase Plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of NAV, NAV per Share is not derived from the market pricing information of open-end real estate debt funds listed on stock exchanges.

NAV per Share does not represent the amount of our assets less our liabilities in accordance with U.S. GAAP. We do not represent, warrant or guarantee that:

•	a stockholder would be able to realize the NAV per Share for the Shares a stockholder owns if the stockholder attempts to sell its Shares;

•	a stockholder would ultimately realize distributions per Share equal to the NAV per Share upon liquidation of our assets and settlement of our liabilities or a sale of us;

•	Shares of our common stock would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per Share for Shares in an arm’s-length transaction to purchase all or substantially all of the Shares; and/or

•	the NAV per Share would equate to a market price of an open-ended real estate debt fund.

Item 10. Recent Sales of Unregistered Securities

Private Placement Offering

We are engaging in a continuous, unlimited private placement offering, which we refer to as the Continuous Offering, of our common stock to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) (the “Continuous Offering”), made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. The Continuous Offering is pursuant to a confidential private placement memorandum dated May 8, 2023, as supplemented to date.

As of the date of the Registration Statement, there have been no purchases under the Continuous Offering.

Subscription Agreement

We entered into the Invesco Subscription Agreement with Invesco Realty, Inc. on March 23, 2023. Under the Invesco Subscription Agreement, Invesco Realty, Inc. agreed to purchase an aggregate of $150 million of Class D Shares, Class I Shares, Class S Shares and Class E Shares in one or more closings on or prior to March 23, 2028.

The aggregate offering proceeds to date from the Invesco Subscription Agreement is $40,000 from the sale of approximately 400 Shares each of Class S, Class D, Class I and Class E purchased on May 2, 2023, made in a private offering pursuant to Section 4(a)(2) of the Securities Act and applicable state securities laws.

The Stapled Units Offering

We entered into an Engagement Letter with REIT Investment Group, LLC (“RIG”) and a Selling Agreement with RIG’s affiliate, Iroquois Capital Advisors, LLC, to offer and sell Stapled Units to “accredited investors.” A “Stapled Unit” means a unit consisting of one share of each of the Series A Preferred Stock, Class D Share, Class I Share and Class S Share.

On June 15, 2013, we issued 111 Stapled Units, at a price of $1,075 per unit, in an unregistered private offering under Section 4(A)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act.

The aggregate offering proceeds of the Stapled Units offering is approximately $119,000 and we have received net offering proceeds of approximately $107,000 after issuance costs.

Item 11. Description of Registrant’s Securities to Be Registered

Under our Charter, we have authority to issue a total of 2,050,000,000 Shares. Of the total Shares authorized, 2,000,000,000 Shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as Class S Shares, 500,000,000 of which are classified as Class D Shares, 500,000,000 of which are classified as Class I Shares and 500,000,000 of which are classified as Class E Shares, and 50,000,000 Shares are classified as preferred stock with a par value of $0.01 per share. In addition, the Board may amend our Charter from time to time, without stockholder approval, to increase or decrease the aggregate number of Shares or the number of Shares of any Class or series that we have authority to issue.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our Charter and except as may otherwise be specified in our Charter, the holders of Common Shares are entitled to one vote per share on all matters upon which stockholders are entitled to vote pursuant to our Charter and applicable law, including election of our directors. The holders of Common Shares vote together as a single Class on all actions to be taken by the stockholders; provided, however, that with respect to (1) any amendment of our Charter that would materially and adversely affect the rights, preferences and privileges of only a particular Class of common stock, (2) any matter submitted to stockholders that relates solely to a particular Class of common stock or (3) any matter submitted to stockholders in which the interests of a particular Class of common stock differs from the interests of all other Classes of common stock, only the affirmative vote of the holders of a majority of such affected Class of common stock, with no other Class of common stock voting except such affected Class of common stock voting as a separate Class, will be required.

Our Charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding Common Shares can elect our entire Board. Subject to any preferential rights of any outstanding Class or series of Shares and to the provisions in our Charter regarding the restriction on ownership and transfer of Shares, the holders of Shares are entitled to such distributions as may be authorized from time to time by the Board and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of Common Shares will not have preemptive rights, meaning that our stockholders will not have an automatic option to purchase any new Shares that we issue.

Our Charter also contains a provision permitting the Board, without any action by our stockholders, to classify or reclassify any unissued Shares into one or more Classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new Class or series of shares.

We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. SS&C GIDS, Inc. acts as our registrar and as the transfer agent for our Common Shares. Transfers can be effected by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge upon written request.

Class S, D, I and E Shares

We currently offer Class S, Class D, Class I and Class E Shares via the Continuous Offering to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act), for an indefinite period. Shares issued in any other offerings may have class-specific changes and different management fees than the Shares sold in the Continuous Offering.

For stockholders who participate in the distribution reinvestment plan, the cash distributions attributable to the Common Shares will be automatically invested in Common Shares of the corresponding Class (Class S, Class D, Class I or Class E respectively).

Conversion of Common Stock

We are structured as a non-exchange traded, perpetual-life REIT, and therefore the Common Shares are not listed on a national exchange, and as of the date of this Registration Statement there is no plan to list the Common Shares on a national exchange. While the Shares are not currently listed on a national exchange, we may list the Common Shares on a national stock exchange at some point in the future upon Board action and without a stockholder vote and upon the listing, shares of common stock not so listed will convert into a number of Shares of the common stock that is listed equal to a prescribed formula and subject to certain requirements.

In addition, each Class S Share, Class D Share and Class E Share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I Shares with an equivalent NAV on the earliest of (a) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which the stockholders receive cash or securities listed on a national securities exchange, and (b) the end of the month in which the dealer manager for the offering in which Shares were purchased in conjunction with our transfer agent determines that total selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the Shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the Board and disclosed by us in a press release reported by a widely circulated news or wire service or in a document publicly filed by us with the SEC pursuant to the Exchange Act) of the sum of the gross proceeds from the sale of such Shares and the aggregate proceeds of any Shares issued under our distribution reinvestment plan upon the reinvestment of the distributions paid with respect to such Shares or with respect to any Shares issued under the distribution reinvestment plan directly or indirectly attributable to such Shares.

Preferred Stock

Our Charter authorizes the Board to designate and issue one or more Classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each Class or series of preferred stock so issued. Because the Board has the power to establish the preferences and rights of each Class or series of preferred stock, it may afford the holders of any series or Class of preferred stock preferences, powers and rights senior to the rights of holders of the Common Shares.

For example, the Board already authorized and the Company subsequently issued Series A Preferred Stock, which with respect to distribution and redemption rights and rights upon liquidation, dissolution or winding up rank senior to the Common Shares.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year. Special meetings of stockholders may be called only upon the request of a majority of the Board, a majority of our independent directors or our chief executive officer, president or chairperson of the Board, and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting and the matters proposed to be acted on at such meeting and the satisfaction of certain procedural requirements set forth in the Bylaws, our secretary will provide a written notice to our stockholders not less than ten and not more than 90 days before the meeting. The presence either in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that a plurality of the votes cast at a duly called meeting at which a quorum is present is sufficient to elect a director.

Under the MGCL and our Charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Charter, (2) our dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in the MGCL or our Charter, the vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action, and no such action can be taken by the Board without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless the Board determines that such rights apply, with respect to all or any Classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power to remove a director from the Board for cause, by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Restrictions on Ownership and Transfer

Our Charter contains restrictions on the number of Shares that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, (i) in excess of 9.9% in value or number of Shares, whichever is more restrictive, of our outstanding common stock; or (ii) 9.9% in value or number of Common Shares, whichever is more restrictive, of our outstanding Shares of all Classes or series (including any preferred shares) unless they receive an exemption from the Board.

Subject to certain limitations, the Board, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine or our Charter may require. The Board may grant limited exemptions to certain persons who directly or indirectly own Shares, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our Charter further prohibits any person from beneficially or constructively owning Shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring Shares if the transfer would result in Shares being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire Shares that may violate any of these restrictions, or who is the intended transferee of Shares which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if the Board determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of Shares which, if effective, would result in violation of the above limitations, except for a transfer which results in Shares being beneficially owned by fewer than 100 persons (in which case such transfer will be void and of no force and effect and the intended transferee will acquire no rights in such Shares) will result in the number of Shares causing the violation, rounded up to the nearest whole Share, being automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the Shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Charter, prior to the date of the transfer. Shares held in the trust will be issued and outstanding Shares. The proposed transferee will not benefit economically from ownership of any Shares held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the Shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to Shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that Shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the Shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that Shares have been transferred to the trust, the trustee will sell the Shares to a person designated by the trustee, whose ownership of the Shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the Shares or, if the proposed transferee did not give value for the Shares in connection with the event causing the Shares to be held in the trust, such as a gift, devise or other similar transaction, the NAV per

Share on the day of the event causing the Shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the Shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that Shares have been transferred to the trust, the Shares are sold by the proposed transferee, then the Shares will be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the Shares that exceeds the amount such proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, Shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the NAV per Share at the time of the devise or gift and (2) the NAV per Share on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the Shares. Upon a sale to us, the interest of the charitable beneficiaries in the Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of Shares that otherwise cause any person to violate the above limitations will be void and the intended transferee will acquire no rights in such Shares.

All certificates, if any, representing Shares issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of the outstanding Shares during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by the Board, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of Shares of each Class and series of our stock which he or she beneficially owns and a description of the manner in which the Shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to allow us to evaluate its compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Distributions

We intend to declare distributions to all Classes of common stock based on record dates established by the Board and to pay such distributions on a monthly basis. We plan to commence declaring distributions the first full month immediately following the first purchase of Common Shares in the Continuous Offering by an investor unaffiliated with us or the Adviser. Any distributions we make are at the discretion of the Board, considering factors such as earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, distribution rates and payment frequency may vary from time to time. Stockholders will not be entitled to receive a distribution if Shares are repurchased prior to the applicable time of the record date.

Under the MGCL, the Board may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if the Board gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, the Board may delegate to one or more of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

The Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. To qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. Generally, income distributed to stockholders will not be taxable to us under the Code if we qualify to be taxed as a REIT.

The per Share amount of distributions on Class S, Class D, Class I and Class E Shares may differ because of different class-specific stockholder servicing fees that are deducted from the gross distributions for each Share class. Specifically, distributions on Class S Shares generally will be lower than distributions on Class D Shares, because we are required to pay higher ongoing stockholder servicing fees with respect to the Class S Shares. Class I Shares and Class E Shares will not have any ongoing stockholder servicing fees.

There is no assurance that we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, loan repayments, borrowings, return of capital or offering proceeds (including from sales of common stock), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in the distribution reinvestment plan, the extent to which the Adviser elects to receive its Management Fee or Performance Fee in Common Shares, and how quickly we invest the proceeds from this and any future offering and the performance of our originations and investments. Funding distributions from loan repayments, borrowings, return of capital or proceeds of the Continuous Offering will result in us having less funds available to acquire investments. As a result, the return the stockholders realize on their investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute stockholder’s interest in us on a percentage basis and may impact the value of a stockholder’s investment especially if we sell these securities at prices less than the price paid for such stockholder’s Shares.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan. Holders of Common Shares will have the cash distributions attributable to the Shares they own automatically reinvested in additional Shares of the same Class of on the business day such distribution would have been paid to such stockholder, unless they elect not to participate in our distribution reinvestment plan; provided, however, that clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to participate in our distribution reinvestment plan.

The purchase price for Common Shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price for the applicable Class of Shares at the time the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing Shares pursuant to the distribution reinvestment plan.

The Board reserves the right to amend any aspect of our distribution reinvestment plan without the consent of the stockholders, provided that notice of any material amendment is sent to participants at least ten (10) business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the distribution reinvestment plan will be terminated to the extent that a reinvestment of such stockholder’s distributions would cause the percentage ownership or other limitations contained in our Charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Transfer Agent

Our transfer agent is SS&C GIDS, Inc., whose phone number (833) 834-4924.

Item 12. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Under our Charter, to the maximum extent permitted under Maryland law, we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any individual who is a present or former director or officer of ours and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (2) any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, or (3) the Adviser and any of its affiliates acting as an agent of ours and made or threatened to be made a party to the proceeding by reason of its service in that capacity. The rights to indemnification and advance of expenses provided to a director or officer by the Charter will vest immediately upon election of such director or officer. We may, with the approval of the Board or any duly authorized committee thereof, provide such indemnification and advance expenses to a person who served a predecessor of ours in any of the capacities described in (1) or (2) above and to any employee or agent of ours or a predecessor of ours.

Item 13. Financial Statements and Supplementary Data

See the Financial Statements set forth on page F-1 of this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a)    FINANCIAL STATEMENTS.

The financial statements and financial statement schedules filed as part of this Registration Statement are included in Item 13 hereof and page F-1 of this Form 10.

(b)    EXHIBITS. The following exhibits are included as part of this report:

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of the Company

3.2	Articles Supplementary Classifying and Designating a Class of Preferred Stock as 12.5% Series A Cumulative Redeemable Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Class

3.3	Bylaws of the Company

4.1	Distribution Reinvestment Plan adopted by the Company, effective as of March 23, 2023

10.1	Amended and Restated Advisory Agreement, by and among, the Company, Invesco Commercial Real Estate Finance Investments, LP and Invesco Advisers, Inc., dated as of May 5, 2023

10.2	Revolving Credit Agreement, by and among, Invesco Commercial Real Estate Finance Investments, LP, the Company, Bank of America, N.A. and BOFA Securities, Inc., dated as of May 10, 2023

10.3	Dealer Management Agreement, by and among, the Company, Invesco Distributors, Inc. and Invesco Advisers, Inc., dated as of May 5, 2023

10.4*	Valuation Services Agreement, by and between, Chatham Financial Corp. and the Company, dated as of May 12, 2023

10.5	Subscription Agreement, by and between, Invesco Realty, Inc. and the Company, dated as of March 23, 2023

10.6	Company 2023 Equity Incentive Plan

10.7	Form of Stock Award

21	Subsidiaries of the Company

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) or Regulation S-K.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

Date: June 29, 2023	/s/ Hubert J. Crouch
Hubert J. Crouch

(Duly Authorized Representative)

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Invesco Commercial Real Estate Finance Trust, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Invesco Commercial Real Estate Finance Trust, Inc. and its subsidiaries (the “Company”) as of March 31, 2023, and the related consolidated statements of operations and of cash flows for the period from October 27, 2022 (date of incorporation) through March 31, 2023, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023, and the results of its operations and its cash flows for the period from October 27, 2022 (date of incorporation) through March 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
June 29, 2023

We have served as the Company’s auditor since 2023.

Invesco Commercial Real Estate Finance Trust, Inc.

Consolidated Balance Sheet

$ in thousands except share data	March 31, 2023
ASSETS
Cash and cash equivalents	$29
Other assets	318

Total assets	$347

LIABILITIES
Loan payable - related party	$30
Due to affiliates	1,444

Total liabilities	1,474

Commitments and contingencies (See Note 7)

EQUITY

Preferred stock, $0.01 par value per share, 50,000,000 shares authorized; no shares issued and outstanding	—
Common stock, Class S shares, $0.01 par value per share, 500,000,000 shares authorized; no shares issued and outstanding	—
Common stock, Class D shares, $0.01 par value per share, 500,000,000 shares authorized; no shares issued and outstanding	—
Common stock, Class I shares, $0.01 par value per share, 500,000,000 shares authorized; no shares issued and outstanding	—
Common stock, Class E shares, $0.01 par value per share, 500,000,000 shares authorized; no shares issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	(1,127)

Total equity	(1,127)

Total liabilities and equity	$347

See accompanying notes to consolidated financial statements.

Invesco Commercial Real Estate Finance Trust, Inc.

Consolidated Statement of Operations

$ in thousands	For the Period October 27, 2022 (date of incorporation) through March 31, 2023
Expenses
Organizational costs	$450
Debt issuance costs	652
General and administrative	25

Total expenses	1,127

Net loss	$(1,127)

See accompanying notes to consolidated financial statements.

Invesco Commercial Real Estate Finance Trust, Inc.

Consolidated Statement of Cash Flows

$ in thousands	For the Period October 27, 2022 (date of incorporation) through March 31, 2023
Cash flows from operating activities:
Net loss	$(1,127)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt issuance costs due to affiliate	652
Change in operating assets and liabilities:
Increase in operating assets	(75)
Increase in due to affiliates	549

Net cash used in operating activities	(1)

Cash flows from financing activities:
Proceeds from related party loan	30

Net cash provided by financing activities	30

Net change in cash and cash equivalents	29
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$29

Non-cash investing and financing activities:
Deferred offering costs due to affiliate	$243

See accompanying notes to consolidated financial statements.

Invesco Commercial Real Estate Finance Trust, Inc.

Notes to Consolidated Financial Statements

1.	Organization and Business Purpose

Invesco Commercial Real Estate Finance Trust, Inc. (the “Company” or “we”) is focused on originating, acquiring and managing a diversified portfolio of loans related to commercial real estate and preferred equity interests in commercial real estate in North America, Europe and Asia. We also intend to purchase non-distressed public or private debt securities and on a selective basis may invest in operating companies in the business of or related to commercial real estate credit. We own, and expect to continue to own, all or substantially all of our assets through Invesco Commercial Real Estate Finance Investments, L.P. (the “Operating Partnership” or “INCREF OP”), a wholly-owned subsidiary. We have one operating segment.

We were incorporated in October 2022 as a Maryland corporation and intend to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2023. We are externally managed by Invesco Advisers, Inc. (the “Adviser”), a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd. (“Invesco”), an independent global investment management firm.

We are conducting a continuous unlimited private offering of our Class S shares, Class D shares, Class I shares and Class E shares (collectively, “the Shares” or “the 2023 Offering”). The Share classes have different upfront selling commissions and dealer manager fees and different ongoing stockholder servicing fees. The Class E shares do not have management or performance fees. An affiliate of Invesco has committed to purchase $150,000,000 in Shares. For additional information regarding Invesco’s commitment, see Note 5—“Equity” and Note 8—“Subsequent Events” to the consolidated financial statements. We ultimately expect the transaction price for our Shares to be derived from a defined net asset value (“NAV”) per share. We will calculate NAV in accordance with the valuation guidelines approved by our board of directors. NAV is not a measure used under generally accepted accounting principles in the United States (“U.S. GAAP”), and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from U.S. GAAP.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

Our consolidated financial statements have been prepared in accordance with U.S. GAAP and consolidate the financial statements of the Company and its controlled subsidiaries. All significant intercompany transactions, balances, revenues and expenses are eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments that have original or remaining maturity dates of three months or less when purchased to be cash equivalents. We may have cash balances in excess of federally insured amounts. We mitigate our risk of loss by maintaining cash deposits with high credit-quality institutions and actively monitoring our counterparties.

Share-Based Compensation

Under the terms of our 2023 Equity Incentive Plan (the “Incentive Plan”), our independent directors are eligible to receive stock awards as part of their compensation for serving as directors, In addition, we may compensate the employees of our Adviser and its affiliates under the Incentive Plan.

Our share-based compensation arrangements may include share options, restricted and non-restricted share awards, performance-based awards and share appreciation rights. We will recognize compensation related to stock awards in the consolidated financial statements based on the fair value of the equity or liability instruments issued on the date of grant.

Underwriting Commissions and Deferred Offering Costs

We have recorded direct costs associated with the preparation of our private placement memorandum and initial registration statement as a component of other assets on the consolidated balance sheet. We will record underwriting commissions and direct costs incurred in connection with our common and preferred stock offerings as a reduction of additional paid in capital and preferred stock, respectively, when we issue stock.

Debt Issuance Costs

We plan to finance our investments using a variety of debt instruments. When we incur debt issuance costs prior to a debt facility closing, we expense the costs as incurred if we intend to elect the fair value option to account for the debt facility and the closing is probable as of the balance sheet date. Debt issuance costs recorded in our consolidated statement of operations for the period from October 27, 2022 (date of incorporation) through March 31, 2023 are related to debt facilities that closed subsequent to March 31, 2023. See Note 8—“Subsequent Events” to the consolidated financial statements for further information.

Income Taxes

We intend to qualify as a REIT commencing with our taxable year ended December 31, 2023. Accordingly, we will generally not be subject to U.S. federal and applicable state and local corporate income tax to the extent that we make qualifying distributions to our stockholders, and provided we satisfy, on a continuing basis through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to stockholders.

We will compute our dividends paid deduction for qualifying dividends to our stockholders using our REIT taxable income as opposed to net income reported on our consolidated financial statements. REIT taxable income will generally differ from net income determined in accordance with U.S. GAAP because the determination of REIT taxable income is based on tax regulations and not financial accounting principles.

We may elect to treat one of our subsidiaries as a taxable REIT subsidiary (“TRS”). In general, a TRS may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

3.	Other Assets

The following table details the components of other assets:

March 31, 2023
$ in thousands
Deferred offering costs	$243
Prepaid expenses	65
Other	10

Total	$318

4.	Loan Payable - Related Party

We entered into a revolving credit agreement with an affiliate of Invesco in December 2022. The agreement provides for maximum borrowings of $30,000. Borrowings bear interest at the short-term applicable federal rate in effect at the time each loan is made.

As of March 31, 2023, we borrowed $30,000 under the terms of this agreement, and we recorded approximately $300 of accrued interest on the loan. The loan is due in September 2023, and the carrying amount of the loan approximates fair value given the short term nature of the facility. The weighted average interest rate on the loan was 4.55% as of March 31, 2023.

5.	Equity

Authorized Capital

We did not issue any preferred stock or common stock as of March 31, 2023. Accordingly, we have not presented a consolidated statement of equity as part of these financial statements.

An affiliate of Invesco has committed to purchase $150,000,000 in Shares (the “Invesco Subscription Agreement”). We may call capital under the Invesco Subscription Agreement in one or more closings through March 23, 2028. Invesco’s affiliate may not submit its Shares for repurchase under the share repurchase plan described below until the earlier of March 23, 2028 and the date that our aggregate NAV is at least $1.5 billion. We can only accept a repurchase request from Invesco’s affiliate after all requests from unaffiliated stockholders have been fulfilled. We may elect to repurchase all or any portion of the $150,000,000 in Shares acquired by Invesco’s affiliate at any time at a per Share price equal to the most recently determined NAV per Share for each class (or another transaction price we believe reflects the NAV per Share more appropriately than the prior month’s NAV per Share). Invesco’s affiliate has agreed that it will hold $200,000 in Shares for as long as the Adviser or its affiliate acts in an advisory capacity to us.

Subsequent to March 31, 2023, we issued Shares under the Invesco Subscription Agreement. See Note 8—“Subsequent Events” to the consolidated financial statements for further information.

Share Repurchase Plan

We have adopted a share repurchase plan. On a monthly basis, our stockholders may request that we repurchase all or any portion of their shares. We may choose, in our discretion, to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any month, subject to any limitations in the share repurchase plan.

The total amount of share repurchases under the plan is limited to 2% of our aggregate NAV per month and 5% of our aggregate NAV per calendar quarter. Shares will be repurchased at a price equal to the transaction price on the applicable repurchase date, subject to any early repurchase deduction. Our transaction price will generally equal our prior month’s NAV per share for that share class. Shares repurchased within one year of the date of issuance will be repurchased at 95% of the current transaction price (the “Early Repurchase Deduction”). The Early Repurchase Deduction will not apply to shares acquired through the distribution reinvestment plan. Due to the illiquid nature of investments in commercial real estate loans, we may not have sufficient liquid resources to fund repurchase requests. Our board of directors may modify or suspend the share repurchase plan.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby stockholders will have their cash distributions automatically reinvested in additional shares of common stock unless they elect to receive their distributions in cash. The per share purchase price for shares purchased under the distribution reinvestment plan will be equal to the offering price before upfront selling commissions and dealer manager fees (the “transaction price”) at the time the distribution is payable. The transaction price will generally be equal to our prior month’s NAV per share for that share class. Stockholders will not pay upfront selling commissions when purchasing shares under the distribution reinvestment plan; however, all outstanding Class S and Class D shares purchased under the distribution reinvestment plan will be subject to an ongoing stockholder servicing fee. The stockholder servicing fees for Class S shares and Class D shares are calculated based on the NAV for those shares and would reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan.

6.	Related Party Transactions

Due to Affiliates

The following table details the components of due to affiliates:

March 31, 2023
$ in thousands
Advanced debt issuance costs	$652
Advanced organizational expenses	450
Advanced deferred offering costs	243
Advanced general and administrative expenses(1)	99

Total	$1,444

(1)	Includes approximately $65,000 of prepaid expenses and $10,000 of other assets.

Management Fee and Performance Fee

Our external Adviser is subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. The Adviser and its affiliates provide us with our management team, including our officers and appropriate support personnel. Each of our officers is an employee of the Adviser or one of its affiliates. We do not have any employees. We did not incur any costs for support personnel provided by the Adviser for the period October 27, 2022 (date of incorporation) through March 31, 2023.

We will pay the Adviser a management fee equal to 1.0% of NAV of the immediately preceding month with respect to our Class S Shares, Class D Shares and Class I Shares. We will also pay the Adviser a Performance Fee equal to 10% of our “Performance Fee Income.” Performance Fee Income with respect to each class of common shares subject to a performance fee means the net income (determined in accordance with U.S. GAAP) allocable to such class of common shares subject to adjustment as defined under the terms of our advisory agreement. We will not pay the Adviser a performance fee with respect to any class of shares that has a negative total return per share for the calendar year. For purposes of the performance fee calculation, total return per share is defined as an amount equal to: (i) the cumulative distributions per share accrued with respect to such class of common shares since the beginning of the calendar year plus (ii) the change in NAV per share of such class of common shares since the beginning of the calendar year, prior to giving effect to (y) any accrual for performance fees with respect to such class of common shares or (z) any applicable stockholder servicing fees.

The management fee and the performance fee are payable in cash or Class E shares at the option of the Adviser. We will not pay the Adviser a management or performance fee with respect to our Class E shares. Management fees and performance fees will begin to accrue on the later of March 1, 2024 or the date that we file as a reporting company under the Exchange Act.

The initial term of our advisory agreement expires on March 31, 2025. The advisory agreement is subject to automatic renewals for successive one-year periods unless otherwise terminated in accordance with the provisions of the agreement. If the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee and performance fee owed through the date of termination. If we elect not to renew our advisory agreement based on unsatisfactory performance and not for cause, we owe our Adviser a termination fee equal to three times the sum of our average annual management fee during the 24-month period before termination, calculated as of the end of the most recently completed fiscal quarter.

We charge a commitment fee to borrowers in connection with the origination of each new loan. The commitment fee is calculated as a percentage of the whole loan at the time of the loan closing. We pay the Adviser 50% of the commitment fee (not to exceed 0.5% of the loan amount) as compensation for sourcing, structuring and negotiating the loan.

Organizational and Offering Expenses

The Adviser has agreed to advance all of our organizational and offering expenses (other than upfront selling commissions, dealer manager fees, and ongoing stockholder servicing fees) incurred through the earlier of (1) the date that our NAV reaches $1.0 billion and (2) March 31, 2024. We will reimburse the Adviser for all of our advanced expenses ratably over the 60 months following such date.

Under the terms of our advisory agreement, organizational and offering costs became a liability of the Company on March 23, 2023. Organizational and offering costs include those costs incurred by the Adviser prior to entering into the advisory agreement with the Company.

As of March 31, 2023, the Adviser had incurred organizational and offering costs of approximately $450,000 and $243,000, respectively, on our behalf that are recorded as a component of due to affiliates on our consolidated balance sheet.

Operating Expenses Reimbursement

The Adviser has agreed to advance our operating expenses, including debt issuance costs incurred through the earlier of (1) the date that our NAV reaches $500 million and (2) March 31, 2024 (the “Operating Expense Commencement Date”). We will reimburse the Adviser for our advanced operating expenses ratably over the 60 months following such date.

As of March 31, 2023, the Adviser had incurred operating expenses, including debt issuance costs of $652,000 and general and administrative expenses of $99,000, on our behalf that are recorded as a component of due to affiliates on our consolidated balance sheet.

Following the Operating Expense Commencement Date, we will reimburse the Adviser at the end of each fiscal quarter for total operating expenses paid by the Adviser. However, we may not reimburse the Adviser at the end of any fiscal quarter for total operating expenses (as defined in our charter) that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of average invested assets or 25% of net income determined without reduction for any non-cash reserves and excluding any gain from the sale of our assets for that period (the “2%/25% Guidelines”). We may reimburse the Adviser for expenses in excess of the 2%/25% Guidelines if a majority of our independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

7.	Commitments and Contingencies

Commitments and contingencies may arise in the ordinary course of business. As of March 31, 2023, we have committed to pay counterparty legal, diligence and other fees in connection with new financing facilities in the ordinary course of business.

As of March 31, 2023, the Company was not involved in or aware of any pending or threatened material litigation.

8.	Subsequent Events

Investment Portfolio Activity

Subsequent to March 31, 2023, we originated the following commercial real estate loans:

$ in thousands				As of June 23, 2023
Loan Type	Metropolitan Statistical Area	Property Type	Origination Date	Weighted Average Interest Rate(1)	Loan Amount(2)	Principal Balance	Current Maturity	Maximum Maturity(3)
Senior	Phoenix	Industrial	5/17/2023	8.44%	$136,000	$115,705	6/9/2025	6/9/2028
Senior(4)	San Jose	Multifamily	5/31/2023	8.31%	$41,700	$41,700	6/9/2026	6/9/2028

(1)	Loans earn interest at the one-month Term Secured Overnight Financing Rate (“SOFR”) plus a spread.
(2)	Loan amount consists of outstanding principal balance plus unfunded loan commitment.
(3)

Maximum maturity assumes all extension options are exercised by the borrower; however, loans may be repaid prior to such date. Extension options are subject to certain conditions as defined in the respective loan agreement.

(4)

An affiliate of the Adviser previously originated a loan to an unaffiliated borrower in August 2018 secured by the same collateral as this loan. We negotiated the terms of our loan directly with the unaffiliated borrower at market and without the involvement of the affiliate of the Adviser. The unaffiliated borrower used the refinancing proceeds from our loan to repay the affiliate of the Adviser.

Financing Activity

Subsequent to March 31, 2023, we entered into two repurchase agreement facilities to provide floating rate financing for our commercial loan investments and a revolving credit facility. The repurchase agreement facilities provide for aggregate borrowings of $450 million, bear interest at one-month Term SOFR plus a spread and initially mature in 2025 with extension options through 2026 and 2027, respectively. The revolving credit facility provides for maximum borrowings of $135 million, bears interest at one-month Term SOFR plus a spread and matures in October 2023. The repurchase agreement facilities and the revolving credit facility are subject to various loan covenants and restrictions.

As of June 23, 2023, we borrowed $117.1 million under our repurchase agreement facilities and $40.7 million under our revolving credit facility. We pledged the principal balance of our two commercial loan investments of $157.4 million as collateral for our repurchase agreements. The revolving credit facility is secured by the Invesco Subscription Agreement described in Note 5—“Equity”.

Equity Issuances

We issued the following common and preferred stock subsequent to March 31, 2023:

$ in thousands	Shares	Net Proceeds(1)
Preferred Stock
12.5% Cumulative Redeemable Class A Preferred Stock	111	$100

Common Stock
Class S	511	$12
Class D	511	12
Class I	511	12
Class E	2,842	10

Total Common Stock	4,375	$46

(1)	Excludes compensation cost associated with independent director stock awards discussed below.

The above table includes the following transactions:

We issued the following common stock to an affiliate of Invesco in May 2023 for $40,000: 400 Class S shares; 400 Class D Shares; 400 Class I shares and 400 Class E shares.

We awarded the independent members of our board of directors 2,442 shares of Class E common stock under our equity incentive plan in June 2023. Stock grants vest one year from the date of grant.

We issued 111 Stapled Units in a private placement in June 2023 for net proceeds of approximately $107,000 after issuance costs. Each Stapled Unit consists of one share of 12.5% Series A Cumulative Redeemable Preferred Stock (the “Class A Preferred Stock”), one share of Class S common stock, one share of Class D common stock and one share of Class I common stock. The Stapled Unit holders cannot separate the individual shares of stock that constitute the Stapled Unit and can only sell or transfer the Stapled Units as a unit. The Class A Preferred Stock has a liquidation value of $1,000 per share, and we can call the Class A Preferred Stock at any time through December 31, 2024 at a 5% call premium. The Class A Preferred Stock has no call premium on or after January 1, 2025. We can call the common shares issued in this private placement at any time. The common shares are entitled to the same distributions as other common shares issued by the Company. We must redeem all Stapled Unit holders if we elect to call the Class A Preferred Stock or any class of common shares.

Related Party Dealer Management Agreement

In May 2023, we entered into an agreement with a registered broker-dealer affiliated with the Adviser (the “Dealer Manager”) in connection with the 2023 Offering. Under the terms of our agreement, the Dealer Manager is entitled to receive upfront selling commissions and dealer manager fees of up to 3.5% of the transaction price of each Class S share and up to 1.5% of the transaction price of each Class D share. We will not pay upfront selling commissions with respect to Class E and Class I shares or shares sold under our distribution reinvestment plan. We may pay upfront selling commissions and dealer manager fees when a stockholder purchases Shares. Selling commissions and dealer manager fees may be waived at the Dealer Manager’s discretion.

We also may pay the Dealer Manager monthly stockholder servicing fees of 0.85% of the annualized net asset value of our Class S shares and 0.25% of the annualized net asset value of our Class D shares. We will not pay the Dealer Manager stockholder servicing fees for our Class I and Class E shares.